As filed with the Securities and Exchange Commission on April 15, 2020

Registration No. 333-224557

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Delaware	6153	36-4608739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401

Jacksonville, Florida 32258

(302) 752-2688

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel M. Wallach

Chief Executive Officer

13241 Bartram Park Blvd., Suite 2401

Jacksonville, Florida 32258

(302) 752-2688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Michael K. Rafter, Esq.

Erin Reeves McGinnis, Esq.

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street NW

Suite 1700

Atlanta, Georgia 30363

Telephone: (404) 322-6000

Facsimile: (404) 322-6050

Approximate date of commencement of proposed sale to the public:

As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 5 consists of the following:

1.	The Registrant’s prospectus dated April __, 2020, included herewith;

2.	Part II, included herewith; and

3.	Signatures, included herewith.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities described herein pursuant to this preliminary prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED APRIL 15, 2020

$70,000,000 Fixed Rate Subordinated Notes

Shepherd’s Finance, LLC is offering up to $70,000,000 in aggregate principal amount of our Fixed Rate Subordinated Notes (“Notes”) on a continuous basis. The initial minimum investment amount required is $500. From time to time, we may, however, change the minimum investment amount that is required. The maximum investment amount per investor is $1,000,000 aggregate principal amount, or $1,000,000 per Note, but a higher maximum investment amount may be approved on a case-by-case basis. As of March 31, 2020, we have issued Notes in our previous public offerings with an aggregate principal amount of approximately $52,471,000. The term “Notes,” as used throughout this prospectus, can mean both the Notes offered in this offering and Notes offered in prior or future offerings of the Company.

We issue the Notes in varying purchase amounts and maturities that we establish from time to time. The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. For each maturity, we also establish an interest rate. The interest rates will vary within the predetermined interest rate ranges, as described in this prospectus, but initial annual interest rates are as follows: 7% for 12-month Notes; 9% for 24-month Notes; 5% for 36-month Notes; and 10% for 48-month Notes. See “Prospectus Summary — The Offering — Interest Rate.” Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment, your rate will be fixed throughout the duration of your investment.

We may market our Notes in many ways, including but not limited to, publishing the then current features (e.g., the maturities and interest rates currently offered by us) of the Notes in newspapers, advertising on the internet, and through direct mail campaigns. At any time, you also may obtain the then applicable features of the Notes from our website at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). However, the information on our website is not a part of this prospectus. Any substantive change to the features of the Notes that does not constitute a fundamental change will be included in a Rule 424(b)(3) prospectus supplement.

We are offering the Notes directly, without an underwriter or placement agent, and on a continuous basis. We do not have to sell any minimum amount of Notes to accept and use the proceeds of this offering. Therefore, once you purchase a Note, we may immediately use the proceeds of your investment and your investment will be returned only if we repay your Note. We cannot assure you that all or any portion of the Notes we are offering will be sold. We have not made any arrangement to place any of the proceeds from this offering in an escrow, trust, or similar account. The Notes are not listed on any securities exchange and there will not be any public trading market for the Notes. We have the right to reject any investment, in whole or in part, for any reason.

We may redeem any Note, in whole or in part, at any time prior to maturity, upon 30 to 60 days’ written notice, for a redemption price equal to the principal amount plus any earned but unpaid interest thereon to the date of redemption. Subject to certain restrictions, a holder of a Notes with a 36-month maturity purchased on or after February 4, 2020 may require the Company to redeem all or a portion of such Note. Additionally, you may request early redemption of a Note purchased by you at any time on or after 180 calendar days after issuance of a Note, but we reserve the right to decline your request for any reason. If we grant your redemption request, we will mail you a payment equal to the principal amount plus any earned but unpaid interest to the date of redemption, minus a 180-day interest penalty.

The Notes mature between one and four years from the date of issuance. Between 30 to 60 days prior to the maturity date, we will mail to you a letter notifying you of the upcoming maturity date. Upon maturity, principal and any earned but unpaid interest will be paid to you.

You should read this prospectus and any applicable prospectus supplement carefully before you invest in the Notes. The Notes are our general unsecured obligations and are subordinated in right of payment to all of our present and future senior debt. As of December 31, 2019, we had approximately $53,931,000 in debt outstanding that ranks equal or senior to the Notes, including approximately $20,308,000 in Notes issued pursuant to our prior offerings of Notes. We expect to incur additional debt in the future, including, without limitation, the Notes offered pursuant to this prospectus and senior debt.

The Notes are not certificates of deposit or similar obligations guaranteed by any depository institution and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any governmental or private insurance fund, or any other entity. We do not contribute funds to a separate account such as a sinking fund to repay the Notes upon maturity.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 14 for significant factors you should consider before buying the Notes. The most significant risks include the following:

●	Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.
●	The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.
●	There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.
●	You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.
●	We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.
●	Our business is not industry-diversified. The United States economy experienced a slow recovery after the significant downturn in the homebuilding industry beginning in 2007, which was one of the worst credit and liquidity crises since the 1930s. Deterioration in the homebuilding industry or economic conditions, including as a result of COVID-19, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.
●	Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, for a significant portion of our revenues and a portion of our capital.
●	Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher than average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to you.
●	We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This will increase our leverage. While the agreements are intended to increase our profitability, large loan losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.
●	We have unfunded commitments to builders as of December 31, 2019. If every builder borrowed every amount allowed (which would mean all of their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.
●	We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.
●	Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.
●	Our Chief Executive Officer (who is also on our board of managers) and Executive Vice President of Sales will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.
●	The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause over leveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.
●	We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, and neither the Securities and Exchange Commission nor any state securities commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount and Commission (1)	Proceeds to Company (2)
Per Note	100%	None	100%
Total	$70,000,000	None	$70,000,000

(1)	The Notes are not being offered or sold pursuant to any underwriting or similar agreement, and no commissions or other remuneration will be paid in connection with their sale. The Notes will be sold at face value.
(2)	We will receive all of the net proceeds from the sale of the Notes, which, if we sell all of the Notes covered by this prospectus, we estimate will total approximately $69,589,000 after expenses.

The date of this prospectus is April __, 2020.

SUITABILITY STANDARDS

An investment in our Notes involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and will not need liquidity from their investment. This investment is not suitable for persons who seek liquidity or guaranteed income.

We have not established general suitability standards for investors in our Notes; however, certain states in which we intend to sell the Notes have established special suitability standards. Notes will be sold only to investors in these states who meet the special suitability standards set forth below:

●	For Alabama Residents – Notes will only be sold to residents of the State of Alabama representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. Further, investors in the State of Alabama may not invest more than 10% of their liquid net worth in us or our affiliates.

●	For Alaska Residents – Notes will only be sold to residents of the State of Alaska representing that they have (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, or (ii) a minimum net worth of $250,000. In each case, net worth is to be calculated exclusive of an individual’s principal automobile, principal residence, and home furnishings.

●	For California Residents – Notes will only be sold to residents of the State of California representing that they have (i) a gross income of $65,000 and net worth of $250,000, or (ii) a net worth of $500,000.

●	For Idaho and Kentucky Residents – Notes will only be sold to residents of the States of Idaho and Kentucky representing that they have (i) a liquid net worth of $85,000 and annual gross income of $85,000, or (ii) a liquid net worth of $300,000. Additionally, the investor’s total investment in the Notes shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

●	For Indiana Residents – Notes will only be sold to residents of the State of Indiana representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. In each case, net worth is to be calculated exclusive of an individual’s principal automobile, principal residence, and home furnishings.

●	For Iowa Residents – Notes will only be sold to residents of the State of Iowa representing that they have (i) a liquid net worth of $85,000 and annual gross income of $85,000, or (ii) a liquid net worth of $300,000. Additionally, the investor’s total investment in the Notes shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

●	For Kansas Residents – It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the Issuer and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with U.S. Generally Accepted Accounting Principles.

●	For Maine Residents – The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

●	For Massachusetts and New Mexico Residents – It is required by the Securities Divisions of each of Massachusetts and New Mexico that Massachusetts and New Mexico investors limit their aggregate investment in our Notes and other similar programs to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with U.S. Generally Accepted Accounting Principles. It is further required by the Securities Divisions of each of Massachusetts and New Mexico that Massachusetts and New Mexico investors have (i) a net income of at least $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year, or (ii) an individual net worth, or joint net worth with that person’s spouse, in excess of $1,000,000, excluding the value of the person’s primary residence.

●	For Missouri Residents – No more than 10% of any one Missouri investor’s liquid net worth shall be invested in the Notes.

●	For North Dakota and Oregon Residents – Notes will only be sold to residents of the States of North Dakota and Oregon representing that they have (i) an annual gross income of $70,000 and a liquid net worth of $70,000, or (ii) a net worth of $250,000. Further, investors in the States of North Dakota or Oregon may not invest more than 10% of their liquid net worth in the offering.

●	For Tennessee Residents – An investment by a Tennessee resident must not exceed ten percent (10%) of their liquid net worth.

●	For Vermont Residents – Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

i

SHEPHERD’S FINANCE, LLC

ii

iii

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell the Notes only in jurisdictions where offers and sales are permitted.

QUESTIONS AND ANSWERS

Below we have provided some of the more frequently asked questions and answers relating to the offering of the Notes. Please see the “Prospectus Summary” and the remainder of the prospectus for more information about the offering of the Notes.

Q:	Who is Shepherd’s Finance, LLC?

A:	Shepherd’s Finance, LLC, along with our consolidated subsidiary, (“Shepherd’s Finance,” “we,” “our,” “us,” or the “Company”) is a finance company organized as a limited liability company in the State of Delaware. Our business is focused on commercial lending to participants in the residential construction and development industry. Our Chief Executive Officer (“CEO”), who is also on our board of managers, is Daniel M. Wallach. Mr. Wallach is responsible for overseeing our day-to-day operations. Our office is located in Jacksonville, Florida. As of December 31, 2019, we have 70 customers in 21 states. As of December 31, 2019, Mr. Wallach and his wife, directly or indirectly, own 80.7% of our outstanding common membership interests, which constitute our voting membership interests. Therefore, Mr. Wallach is able to exercise significant control over our business, including with respect to the composition of our board of managers. A manager may be removed by a vote of holders of 80% of our outstanding voting membership interests.

Q:	What are your primary business activities?

A:	We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. Most of the loans are for “spec homes” or “spec lots,” meaning they are built or developed speculatively (with no specific end-user homeowner in mind). The loans are generally secured, and the collateral is the land, lots, and constructed items thereon, as well as additional collateral, as we deem appropriate. As of December 31, 2019, we had 241 construction loans in 21 states with 70 borrowers and nine development loans in four states with five borrowers. We intend to continue expanding our lending activity and further diversifying our loan portfolio.

Q:	What is your experience in this type of lending?

A:

Since 2011, we have extended and serviced commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. We have originated approximately $245,771,000 of loans from December 2011 through December 2019. As of December 31, 2019, we had 241 construction loans in 21 states with 70 borrowers and nine development loans in four states with five borrowers.

Our CEO, Daniel M. Wallach, has been in the housing industry since 1985. For 11 years, he was the Chief Financial Officer of 84 Lumber Company (“84 Lumber”), a multi-billion dollar supplier of building materials to home builders. He also was responsible for 84 Lumber’s lending business for 20 years. During those years, he was responsible for the creation and implementation of many secured lending programs to builders, some of which were performed fully by 84 Lumber, and some of which were performed in partnership with banks. In general, both the creation of all loans and the resolution of defaulted loans were Mr. Wallach’s responsibility, whether the loans were company loans or loans in partnership with banks. Through these programs, he was responsible for the creation of approximately $2,000,000,000 in loans which generated interest spread of $50,000,000 after deducting for loan losses. Through the years, Mr. Wallach managed the development of systems for reducing and managing the risks and losses on defaulted loans. Mr. Wallach also was responsible for 84 Lumber’s unsecured debt to builders, which reached over $300,000,000 at its peak. He also gained experience in securing defaulted unsecured debt.

1

Q:	Given the current low number of housing starts in the United States today, why will your potential customers want to borrow from you?

A:	While the number of housing starts dropped to historically low levels in 2007, they have been recovering since and there were 896,000 new single family homes with construction started in the United States in 2019. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Inflation, Interest Rates, and Housing Starts.” Many small-to-medium sized home builders can build homes for customers who have their own financing, but are unable to obtain or supply any or enough of their own financing to build speculative or model homes. The ability to have available either a speculative home or a model home can greatly increase the total number of homes a builder can sell per year, so despite the high cost of providing financing to builders today, we believe that there is a significant demand. Banks, which historically have been the most popular provider of financing for builders, are mostly not in that business today, or are in the business at a reduced level. We believe that this void in supply gives us the opportunity to profit in this niche business of providing financing to small-to-medium sized home builders.

Q:	What is the role of the Board of Managers?

A:	While our CEO and other executive officers are responsible for our day-to-day operations, our board of managers is responsible for governance over our business. Our board of managers is comprised of Daniel M. Wallach, who is also our CEO, and three independent managers, Eric A. Rauscher, Kenneth R. Summers, and Gregory L. Sheldon.

Q:	What kind of offering is this and how many Notes are outstanding?

A:	We are offering up to $70,000,000 in Notes. As of March 31, 2020, we have approximately $14,437,000 of Notes outstanding, including Notes issued pursuant to our prior offerings. We previously engaged in two public offering of Notes, the most recent of which terminated on March 22, 2019. Notes issued in our prior offering rank equally to the Notes offered in this offering.

Q:	How are the Notes sold?

A:	The Notes are offered directly by us without an underwriter or placement agent. We may market the Notes by advertisements in local and/or national newspapers, roadway sign advertisements, advertisements on the internet, or through direct mail campaigns and other miscellaneous media in states in which we have properly registered the offering or qualified for an exemption from registration.

Q:	What are the proposed terms of the Notes you are offering?

A:	The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. The interest rates will vary within the predetermined interest rate ranges, as described in this prospectus, but initial annual interest rates are as follows: 7% for 12-month Notes; 9% for 24-month Notes; 5% for 36-month Notes; and 10% for 48-month Notes. Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment, your rate will be fixed throughout the duration of your investment.

2

Q:	How is the interest rate determined?

A:	From time to time, we will establish the interest rate(s) we are offering for various maturities. By referring to the features (e.g., the maturities and interest rates) which are in effect at the time, you will see the interest rate(s) and maturities we are currently offering. The interest rate offered on the Notes depends on which maturity you select and is subject to a range, as follows:

Note Maturity	Minimum Rate	Ceiling
12-Month	5%	10%
24-Month	6%	10%
36-Month	3%	6%
48-Month	8%	12%

The interest rate on a Note purchased by you is fixed and will not change over the term of the Note.

Q:	What will you do with the proceeds raised from this offering?

A:	If all of the Notes offered by this prospectus are sold, we expect to receive approximately $69,589,000 in net proceeds (after deducting all costs and expenses associated with this offering). We intend to use substantially all of the net proceeds from this offering as follows and in the following order of priority:

●	to make payments on other borrowings, including loans from affiliates;

●	to pay Notes on their scheduled due date and Notes that we are required to redeem early;

●	to make interest payments on the Notes; and

●	to the extent we have remaining net proceeds and adequate cash on hand, to fund any one or more of the following activities:

○	to extend commercial construction loans to homebuilders to build single or multi-family homes or develop lots;

○	to make distributions to equity owners, including distributions on our preferred equity;

○	for working capital and other corporate purposes;

○	to purchase defaulted secured debt from financial institutions at a discount;

○	to purchase defaulted unsecured debt from suppliers to homebuilders at a discount and then secure it with real estate or other collateral;

○	to purchase real estate, in which we will operate our business (one such purchase occurred in February 2017); and

○	to redeem Notes which we have decided to redeem prior to maturity.

3

Q:	What is a Note?

A:	A Note is our promise to pay you a specified rate of interest for a specific period of time and to repay your principal investment upon maturity. The Notes are our general unsecured obligations and are subordinate in right of payment to all present and future senior debt. “Subordinated” means that if we are unable to pay our debts as they come due, all of the senior debt would be paid in full first. After the senior debt is paid in full, any remaining money would be used to repay the Notes and other subordinated debt that are equal to the Notes in priority. As of December 31, 2019, we had $27,495,000 in senior debt and approximately $26,436,000 in subordinated debt. We expect to incur debt in the future, including, but not limited to, more senior debt and the Notes offered pursuant to this offering.

Q:	What is an indenture?

A:	As required by United States federal law, the Notes are governed by a document called an “indenture.” An indenture is a contract between us and a trustee. The main role of the trustee is to enforce your rights against us if we are in default of our obligations under the Notes. Defaults are described in this prospectus under “Description of Notes — Events of Default.” There are some limitations on the extent to which the trustee acts on your behalf. These limitations are described in this prospectus under “Description of Notes — Events of Default.”

The Notes are issued under an indenture dated March 22, 2019 and amended as of February 4, 2020, between us and U.S. Bank National Association, as trustee. The indenture does not limit the principal amount of debt securities that we may issue under it. The indenture is governed by Delaware law and is qualified under the Trust Indenture Act of 1939.

Q:	Is my investment in the Notes insured or guaranteed?

A:	No, the Notes are:

●	NOT certificates of deposit with an insured financial institution;

●	NOT guaranteed by any depository institution; and

●	NOT insured by the FDIC or any governmental or private insurance fund, or any other person or entity.

The Notes are backed only by the faith and credit of our Company and our operations. You are dependent upon our ability to effectively manage our business to generate sufficient cash flow, including cash flow from our commercial lending activities, for the repayment of principal at maturity and the ongoing payment of interest on the Notes.

Q:	How is interest calculated and paid to me?

A:	Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365-day year (366-day in case of a leap year). Interest will be earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35–40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.

4

Q:	If I elect to have interest on the Note paid in one lump sum at maturity, can I change my election later?

A:	Yes, we will allow you to change your election so that you receive monthly payments of earned and unpaid interest instead. You should contact us at (302) 752-2688 (30-ASK-ABOUT) or use our website, www.shepherdsfinance.com, to learn the steps you should take to change your election.

Q:	When do the Notes mature?

A:	The Notes will mature based on the maturity date you select at the time of purchase, unless the Company chooses to redeem your Note prior to its stated maturity.

Q:	May I redeem a Note prior to maturity?

A:

Beginning 180 calendar days after the issuance date, you may request, in writing, that we redeem the Note. Your request, however, is subject to our consent and we may decline your request at our choosing. If we agree to your redemption request, a 180-day interest penalty will be imposed. This means that you will not receive the last 180 days’ worth of interest and, if the accrued and unpaid interest is not sufficient to cover the amount of the penalty, then any remaining amount of the penalty shall be deducted from the principal amount of the Note (i.e., we will subtract the remaining interest penalty from your original investment).

Holders of a Note with a 36-month maturity purchased on or after February 4, 2020 may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, subject to certain restrictions primarily related to how much advance notice is provided to us. See the “Description of Notes — Additional Redemption Options for Notes with a 36-Month Maturity” section of this prospectus for additional information.

Q:	What happens if I die prior to the maturity date?

A.	At the written request of the executor or administrator of your estate (or if your Note is held jointly with another investor, the joint owner of your Note), we will redeem any Note at any time after death. The redemption price will be equal to the principal amount plus earned but unpaid interest payable on the Note, without any interest penalty. We will seek to honor any such request as soon as reasonably possible based on our cash position at the time and our then current cash needs, but generally within two weeks of the request. It is possible that the subordination provisions in the indenture may restrict our ability to honor your request.

Q:	Can you force me to redeem my Note?

A:	Yes. At any time we may call all or a portion of your Note for redemption. We will give you 30 to 60 days’ notice of the mandatory redemption and repay your Note for a price equal to the principal amount plus earned but unpaid interest to the day we repay your Note.

5

Q:	Are there any JOBS Act considerations?

A.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. Such exemptions include, among other things, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain shareholder approval of any golden parachute payments not previously approved.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we have elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We will remain an “emerging growth company” until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenues of $1.07 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement, (iii) the date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common equity held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter), or (iv) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:	What are some of the significant risks of my investment in the Notes?

A:	You should carefully read and consider all risk factors beginning on page 14 of this prospectus prior to investing. Below is a summary of some of the significant risks of an investment in the Notes:

●	Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.

●	The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.

●	There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.

●	You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.

●	We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.

6

●	Our business is not industry-diversified. The United States economy experienced a slow recovery after the significant downturn in the homebuilding industry beginning in 2007, which was one of the worst credit and liquidity crises since the 1930s. Deterioration in the homebuilding industry or economic conditions, including as a result of COVID-19, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.

●	We face risks related to an epidemic, pandemic or other health crisis, such as the recent outbreak of the novel coronavirus (COVID-19), which could have a material adverse effect on our business, financial condition, liquidity, results of operations, and prospects.

●	Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, who is concentrated in the Pittsburgh, Pennsylvania market, for a significant portion of our revenues and a portion of our capital. Our second largest customer is in the Orlando, Florida market and is also a significant portion of our portfolio.

●	Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher than average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to you.

●	We have unfunded commitments to builders as of December 31, 2019. If every builder borrowed every amount allowed (which would mean all of their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.

●	We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.

●	If we lose or are unable to hire or retain key personnel, we may be delayed or unable to implement our business plan, which would adversely affect our ability to repay the Notes.

●	We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This will increase our leverage. While the agreements are intended to increase our profitability, large loan losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.

●	Management has broad discretion over the use of proceeds from this offering, and it is possible that the funds will not be used effectively to generate enough cash for payment of principal and interest on the Notes.

●	Additional competition may decrease our profitability, which would adversely affect our ability to repay the Notes.

●	Our real estate loans are illiquid, which could restrict our ability to respond rapidly to changes in economic conditions.

●	Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.

●	Our Chief Executive Officer (who is also on our board of managers) and Executive Vice President of Sales will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.

7

●	We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

●	If the proceeds from the issuance of the Notes exceed the cash flow needed to fund the desirable business opportunities that are identified, we may not be able to invest all of the funds in a manner that generates sufficient income to pay the interest and principal on the Notes.

●	The indenture does not contain the type of covenants restricting our actions, such as restrictions on creating senior debt, paying distributions to our owners, merging, recapitalizing, and/or entering into highly leveraged transactions. The indenture does not contain provisions requiring early payment of Notes in the event we suffer a material adverse change in our business or fail to meet certain financial standards. Therefore, the indenture provides very little protection of your investment.

●	The collateral securing our real estate loans may not be sufficient to pay back the principal amount in the event of a default by the borrowers.

●	Additional competition for investment dollars may decrease our liquidity, which would adversely affect our ability to repay the Notes.

●	If we are unable to meet our Note maturity and redemption obligations, and we are unable to obtain additional financing or other sources of capital, we may be forced to sell off our operating assets or we might be forced to cease our operations, and you could lose some or all of your investment.

●	There is no “early warning” on the Notes if we perform poorly. Only interest and principal payment defaults on the Notes can trigger a default on the Notes prior to a bankruptcy.

●	Because we require a substantial amount of cash to service our debt, we may not be able to pay our obligations under the Notes.

●	The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause over leveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.

●	We expect to be substantially reliant upon the net offering proceeds we receive from the sale of our Notes to meet principal and interest obligations on previously issued Notes.

●	There is no sinking fund to ensure repayment of the Notes at maturity, so you are totally reliant upon our ability to generate adequate cash flows.

Q:	How do I purchase a Note?

A.

You may purchase a Note from us by visiting our website at www.shepherdsfinance.com and following the instructions under the heading “Investors” and then “Our Investment Process” or by calling (302) 752-2688 (30-ASK-ABOUT) to request a copy of the prospectus along with an investment application. Upon receipt of your application and investment check and the acceptance and posting of your investment, we will send you a confirmation, which describes, among other things, the term, interest rate, and principal amount of your Note.

We reserve the right to reject any investment. Among other reasons, we may reject an investment if the information in your investment application is incorrect or incomplete, or if the interest rate or maturity you have selected has not been offered by us in the past seven calendar days for your desired investment amount at the time we receive your investment documents.

Q:	Whom may I contact for more information?

A:	You can obtain additional copies of this prospectus and review the established features of the Notes at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). However, the information contained on our website is not part of this prospectus. If you have questions about the suitability of an investment in the Notes for you, you should contact your own investment, tax, and other financial advisors.

8

PROSPECTUS SUMMARY

This summary highlights selected information, most of which was not otherwise addressed in the “Questions and Answers” section of this prospectus. For more information about us, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” the consolidated financial statements and other consolidated financial data, any related prospectus supplement, and the documents we have referred you to in the “Where You Can Find More Information” section. There will be no trading market for the Notes, so you will not be able to use the money you invest until the maturity or other repayment of the Note. Your right to be repaid prior to maturity is at our sole discretion, except upon your death and except for holders of certain 36-month Notes.

Our Company and Our Business

We were organized in the Commonwealth of Pennsylvania in 2007 under the name 84 RE Partners, LLC and changed our name to Shepherd’s Finance, LLC on December 2, 2011. We converted to a Delaware limited liability company on March 29, 2012. Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently participating in the market. We are located in Jacksonville, Florida. Our operations are governed pursuant to our operating agreement.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do none, any or all of the following: purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, and purchase real estate in which we will operate our business.

We had $55,369,000 and $46,490,000 in loan assets as of December 31, 2019 and December 31, 2018, respectively. As of December 31, 2019, we had 241 construction loans in 21 states with 70 borrowers and nine development loans in four states with five borrowers. As of December 31, 2019, three of the development loans are with a borrower in Pittsburgh, Pennsylvania. We have various sources of capital, detailed below:

(All dollar [$] amounts shown in table in thousands.)	December 31, 2019	December 31, 2018
Capital Source
Purchase and sale agreements and other secured borrowings	$26,806	$22,521
Secured line of credit from affiliates	189	816
Unsecured line of credit (senior)	500	500
Unsecured Notes through our Notes Program, gross	20,308	17,348
Other unsecured debt	6,128	4,999
Preferred equity, Series C units	2,959	2,385
Preferred equity, Series B units	1,470	1,320
Common equity	2,718	2,377

Total	$61,078	$52,266

Economic and Industry Dynamics

We found a niche in the home construction financing industry, to become the lender of choice or secondary lender to residential homebuilders during the absence of sufficient lending at the homebuilder’s local financial institution or community bank. Our customers increase their sales and profits by borrowing from us and, in return we generate positive returns on secured loans we make to them.

9

Risk and Mitigation

We believe that while creating speculative construction loans is a high-risk venture, the reduction in competition, the differences in our lending versus typical small bank lending, and our loss mitigation techniques will all help this to continue to be a profitable business.

We engage in various activities to try to mitigate the risks inherent in this type of lending by:

●	Keeping the loan-to-value ratio, or LTV, between 60% and 75% on a portfolio basis, however, individual loans may, from time to time, have a greater LTV;

●	Generally using deposits from the builder on home construction loans to ensure the completion of the home. Lending losses on defaulted loans are usually a higher percentage when the home is not built, or is only partially built;

●	Having a higher yield than other forms of secured real estate lending;

●	Using interest escrows from our loans;

●	Paying major subcontractors and suppliers directly, which reduces the frequency of liens on the property (liens generally hurt the net realized value of loss mitigation techniques);

●	Aggressively working with builders who are in default on their loan before and during foreclosure. This technique generally yields a reduced realized loss; and

●	Market grading. We review all lending markets, analyzing their historic housing start cycles. Then, the current position of housing starts is examined in each market. Markets are classified into volatile, average, or stable, and then graded based on that classification and our opinion of where the market is in its housing cycle. This grading is then used to determine the builder deposit amount, the LTV, and the yield.

The Offering

Securities Offered	We are offering up to $70,000,000 in aggregate principal amount of our Notes in this public offering (the “Notes Program”). The Notes are governed by an indenture between us and U.S. Bank National Association, as trustee. The Notes do not have the benefit of a sinking fund and will not be guaranteed by the FDIC or any governmental or private insurance fund, or any other person or entity.

Minimum Investment (in whole dollars)	A minimum investment of $500 is required.

Maximum Investment (in whole dollars)	The maximum investment is $1,000,000 per Note, or $1,000,000 in the aggregate per investor, but a higher maximum investment amount may be approved by us on a case-by-case basis.

Interest Rate	Various rates will be offered by us from time to time, which will be impacted by the maturity selected by you (see “Maturity,” below), and will be subject to a range, as follows:

	Note Maturity	Minimum Rate	Ceiling
	12-Month	5%	10%
	24-Month	6%	10%
	36-Month	3%	6%
	48-Month	8%	12%

10

The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. The interest rates will vary but annual interest rates as of the date of this prospectus are as follows: 7% for 12-month Notes; 9% for 24-month Notes; 5% for 36-month Notes; and 10% for 48-month Notes. Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. When you make an investment your interest rate will be fixed throughout the duration of your investment.
Payment of Interest	Interest will be calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365/366 day year. Interest will be earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35–40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.
Maturity	Ranging from 12 months to 48 months from the date of issuance.
Redemption by You

Subject to our agreement in our sole discretion, you may request that we redeem a Note purchased by you at any time beginning 180 calendar days after the issuance date, with a 180-day interest penalty. This means that you will not receive the last 180 days’ worth of interest and, if the accrued and unpaid interest is not sufficient to cover the amount of the penalty, then any remaining amount of the interest penalty shall be deducted from the principal amount of the Note (i.e., we will subtract the remaining interest penalty from your original investment).

Holders of a Note with a 36-month maturity purchased on or after February 4, 2020 may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, subject to certain restrictions primarily related to how much advance notice is provided to us. See the “Description of Notes — Additional Redemption Options for Notes with a 36-Month Maturity” section of this prospectus for additional information.

Redemption in the Event of Death	Unless the subordination provisions in the indenture restrict our ability to make the redemption, at the written request of the executor or administrator of your estate (or if your Note is jointly held with another investor, at the written request of your joint investor), we will redeem the Note at any time after death for a redemption price equal to the principal amount plus earned but unpaid interest payable on the Note, without any interest penalty. We will seek to honor any such redemption request as soon as reasonably possible, based on our then current cash position and needs, but generally within two weeks of the request.

11

Redemption by Us	At any time we may call your Note for redemption upon 30 to 60 days’ notice. The redemption price will be equal to the principal amount plus accrued and unpaid interest to the date of the redemption.
Subordination	The Notes are subordinated, in all rights to payment and in all other respects, to all of our senior debt. Senior debt includes, without limitation, all of our bank debt, our secured lines of credit from affiliates, our unsecured line of credit, senior subordinated debt, and any debt we obtain in the future. This means that if we are unable to pay our debts when due, all of the senior debt would be paid first, before any payment would be made on the Notes.
Events of Default

Under the indenture, an event of default is generally defined as (1) a default in the payment of principal or interest on the Notes that is not cured for 30 days, (2) bankruptcy or insolvency, or (3) our failure to comply with provisions of the Notes or the indenture if such failure is not cured or waived within 60 days after the receipt of a specific notice.

Transfer Restrictions	Transfer of a Note is effective only upon the receipt of valid transfer instructions from the Note holder of record.
Trustee	U.S. Bank National Association
Plan of Distribution	This offering is being conducted directly by us, without any underwriter or placement agent.
Charitable Match Program	We offer a charitable match program for interest payments that you elect to give to a qualifying charity. If you choose to participate in the program and donate all or a portion of your interest payments to charity, when we calculate your interest we will deduct the percentage of interest you selected and keep track of that amount separate from your information. After interest is calculated for all Note holders at the beginning of December of each year, all of the money for each charity will be totaled up and sent in one check to each charity. Each check will have the name and address of each contributor, and the amount each contributed. Our matching portion will be included in the total check. We will match your interest payment donation up to 10% of your interest.
Risk Factors	See “Risk Factors” beginning on page 14 and other information included in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before investing in the Notes.

12

Summary of Consolidated Financial Data

(All dollar [$] amounts shown in thousands.)

The following table summarizes selected consolidated financial data from our business. You should read this summary together with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements and related notes thereto, and our unaudited financial statements and related notes thereto included in this prospectus.

The summary consolidated financial data as of and for the fiscal years ended December 31, 2019 and 2018 is derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data as of and for the fiscal years ended December 31, 2017, 2016, and 2015 is derived from our audited consolidated financial statements not included in this prospectus.

As of, and for, the years ended December 31,

	2019	2018	2017	2016	2015
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
Operations Data
Net interest income
Interest and fee income on loans	$10,131	$7,764	$5,812	$3,640	$1,863
Interest expense	5,780	4,296	2,707	1,748	864
Provision for Loan losses	222	89	44	16	59
Net interest income after loan loss provision	4,129	3,379	3,061	1,876	940
Non-Interest Income
Gain from foreclosure of assets	203	19	77	72	105
Non-Interest Expense
Selling, general and administrative expenses	2,486	2,112	2,090	1,319	547
Loss on sale of foreclosed assets	274	103	–	–	–
Impairment loss on foreclosed assets	558	515	266	111	–
Net income	$1,014	$668	$782	$518	$498
Balance Sheet Data
Cash and cash equivalents	$1,883	$1,401	$3,478	$1,566	$1,341
Accrued interest on loans	1,031	568	720	280	146
Premises and equipment	936	1,051	1,020	69	–
Other assets	202	327	58	82	14
Loans receivable, net	55,369	46,490	30,043	20,091	14,060
Foreclosed assets	4,916	5,973	1,036	2,798	965
Total assets	64,337	55,810	36,355	24,886	16,526
Customer interest escrow	643	939	935	812	498
Accounts payable, accrued interest payable and other accrued expenses	2,999	2,864	2,058	1,363	539
Notes payable unsecured, net of deferred financing costs	26,520	22,635	16,904	11,962	8,497
Notes payable secured, net of deferred financing costs	26,991	23,258	11,644	7,322	3,683
Due to preferred equity member	37	32	31	28	25
Total liabilities	57,190	49,728	31,572	21,487	13,242
Redeemable preferred equity	2,959	2,385	1,097	–	–
Members’ capital	4,188	3,697	3,686	3,399	3,284
Members’ contributions	150	80	90	140	10
Members’ distributions	(357)	(737)	(585)	(543)	(281)

13

RISK FACTORS

Our operations and your investment in the Notes are subject to a number of risks. You should carefully read and consider these risks, together with all other information in this prospectus, before you decide to buy the Notes. If any of these risks occur in the future, our business, consolidated financial condition, operating results, and cash flows and our ability to repay the Notes could be materially adversely affected.

Risks Related to Our Offering and Business

Our Notes are not insured or guaranteed by the FDIC or any third party, so repayment of your Note depends upon our equity (which may be limited at times), our experience, the collateral securing our loans, and our ability to manage our business and generate adequate cash flows.

Our Notes are not certificates of deposit or similar obligations or guaranteed by any depository institution and are not insured by the FDIC or any governmental or private insurance fund, or any other entity. Therefore, you are dependent upon our ability to manage our business and generate adequate cash flows. If we are unable to generate sufficient cash flow to repay our debts, you could lose your entire investment.

The Notes are risky speculative investments. Therefore, you should not invest in the Notes unless you are able to afford the loss of your entire investment.

The Notes may not be a suitable investment for you, and we advise you to consult with your investment, tax, and other professional financial advisors prior to deciding whether to invest in the Notes. The characteristics of the Notes, including the maturity and interest rate, may not satisfy your investment objectives. The Notes may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience, and other factors. Before deciding whether to purchase Notes, you should consider your investment allocation with respect to the amount of your contemplated investment in the Notes in relation to your other investments and the diversity of those holdings. If you cannot afford to lose all of your investment, you should not invest in these Notes.

There will not be any market for the Notes, so you should only purchase them if you do not have any need for your money prior to the maturity of the Note.

The Notes are not listed on a national securities exchange or authorized for quotation on the Nasdaq stock market, or any securities exchange. The Notes do not have a CUSIP identification number. There is no trading market for the Notes. It is unlikely that the Notes will be able to be used as collateral for a loan. Except as described elsewhere in this prospectus, you have no right to require redemption of the Notes. You should only purchase these Notes if you do not have the need for your money prior to the maturity of the Note.

You will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company as is customarily performed in underwritten offerings.

The Notes are being offered by our Chief Executive Officer without an underwriter or placement agent. Therefore, you will not have the benefit of an independent review of the terms of the Notes, the prospectus, or our Company. Accordingly, you should consult your investment, tax, and other professional financial advisors prior to deciding whether to invest in the Notes.

14

Our business is not industry-diversified. The United States economy experienced a slow recovery after the significant downturn in the homebuilding industry beginning in 2007, which was one of the worst credit and liquidity crises since the 1930s. Deterioration in the homebuilding industry or economic conditions, including as a result of COVID-19, could decrease demand and pricing for new homes and residential home lots. A decline in housing values similar to the national downturn in the real estate market that began in 2007 would have a negative impact on our business. Smaller value declines will also have a negative impact on our business. These factors may decrease the likelihood we will be able to generate enough cash to repay the Notes.

Developers and homebuilders to whom we may make loans use the proceeds of our loans to develop raw land into residential home lots and construct homes. The developers obtain the money to repay our development loans by selling the residential home lots to homebuilders or individuals who will build single-family residences on the lots, or by obtaining replacement financing from other lenders. A developer’s ability to repay our loans is based primarily on the amount of money generated by the developer’s sale of its inventory of single-family residential lots. Homebuilders obtain the money to repay our loans by selling the homes they construct or by obtaining replacement financing from other lenders, and thus, the homebuilders’ ability to repay our loans is based primarily on the amount of money generated by the sale of such homes.

The homebuilding industry is cyclical and is significantly affected by changes in industry conditions, as well as in general and local economic conditions, such as:

●	employment level and job growth;

●	demographic trends, including population increases and decreases and household formation;

●	availability of financing for homebuyers;

●	interest rates;

●	affordability of homes;

●	consumer confidence;

●	levels of new and existing homes for sale, including foreclosed homes and homes held by investors and speculators; and

●	housing demand generally.

These conditions may occur on a national scale or may affect some of the regions or markets in which we operate more than others.

We generally lend a percentage of the values of the homes and lots. These values are determined shortly prior to the lending. If the values of homes and lots in markets in which we lend drop fast enough to cause the builders losses that are greater than their equity in the property, we will be forced to liquidate the loan in a fashion which will cause us to lose money. If these losses when combined and added to our other expenses are greater than our revenue from interest charged to our customers, we will lose money overall, which will hurt our ability to pay interest and principal on the Notes. Values are typically affected by demand for homes, which can change due to many factors, including but not limited to, demographics, interest rates, the overall economy, which can be impacted by outbreaks of communicable illnesses, including the ongoing COVID-19 outbreak, cost of building materials and labor, availability of financing for end-users, inventory of homes available and governmental action or inaction. If there is a tightening of the credit markets, it would be more difficult for potential homeowners to obtain financing to purchase homes. If housing prices decline or sales in the housing market decline, our customers may have a hard time selling their homes at a profit. This could cause the amount of defaulted loans that we will own to increase. An increase in defaulted loans would reduce our revenue and could lead to losses on our loans. A decline in housing prices will further increase our losses on defaulted loans. If the amount of defaulted loans or the loss per defaulted loan is large enough, we will operate at a loss, which will decrease our equity. This could cause us to become insolvent, and we will not be able to pay back Note holders’ principal and interest on the Notes.

15

We face risks related to an epidemic, pandemic or other health crisis, such as the recent outbreak of the novel coronavirus (COVID-19), which could have a material adverse effect on our business, financial condition, liquidity, results of operations, and prospects.

We face risks related to an epidemic, pandemic, or other health crisis. In December 2019, COVID-19 emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally, including in the United States and in all of the markets in which we lend. Our operating results depend significantly on the homebuilding industry. If the outbreak causes weakness in national, regional, and local economies, there may be a significant decrease in demand for sales of homes, which could negatively affect our homebuilding customers and their ability to repay our loans. In such event, our business, financial condition, liquidity, results of operations, and prospects could be adversely impacted, including our ability to repay our Notes. The ultimate extent of the impact of the COVID-19 outbreak on our business, financial condition, liquidity, results of operations, and prospects will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the COVID-19 outbreak and the actions to contain or treat its impact, among others.

As a result of the potential impact of COVID-19, we have suspended originations of new loans as of March 20, 2020 in order to maintain our liquidity and based on our expectation that home values will likely decrease in the near future. As of March 26, 2020, we have approximately $15 million in unfunded commitments to builders. We have told all of our borrowers that we will fund all loans where the underlying home is already under construction, and have advised them to build as quickly as possible to bring the homes on the market as soon as possible. For loans where the borrower has not yet begun construction of the underlying home, we have told them that we will not fund construction and they should therefore not start construction. As a result of these actions, we expect unfunded commitments to be reduced to approximately $10 million. We expect that the suspension of originations of new loans will last at least until the end of May 2020, until management feels comfortable resuming loan originations.

The homebuilding industry could experience adverse conditions, and the industry’s implementation of strategies in response to such conditions may not be successful.

The United States homebuilding industry experienced a significant downturn beginning in 2007. During the course of the downturn, many homebuilders focused on generating positive operating cash flow, resizing and reshaping their product for a more price-conscious consumer and adjusting finished new home inventories to meet demand, and did so in many cases by significantly reducing the new home prices and increasing the level of sales incentives. Notwithstanding these strategies, homebuilders continued to experience an elevated rate of sales contract cancelations, as many of the factors that affect new sales and cancelation rates are beyond the control of the homebuilding industry. Although the homebuilding industry has recently experienced positive gains, there can be no assurance that these gains will continue, and these gains may be impacted if negative economic conditions occur as a result of COVID-19, or if there is a negative impact on the homebuilding industry’s expectations for future home sales. The homebuilding industry could suffer similar, or worse, adverse conditions in the future. Continued decreases in new home sales would increase the likelihood of defaults on our loans and, consequently, reduce our ability to repay Note holders’ principal and interest on the Notes.

We have $55,369,000 of loan assets as of December 31, 2019. A 35% reduction in total collateral value would reduce our earnings and net worth by $4,657,000. Larger reductions would result in lower earnings and lower net worth.

As of December 31, 2019, we had $55,369,000 of loan assets on our books. These assets are recorded on our balance sheet at the lower of the loan amount or the value of the collateral after deduction for expected selling expenses. A reduction in the value of the underlying collateral could result in significant losses. A 35% reduction, for instance, would result in a $4,657,000 loss. Accordingly, our business is subject to risk of a loss of a portion of our Note holders’ investments if such a reduction were to occur.

16

We have $8,997,000 of development loan assets as of December 31, 2019, which unlike our construction loans, are long term loans. This longer duration as well as the nature of collateral (raw ground and lots) creates more risk for that portion of our portfolio.

Development loans are riskier than construction loans for two reasons: the duration of the loan and the nature of the collateral. The duration (being three to five years as compared to generally less than one year on construction loans) allows for a greater period of time over which the collateral value could decrease. Also, the collateral value of development loans is more likely to change in greater percentages than that of built homes. For example, during a 70% reduction in housing starts, newly completed homes still have value, but lots may be worthless. This added risk to this portion of our portfolio adds risk to our investors as our net worth would be significantly impacted by losses.

Currently, we are reliant on a single developer and homebuilder, the Hoskins Group, who is concentrated in the Pittsburgh, Pennsylvania market, for a significant portion of our revenues and a portion of our capital. Our second largest customer is in the Orlando, Florida market and is also a significant portion of our portfolio.

As of December 31, 2019, 25% of our outstanding loan commitments consisted of loans made to Benjamin Marcus Homes, LLC and Investor’s Mark Acquisitions, LLC, both of which are owned by Mark Hoskins (collectively, all three parties are referred to in this prospectus as the “Hoskins Group”). We refer to the loans to the Hoskins Group as the “Pennsylvania Loans.” The Hoskins Group is concentrated in the Pittsburgh, Pennsylvania market. The Hoskins Group also has a preferred equity interest in us. Therefore, currently, we are reliant upon a single developer and homebuilder who is concentrated in a single city, for a significant portion of our revenues and a portion of our capital. Any event of bankruptcy, insolvency, or general downturn in the business of this developer and homebuilder or in the Pittsburgh housing market generally will have a substantial adverse financial impact on our business and our ability to pay back your investment in the Notes in the long term. Adverse conditions affecting the local housing market could include, but are not limited to, declines in new housing starts, declines in new home prices, declines in new home sales, increases in the supply of available building lots or built homes available for sale, increases in unemployment, and unfavorable demographic changes. One of our independent managers, Gregory L. Sheldon, also serves an advisor to the Hoskins Group and, consequently, Mr. Sheldon may face conflicts of interest in the advice that he provides to us and the Hoskins Group, including if any such adverse condition were to materialize.

Also, as of December 31, 2019, 15% of our outstanding loan commitments consisted of loans made to a customer in Orlando, Florida.

We have foreclosed assets as of December 31, 2019, which unlike our loans, are generally recorded on our balance sheet at the value of the collateral, net of estimated selling expense.

A reduction in the value of the underlying collateral of our foreclosed assets could result in significant losses. For example, a 35% reduction in the value of the underlying collateral (net of estimated selling expenses) would result in a $1,720,000 loss. Our business is subject to increased risk of not being able to repay timely your investment in the Notes if such a reduction were to occur.

Increases in interest rates, reductions in mortgage availability, or increases in other costs of home ownership could prevent potential customers from buying new homes and adversely affect our business and financial results.

Most new home purchasers finance their home purchases through lenders providing mortgage financing. Immediately prior to 2007, interest rates were at historically low levels and a variety of mortgage products were available. As a result, home ownership became more accessible. The mortgage products available included features that allowed buyers to obtain financing for a significant portion or all of the purchase price of the home, had very limited underwriting requirements or provided for lower initial monthly payments. Accordingly, more people were qualified for mortgage financing.

17

Since 2007, the mortgage lending industry has experienced significant instability, beginning with increased defaults on subprime loans and other nonconforming loans and compounded by expectations of increasing interest payment requirements and further defaults. This, in turn, resulted in a decline in the market value of many mortgage loans and related securities. Lenders, regulators and others questioned the adequacy of lending standards and other credit requirements for several loan products and programs offered in recent years. Credit requirements tightened, and investor demand for mortgage loans and mortgage-backed securities declined. In general, fewer loan products, tighter loan qualifications, and a reduced willingness of lenders to make loans make it more difficult for many buyers to finance the purchase of homes. These factors served to reduce the pool of qualified homebuyers and made it more difficult to sell to first-time and move-up buyers.

Mortgage rates may rise significantly over the next several years. The benefit of recent trends loosening credit to potential end users of homes may be outweighed by the rise of interest rates for those borrowers, which might lower demand for new homes.

A reduction in the demand for new homes may reduce the amount and price of the residential home lots sold by the developers and homebuilders to which we loan money and/or increase the amount of time such developers and homebuilders must hold the home lots in inventory. These factors increase the likelihood of defaults on our loans, which would adversely affect our business and consolidated financial results.

Most of our assets are commercial construction loans to homebuilders and/or developers which are a higher than average credit risk, and therefore could expose us to higher rates of loan defaults, which could impact our ability to repay amounts owed to you.

Our primary business is extending commercial construction loans to homebuilders, along with some loans for land development. These loans are considered higher risk because the ability to repay depends on the homebuilder’s ability to sell a newly built home. These homes typically are not sold by the homebuilder prior to commencement of construction. Therefore, we may have a higher risk of loan default among our customers than other commercial lending companies. If we suffer increased loan defaults, in any given period, our operations could be materially adversely affected, and we may have difficulty making our principal and interest payments on the Notes.

Our underwriting standards and procedures are more lenient than conventional lenders.

We invest in loans with borrowers who will not be required to meet the credit standards of conventional mortgage lenders, which is riskier than investing in loans made to borrowers who are required to meet those higher credit standards. Because we generally approve loans more quickly than some other lenders or providers of capital, there may be a risk that the due diligence we perform as part of our underwriting procedures will not reveal the need for additional precautions. If so, the interest rate that we charge and the collateral that we require may not adequately protect us or generate adequate returns for the risk undertaken.

If we lose or are unable to hire or retain key personnel, we may be delayed or unable to implement our business plan, which would adversely affect our ability to repay the Notes.

We do not have an employment agreement with any of our employees and cannot guarantee that they will remain affiliated with us. We do not have key man insurance on any of our employees. If any of our key employees were to cease their affiliation with us, our consolidated operating results could suffer. We believe that our future success depends, in part, upon our ability to hire and retain additional personnel. We cannot assure you that we will be successful in attracting and retaining such personnel, which could hinder our ability to implement our business plan.

Employee misconduct could harm us by subjecting us to monetary loss, significant legal liability, regulatory scrutiny, and reputational harm.

Our reputation is critical to maintaining and developing relationships with our existing and potential customers and third parties with whom we do business. There is a risk that our employees could engage in misconduct that adversely affects our business. For example, if an employee were to engage-or be accused of engaging-in illegal or suspicious activities including fraud or theft, we could suffer direct losses from the activity, and in addition we could be subject to regulatory sanctions and suffer serious harm to our reputation, financial condition, customer relationships, and ability to attract future customers or employees. Employee misconduct could prompt regulators to allege or to determine based upon such misconduct that we have not established adequate supervisory systems and procedures to inform employees of applicable rules or to detect and deter violations of such rules. It is not always possible to deter employee misconduct, and the precautions we take to detect and prevent misconduct may not be effective in all cases. Misconduct by our employees, or even unsubstantiated allegations of misconduct, could result in a material adverse effect on our reputation and our business.

18

A failure in, or breach of, our operational or security systems or infrastructure, or those of our third-party vendors, including as a result of cyber attacks, could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs, and cause losses.

We rely heavily on communications and information systems to conduct our business. Information security risks for our business have generally increased in recent years in part because of the proliferation of new technologies; the use of the Internet and telecommunications technologies to process, transmit, and store electronic information, including the management and support of a variety of business processes, including financial transactions and records, personally identifiable information, and customer and investor data; and the increased sophistication and activities of organized crime, hackers, terrorists, activists, and other external parties. As customer, public, and regulatory expectations regarding operational and information security have increased, our operating systems and infrastructure must continue to be safeguarded and monitored for potential failures, disruptions, and breakdowns. Certain of our software and technology systems have been developed internally and may be vulnerable to unauthorized access or disclosure. Our business, financial, accounting, and data processing systems, or other operating systems and facilities, may stop operating properly or become disabled or damaged as a result of a number of factors, including events that are wholly or partially beyond our control. For example, there could be electrical or telecommunication outages; natural disasters such as earthquakes, tornadoes, and hurricanes; disease pandemics; events arising from local or larger scale political or social matters, including terrorist acts; and, as described below, cyber attacks.

Our business relies on its digital technologies, computer and email systems, software, and networks to conduct its operations. Although we have information security procedures and controls in place, our technologies, systems, and networks and, because the nature of our business involves the receipt and retention of personal information about our customers, our customers’ personal accounts may become the target of cyber attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss, or destruction of our customers’, or other third parties’ confidential information. Third parties with whom we do business or who facilitate our business activities, including intermediaries or vendors that provide service or security solutions for our operations, and other third parties, could also be sources of operational and information security risk to us, including from breakdowns or failures of their own systems or capacity constraints. In addition, hardware, software, or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security.

While we have disaster recovery and other policies and procedures designed to prevent or limit the effect of the failure, interruption, or security breach of our information systems, there can be no assurance that any such failures, interruptions, or security breaches will not occur or, if they do occur, that they will be adequately addressed. Our risk and exposure to these matters remain heightened because of the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of our controls, processes, and practices designed to protect our systems, computers, software, data, and networks from attack, damage, or unauthorized access remain a focus for us. As threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance our protective measures or to investigate and remediate information security vulnerabilities. Disruptions or failures in the physical infrastructure or operating systems that support our business and customers, or cyber attacks or security breaches of the networks or systems, could result in regulatory fines, penalties or intervention, reputation damage, reimbursement or other compensation costs, and/or additional compliance costs, any of which could have a material effect on our results of operations or financial condition. Furthermore, if such attacks are not detected immediately, their effect could be compounded. To date, to our knowledge, we have not experienced any material impact relating to cyber-attacks or other information security breaches.

19

We are susceptible to customer fraud, which could cause us to suffer losses on our loan portfolio.

Because most of our customers do not publicly report their financial condition and therefore typically are not required to be audited on a regular basis, we are susceptible to a customer’s fraud, which could cause us to suffer losses on our loan portfolio. The failure of a customer to accurately report its financial position, compliance with loan covenants, or eligibility for additional borrowings could result in our providing loans that do not meet our underwriting criteria, defaults in loan payments, and the loss of some or all of the principal of a particular loan or loans. Customer fraud can come in other forms, including but not limited to fraudulent invoices for work done, appraisal fraud, and fraud related to inspections done by third parties.

We have entered into loan purchase and sale agreements with third parties to sell them portions of some of our loans. This increases our leverage. While the agreements are intended to increase our profitability, large loan losses and/or idle cash could actually reduce our profitability, which could impair our ability to pay principal and/or interest on the Notes.

The loan purchase and sale agreements we entered into have allowed us to increase our loan assets and debt. If loans that we create have significant losses, the benefit of larger balances can be outweighed by the additional loan losses. Also, while these transactions are booked as secured financing, they are not lines of credit. Accordingly, we will have increased our loan balances without increasing our lines of credit, which can cause a decrease in liquidity. One solution to this liquidity problem is having idle cash for liquidity, which then could reduce our profitability. If either of these problems is persistent and/or significant, our ability to pay interest and principal on our Notes may be impaired.

Management has broad discretion over the use of proceeds from this offering, and it is possible that the funds will not be used effectively to generate enough cash for payment of principal and interest on the Notes.

We expect to use the proceeds from this offering for purposes detailed in the “Questions and Answers” and “Use of Proceeds” sections. Because no specific allocation of the proceeds is required in the indenture, our management will have broad discretion in determining how the proceeds of the offering will be used.

Additional competition may decrease our profitability, which would adversely affect our ability to repay the Notes.

We may experience increased competition for business from other companies and financial institutions that are willing to extend the same types of loans that we extend at lower interest rates and/or fees. These competitors also may have substantially greater resources, lower cost of funds, and a better-established market presence. If these companies increase their marketing efforts to our market niche of borrowers, or if additional competitors enter our markets, we may be forced to reduce our interest rates and fees in order to maintain or expand our market share. Any reduction in our interest rates, interest income, or fees could have an adverse impact on our profitability and our ability to repay the Notes.

Our real estate loans are illiquid, which could restrict our ability to respond rapidly to changes in economic conditions.

The real estate loans we currently hold and intend to extend are illiquid. As a result, our ability to sell under-performing loans in our portfolio or respond to changes in economic, financial, investment, and other conditions may be very limited. We cannot predict whether we will be able to sell any real estate loan for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a loan. The relative illiquidity of our loan assets may impair our ability to generate sufficient cash to make required interest and principal payments on the Notes.

20

Our systems and procedures might be inadequate to handle our potential growth. Failure to successfully improve our systems and procedures would adversely affect our ability to repay the Notes.

We may experience growth that could place a significant strain upon our operational systems and procedures. Initially, all of our computer systems used electronic spreadsheets and we utilized other methods that a small company would use. Over time, we added a loan document system which many banks use to produce closing documents for loans. During March 2018, we replaced our previous electronic spreadsheet system for Notes investors with a proprietary system. In addition, in July 2019, we replaced our loan asset tracking system with a new proprietary system. We may fail to implement these systems effectively. Additionally, our efforts to make these improvements may divert the focus of our personnel. If any of these systems fail, it could have a material adverse effect on our business, financial condition, results of operations, and, ultimately, our ability to repay principal and interest on your Notes.

If we do not meet the requirements to maintain effective internal controls over financial reporting, our ability to raise new capital will be harmed.

If we do not maintain effective internal controls over our financial reporting in accordance with Section 404 (“Section 404”) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), it could result in delaying future SEC filings or future offerings. If future SEC filings or future offerings are delayed, it could have an extreme negative impact on our cash flow causing us to default on our obligations, including on the Notes.

We are required to devote resources to comply with various provisions of the Sarbanes-Oxley Act, including Section 404 relating to internal controls testing, and this may reduce the resources we have available to focus on our core business.

Pursuant to Section 404 of the Sarbanes-Oxley Act and the related rules adopted by the SEC and the Public Company Accounting Oversight Board, or PCAOB, our management is required to report on the effectiveness of our internal controls over financial reporting. We may encounter problems or delays in completing any changes necessary to our internal controls over financial reporting. Among other things, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Any failure to comply with the various requirements of the Sarbanes-Oxley Act may require significant management time and expenses and divert attention or resources away from our core business. In addition, we may encounter problems or delays in completing the implementation of any requested improvements provided by our independent registered public accounting firm.

We are subject to risk of significant losses on our loans because we do not require our borrowers to insure the title of their collateral for our loans.

It is customary for lenders extending loans secured by real estate to require the borrower to provide title insurance with minimum coverage amounts set by the lender. We do not require most of our homebuilders to provide title insurance on their collateral for our loans to them. This represents an additional risk to us as the lender. The homebuilder may have a title problem which normally would be covered by insurance, but may result in a loss on the loan because insurance proceeds are not available.

The collateral securing our real estate loans may not be sufficient to pay back the principal amount in the event of a default by the borrowers.

In the event of default, our real estate loan investments are generally dependent entirely on the loan collateral to recover our investment. Our loan collateral consists primarily of a mortgage on the underlying property. In the event of a default, we may not be able to recover the premises promptly and the proceeds we receive upon sale of the property may be adversely affected by risks generally related to interests in real property, including changes in general or local economic conditions and/or specific industry segments, declines in real estate values, increases in interest rates, real estate tax rates and other operating expenses including energy costs, changes in governmental rules, regulations and fiscal policies (including environmental legislation), acts of God, and other factors which are beyond our or our borrowers’ control. Current market conditions may reduce the proceeds we are able to receive in the event of a foreclosure on our collateral. Our remedies with respect to the loan collateral may not provide us with a recovery adequate to recover our investment.

21

If a large number of our current and prospective borrowers are unable to repay their loans within a normal average number of months, we will experience a significant reduction in our income and liquidity, and may not be able to repay the Notes as they become due. Due to the impact from COVID-19, we anticipate that some of our borrowers may be unable to repay their loans within a normal average number of months.

Construction loans that we extend are expected to be repaid in a normal average number of months, typically nine months, depending on the size of the loan. Development loans are expected to last for many years. We have interest paid on a monthly basis, but also charge a fee which will be earned over the life of the loan. If these loans are repaid over a longer period of time, the amount of income that we receive on these loans expressed as a percentage of the outstanding loan amount will be reduced, and fewer loans with new fees will be able to be made, since the cash will not be available. This will reduce our income as a percentage of the Notes. As of the date of this prospectus, we anticipate that some of our borrowers may be unable to repay their loans within a normal average number of months due to the financial impact from the COVID-19 virus. If this percentage is significantly reduced it could impair our ability to pay principal and interest on the Notes.

Our cost of funds is substantially higher than that of banks.

Because we do not offer FDIC insurance, and because we want to grow our Notes Program faster than most banks want to grow their CD base, our Notes offer significantly higher rates than bank CDs. Our cost of funds is higher than banks’ cost of funds due to, among other factors, the higher rate that we pay on our Notes and other sources of financing. This may make it more difficult for us to compete against banks when they rejoin our niche lending market in large numbers. This could result in losses which could impair or eliminate our ability to pay interest and principal on our outstanding Notes.

We are subject to the general market risks associated with real estate construction and development.

Our financial performance depends on the successful construction and/or development and sale of the homes and real estate parcels that serve as security for the loans we make to homebuilders and developers. As a result, we are subject to the general market risks of real estate construction and development, including weather conditions, the price and availability of materials used in construction of homes and development of lots, environmental liabilities and zoning laws, and numerous other factors that may materially and adversely affect the success of the projects.

Our operations are not subject to the stringent banking regulatory requirements designed to protect investors, so repayment of your investment is completely dependent upon our successful operation of our business.

Our operations are not subject to the stringent regulatory requirements imposed upon the operations of commercial banks, savings banks, and thrift institutions, and are not subject to periodic compliance examinations by federal or state banking regulators. For example, we will not be well diversified in our product risk, and we cannot benefit from government programs designed to protect regulated financial institutions. Therefore, an investment in our Notes does not have the regulatory protections that the holder of a demand account or a certificate of deposit at a bank does. The return on any Notes purchased by you is completely dependent upon our successful operations of our business. To the extent that we do not successfully operate our business, our ability to pay interest and principal on your Notes will be impaired.

We have the right to pay your investment back to you before the stated maturity of your investment. If we do, you may not be able to reinvest the proceeds at comparable rates and you will stop earning interest on your investment.

At any time, we may redeem all or a portion of the outstanding Notes purchased by you prior to their maturity. In the event we redeem any part or all of your Notes early, you would have the risk of reinvesting the proceeds at the then-current market rates, which may be higher or lower.

22

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We will remain an “emerging growth company” until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenues of $1.07 billion or more, (2) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement, (3) the date on which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our common equity held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months), or (4) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new requirements adopted by the PCAOB which require mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor must provide additional information about the audit and the issuer’s financial statements, (3) comply with new audit rules adopted by the PCAOB after April 5, 2012 (unless the SEC determines otherwise), (4) provide certain disclosures relating to executive compensation generally required for larger public companies, or (5) hold shareholder advisory votes on executive compensation.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we have elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

We are exposed to risk of environmental liabilities with respect to properties of which we take title. Any resulting environmental remediation expense may reduce our ability to repay the Notes.

In the course of our business, we may foreclose and take title to real estate that could be subject to environmental liabilities. We may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances or chemical release at any property. The costs associated with investigation or remediation activities could be substantial. In addition, as the owner or former owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

Persons investing the assets of employee benefit plans, qualified retirement plans, IRAs, and other tax-favored benefit accounts should consider the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and related risks of investing in the Notes.

ERISA Section 406 and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions that involve (i) a pension, 401(k), or other qualified retirement plan or employee benefit plan subject to ERISA (“plan”), or a tax-favored benefit account such as an individual retirement account or annuity, Archer MSA, health savings account, or Coverdell education savings account (“account”), and (ii) any person who is a “party-in-interest” or “disqualified person” with respect to such a plan or account. Consequently, the fiduciary of a plan or owner of an account contemplating an investment in the Notes should consider whether we, any other person associated with the issuance of the Notes, or any of our or their affiliates, is or might become a “party-in-interest” or “disqualified person” with respect to the plan or account and, if so, whether an exemption from such prohibited transaction rules is applicable.

23

In addition, if you are investing the assets of an individual retirement account or annuity (“IRA”) or a qualified or nonqualified pension or retirement plan, you should satisfy yourself that your investment (i) is consistent with your fiduciary obligations under ERISA and other applicable law, (ii) is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy, and (iii) satisfies any prudence and diversification requirements that may apply under ERISA or other applicable law. You should also determine that your investment will not impair the liquidity of the plan’s trust or the IRA and will not produce UBTI for the plan’s trust or the IRA; or, if it does produce UBTI, that the purchase and holding of the Notes is still consistent with your fiduciary obligations. You should also satisfy yourself that you will be able to value the assets of the plan annually or as otherwise required by ERISA or other applicable law.

For further discussion of issues and risks associated with an investment in the Notes by plans, IRAs and other accounts, see the “Certain Employee Benefit Plan Considerations” section of this prospectus.

Risks Related to Conflicts of Interest

Our CEO (who is also on our board of managers) and Executive Vice President of Sales will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.

We have two lines of credit from Daniel M. Wallach (our CEO and chairman of the board of managers) and his affiliates, and one line of credit from William Myrick (our Executive Vice President of Sales). The first line of credit has a maximum principal borrowing amount of $1,250,000 and is payable to Mr. Wallach and his wife, Joyce S. Wallach, as tenants by the entirety (the “Wallach LOC”). The second line of credit has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Wallach Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”). The third line of credit has a maximum principal borrowing amount of $1,000,000 and is payable to Mr. Myrick (the “Myrick LOC”). As of December 31, 2019, we had borrowed $0 on the Wallach Trust LOC, with availability on that line of credit of $250,000, we had borrowed $44,000 on the Wallach LOC, with remaining availability on that line of credit of $1,206,000, and we had borrowed $145,000 on the Myrick LOC, with availability on that line of credit of $855,000. The interest rates on the Wallach Affiliate LOCs and the Myrick LOC generally equal the prime rate plus 3% and were 7.75% as of December 31, 2019. The Wallach Affiliate LOCs and the Myrick LOC are collateralized by a lien against all of our assets. The Notes are subordinated in right of payment to all secured debt, including these Wallach Affiliate LOCs and the Myrick LOC. Pursuant to the promissory note for each Wallach Affiliate LOCs and the Myrick LOC, the lenders have the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. Therefore, Mr. Wallach and Mr. Myrick will face conflicts of interest in deciding whether and when to exercise any rights pursuant to the Wallach Affiliate LOCs and Myrick LOC, respectively. If Mr. Wallach or Mr. Myrick exercise their rights to collect on their collateral upon a default by us, we could lose some or all of our assets, which could have a negative effect on our ability to repay the Notes.

As a result of his large equity ownership in the Company, our CEO will face a conflict of interest in deciding the amount of distributions to equity owners, which could result in actions that are not in your best interests.

As of December 31, 2019, our CEO (who is also on the board of managers) beneficially owned 80.7% of the common equity of the Company. He and his wife also own 48% the Series C cumulative preferred units outstanding as of December 31, 2019. Since the Company is taxed as a partnership for federal income tax purposes, all profits and losses flow through to the equity owners. Therefore, Mr. Wallach and his affiliated equity owners of the Company will be motivated to distribute profits to the equity owners on an annual basis, rather than retain earnings in the Company for Company purposes. There is currently no limit in the indenture or otherwise on the amount of funds that may be distributed by the Company to its equity owners. If substantial funds are distributed to the equity owners, the liquidity and capital resources of the Company will be reduced and our ability to repay the Notes may be negatively impacted.

24

Some of our employees and managers may face conflicts of interest as a result of their and their relatives’ investment in the Notes, which could result in actions that are not in your best interests.

Employees, managers, members, and relatives of managers and members have invested in the Notes, with $3,849,000 outstanding as of December 31, 2019. While investment in the Notes by our affiliates may align their interests with those of other Note holders, it could also create conflicts of interest by influencing those employees’ or managers’ actions during times of financial difficulties. For example, the fact that certain of our managers hold Notes, and the value of Notes they hold, could influence their decision to redeem Notes at a time or times when it would be prudent to use our cash resources to build capital, pay down other outstanding obligations, or grow our business. There may be other situations not presently foreseeable in which the ownership of Notes by related persons may create conflicts of interest. These conflicts of interest could result in action or inaction by management that is adverse to other holders of the Notes. See “Certain Relationships and Related Transactions — Investments Pursuant to Public Notes Offerings.”

We have three lines of credit from affiliates which allow us to incur a significant amount of secured debt. These lines are collateralized by a lien against all of our assets. Our purchase and sale agreements function as secured debt as well. We expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss.

As of December 31, 2019, we had $189,000 of secured debt outstanding on our senior debt lines of credit from affiliates of $2,500,000 and the capacity to sell portions of many loans under the terms of our loan purchase and sale agreements. The affiliate loans are collateralized by a lien against all of our assets. The loan purchase and sale agreements and other secured debt are with third-parties and are collateralized by loans. In addition, we expect to incur a significant amount of additional debt in the future, including issuance of the Notes, borrowing under credit facilities, and other arrangements. The Notes will be subordinated in right of payment to all secured debt, including the affiliate loans. Therefore, in the event of a default on the secured debt, affiliates of our Company, including Mr. Wallach, have the right to receive payment ahead of Note holders, as do other secured debt holders, such as the loan purchasers under the purchase and sale agreements. Accordingly, our business is subject to increased risk of a total loss of your investment if we are unable to repay all of our secured debt.

Risks Related to Liquidity

We depend on the availability of significant sources of credit to meet our liquidity needs and our failure to maintain these sources of credit could materially and adversely affect our liquidity in the future.

We plan to maintain our loan purchase and sale agreements and our lines of credit from affiliates so that we may draw funds when necessary to meet our obligation to redeem maturing Notes, pay interest on the Notes, meet our commitments to lend money to our customers, and for other general corporate purposes. Certain features of the loan purchase and sale agreements with third parties have added liquidity and flexibility, which have lessened the need for the lines of credit from affiliates. If we fail to maintain liquidity through our loan purchase and sale agreements and lines of credit for any reason, including a potential negative impact to the credit markets as a result of an outbreak of a communicable illness such as COVID-19, we will be more dependent on the proceeds from the Notes for our continued liquidity. As a result of COVID-19, in March 2020, we repaid $400,000 on one of our borrowings and the lender decreased the maximum borrowing amount on that borrowing to $200,000. If the sale of the Notes is significantly reduced or delayed for any reason and we fail to obtain or renew a line of credit, or we default on any of our lines of credit, then our ability to meet our obligations, including our Note obligations, could be materially adversely affected, and we may not have enough cash to pay back Note holders’ investments.

In addition, the borrowing capacity on two of our lines of credit is based on the amount outstanding on the underlying collateral loans. Because we have suspended new loan originations as of March 20, 2020, we may not be able to replace the underlying collateral loans with new loans and, in such a situation, the borrowing capacity on those lines of credit would be reduced. Also, the failure to maintain an active line of credit (and therefore using cash for liquidity instead of a borrowing line), will reduce our earnings, because we will be paying interest on the Notes, while we are holding cash instead of reducing our borrowings.

25

We have unfunded commitments to builders as of December 31, 2019. If every builder borrowed every amount allowed (which would mean all of their homes were complete) and no builders paid us back, we would need to fund that amount. While some of that amount would automatically come from our loan purchase and sale agreements, the rest would have to come from our Notes Program and/or our lines of credit. Therefore, we may not have the ability to fund our commitments to builders.

As of December 31, 2019, we have $16,662,000 of unfunded commitments to builders. If every builder borrowed every amount allowed and no builders repaid us then we would need to fund that amount. Lines of credit, loan purchase and sale agreements, payoffs from builders, and immediate investments in our Notes may not be enough to fund our commitments to builders as they become payable. If we default on these obligations, then we may face any one or more of the following: a higher default rate, lawsuits brought by customers, an eventual lack of business from borrowers, missed principal and interest payments to Note holders and holders of other debt, and a lack of desire for investors to invest in our Notes Program. Therefore, we could default on our repayment obligations to our Note holders.

We have a secured line of credit which expires in 2020, and the unsecured portion of a line of credit which also expires in 2020. Failure of those lines to renew could strain our ability to pay other obligations.

We have a $1,325,000 line of credit due in July 2020 (the “Shuman LOC”). The Shuman LOC was fully borrowed as of December 31, 2019. We do not know whether the Shuman LOC will be renewed. We also have a $7,000,000 line of credit, a portion of which is unsecured (the “Unsecured Swanson LOC”). The balance on the Unsecured Swanson LOC as of December 31, 2019 was $1,176,000, $1,000,000 of which is due in June 2020 with the remainder due in November 2020. We do not know whether the Unsecured Swanson LOC will be renewed. If we are unable to renegotiate or extend these lines of credit, then we may default on one or both of those lines of credit. Therefore, we could default on repayment obligations to some of our debt holders, including our Note holders.

We have a significant amount of debt and expect to incur a significant amount of additional debt in the future, including issuance of the Notes, which will subject us to increased risk of loss. Our present and future senior debt may make it difficult to repay the Notes.

We have a significant amount of debt and expect to incur a significant amount of additional debt in the future. As of December 31, 2019, we have approximately $53,511,000 of debt. Our primary sources of debt include our lines of credit, loan purchase and sale agreements, and the Notes. As of December 31, 2019, we have a total outstanding balance of $10,216,000 on our lines of credit and approximately $16,146,000 on our loan purchase and sale agreements. We also have the capacity to sell portions of many loans under the terms of our loan purchase and sale agreements. The loan purchase and sale agreements and other secured debt are with third parties and all but one of the lines of credit are collateralized by loans that we have issued to builders. The Notes are subordinate and junior in priority to any and all of our senior debt and senior subordinated debt, and equal to any and all non-senior debt, including other Notes. There are no restrictions in the indenture regarding the amount of senior debt or other indebtedness that we may incur. As of the date of this prospectus, we have approximately $3.1 million in Notes coming due in April 2021, and we cannot be certain whether we will be able to fund those Notes upon maturity. Upon the maturity of our senior debt, by lapse of time, acceleration or otherwise, the holders of our senior debt have first right to receive payment, in full, prior to any payments being made to a Note holder or to other non-senior debt. Therefore, upon such maturity of our senior debt Note holders would only be repaid in full if the senior debt is satisfied first and, following satisfaction of the senior debt, if there is an amount sufficient to fully satisfy all amounts owed under the Notes and any other non-senior debt.

In addition, we expect to incur a significant amount of additional debt in the future, including issuance of the Notes, borrowing under credit facilities, and other arrangements. The Notes will be subordinated in right of payment to all secured debt, including the Wallach Affiliate LOCs, the loan purchase and sale agreements, the senior subordinated note discussed in the prior paragraph, and the line of credit discussed in the prior paragraph. Therefore, in the event of a default on the secured debt, affiliates of our Company, including Mr. Wallach, have the right to receive payment ahead of Note holders, as do other secured debt holders, such as the loan purchasers under the loan purchase and sale agreements. Accordingly, our business is subject to increased risk of a total loss of your investment if we are unable to repay all of our secured debt.

26

Increases in interest rates would increase the amount of debt payments under the Wallach Affiliate LOCs and the Myrick LOC which could impair our ability to repay the principal and interest on the Notes.

The interest rates under the Wallach Affiliate LOCs and the Myrick LOC are generally equal to the prime rate plus three percent. Increases in interest rates will increase the applicable prime rate and, therefore, the interest rates under the Wallach Affiliate LOCs and the Myrick LOC would increase. An increase in the interest rate would increase the amount of debt payments under the Wallach Affiliate LOCs and the Myrick LOC which would reduce our cash flows and could impair our ability to repay the principal and interest on the Notes.

We incurred indebtedness secured by our office property, which may result in foreclosure.

The debt incurred by us in connection with our office property is secured by a mortgage. If we default on our secured indebtedness, the lender may foreclose and the entire investment in the office property could be lost, which could adversely affect our ability to repay the principal and interest on the Notes.

If the proceeds from the issuance of the Notes exceed the cash flow needed to fund the desirable business opportunities that are identified, we may not be able to invest all of the funds in a manner that generates sufficient income to pay the interest and principal on the Notes.

Our ability to pay interest on our debt, including the Notes, pay our expenses, and cover loan losses is dependent upon interest and fee income we receive from loans extended to our customers. If we are not able to lend to a sufficient number of customers at high enough interest rates, we may not have enough interest and fee income to meet our obligations, which could impair our ability to pay interest and principal to you. If money brought in from new Notes and from repayments of loans from our customers exceeds our short-term obligations such as expenses, Note interest and redemptions, and line of credit principal and interest, then it is likely to be held as cash, which will have a lower return than the interest rate we are paying on the Notes. This will lower earnings and may cause losses which could impair our ability to repay the principal and interest on the Notes.

The indenture does not contain the type of covenants restricting our actions, such as restrictions on creating senior debt, paying distributions to our owners, merging, recapitalizing, and/or entering into highly leveraged transactions. The indenture does not contain provisions requiring early payment of Notes in the event we suffer a material adverse change in our business or fail to meet certain financial standards. Therefore, the indenture provides very little protection of your investment.

The Notes do not have the benefit of extensive covenants. The covenants in the indenture are not designed to protect your investment if there is a material adverse change in our consolidated financial condition, results of operations, or cash flows. For example, the indenture does not contain any restrictions on our ability to create or incur senior debt or other debt to pay distributions to our equity holders, including our Chief Executive Officer and our Executive Vice President of Sales. It also does not contain any financial covenants (such as a fixed charge coverage or a minimum amount of equity) to help ensure our ability to pay interest and principal on the Notes. The indenture does not contain provisions that permit Note holders to require that we redeem the Notes if there is a takeover, recapitalization, or similar restructuring. In addition, the indenture does not contain covenants specifically designed to protect you if we engage in a highly leveraged transaction. Therefore, the indenture provides very little protection of your investment.

Payment on the Notes is subordinate to the payment of our outstanding present and future senior debt, if any. Since there is no limit to the amount of senior debt we may incur, our present and future senior debt may make it difficult to repay the Notes.

Our loan purchase and sale agreements and secured lines of credit with third-parties also function as senior debt. The balance on those loan purchase and sale agreements and other secured debt, net of deferred financing costs was $26,991,000 on December 31, 2019, and is expected to grow in the future. We also have senior subordinated notes which are senior to the Notes of $1,407,000 as of December 31, 2019. In addition, we entered into a line of credit agreement which is senior unsecured, with a maximum outstanding balance of $500,000. The Notes are subordinate and junior in priority to any and all of our senior debt and senior subordinated debt, and equal to any and all non-senior debt, including other Notes. The Notes are senior to junior subordinated notes. There are no restrictions in the indenture regarding the amount of senior debt or other indebtedness that we may incur. Upon the maturity of our senior debt, by lapse of time, acceleration or otherwise, the holders of our senior debt have first right to receive payment, in full, prior to any payments being made to a Note holder or to other non-senior debt. Therefore, upon such maturity of our senior debt, Note holders would only be repaid in full if the senior debt is satisfied first and, following satisfaction of the senior debt, if there is an amount sufficient to fully satisfy all amounts owed under the Notes and any other non-senior debt.

27

Additional competition for investment dollars may decrease our liquidity, which would adversely affect our ability to repay the Notes.

We could experience increased competition for investment dollars from other companies and financial institutions that are willing to offer higher interest rates. We may be forced to increase our interest rates in order to maintain or increase the issuance of Notes. Any increase in our interest rates could have an adverse impact on our liquidity and our ability to meet a debt covenant under any future lines of credit obtained and/or to repay the Notes.

If we are unable to meet our Note maturity and redemption obligations, and we are unable to obtain additional financing or other sources of capital, we may be forced to sell off our operating assets or we might be forced to cease our operations, and you could lose some or all of your investment.

Our Notes have maturities ranging from 12 months to 48 months. In addition, holders of our Notes may request redemption upon death and we would be obligated to fulfill such redemption requests. Holders of a 36 month Note issued on or after February 4, 2020 may request redemption at any time and, subject to certain limitations, we would be obligated to fulfill such redemption requests. We intend to pay our Note maturity and redemption obligations using our normal cash sources, such as collections on our loans to customers, as well as proceeds from the Notes Program. We may experience periods in which our Note maturity and redemption obligations are high. Since our loans are generally repaid when our borrower sells a real estate asset, our operations and other sources of funds may not provide sufficient available cash flow to meet our continued Note maturity and redemption obligations. While we have secured lines of credit from affiliates of up to $2,500,000 with $189,000 borrowed as of December 31, 2019, our affiliates are not obligated to fund our borrowing requests. For all of these reasons, we may be substantially reliant upon the net offering proceeds we receive from the Notes Program to pay these obligations. If we are unable to repay or redeem the principal amount of the Notes when due, and we are unable to obtain additional financing or other sources of capital, we may be forced to sell off our operating assets or we might be forced to cease our operations, and you could lose some or all of your investment.

There is no “early warning” on the Notes if we perform poorly. Only interest and principal payment defaults on the Notes can trigger a default on the Notes prior to a bankruptcy.

There are a limited number of performance covenants to be maintained under the Notes and/or the indenture. Therefore, no “early warning” of a possible default by us exists. Under the indenture, only (i) the non-payment of interest and/or principal on the Notes by us when payments are due, (ii) our bankruptcy or insolvency, or (iii) a failure to comply with provisions of the Notes or the indenture (if such failure is not cured or waived within 60 days after receipt of a specific notice) could cause a default to occur.

28

You will not have the opportunity to evaluate our investments before they are made.

We intend to use the net offering proceeds in accordance with the “Use of Proceeds” section of our prospectus, including investment in secured real estate loans for the acquisition and development of parcels of real property as single-family residential lots and/or the construction of single-family homes. Since we have not identified any investments that we will make with the net proceeds of this offering, we are generally unable to provide you with information to evaluate the potential investments we may make with the net offering proceeds before purchasing the Notes. You must rely on our management to evaluate our investment opportunities, and we are subject to the risk that our management may not be able to achieve our objectives, may make unwise decisions, or may make decisions that are not in our best interest.

A portion of our collateral securing the Pennsylvania Loans is preferred equity in our Company. In the event of a foreclosure on the properties securing the Pennsylvania Loans, a portion of our collateral is preferred equity in our Company, it would be difficult to sell the preferred equity in order to reduce the loan balance.

Some of the collateral securing the Pennsylvania Loans is preferred equity in our Company, which has a book value of $1,470,000 as of December 31, 2019. If the borrower defaults on any of the Pennsylvania Loans and we are forced to use collateral to repay any of the Pennsylvania Loans, we will need to sell this preferred interest in us to a third party. There is no liquid market for this instrument, so we can give no assurance as to our ability to generate any amount of proceeds from that collateral.

Because we require a substantial amount of cash to service our debt, we may not be able to pay our obligations under the Notes.

To service our total indebtedness, we require a significant amount of cash. Our ability to generate cash depends on many factors, including our successful financial and operating performance. We cannot assure you that our business plans will succeed or that we will achieve our anticipated financial results, which may prevent us from being able to pay our obligations under the Notes.

The indenture and terms of our Notes do not restrict our use of leverage. A relatively small loss can cause over leveraged companies to suffer a material adverse change in their financial position. If this happened to us, it may make it difficult to repay the Notes.

Financial institutions which are federally insured typically have 8-12% of their total assets in equity. A reduction in their loan assets due to losses of 2% reduces their equity by roughly 20%. Our company had 13% and 12% of our loan assets in equity as of December 31, 2019 and 2018, respectively. If we allow our assets to increase without increasing our equity, we could have a much lower equity as a percentage of assets than we have today, which would increase our risk of nonpayment on the Notes. Note holders have no structural mechanism to protect them from this action, and rely solely on us to keep equity at a satisfactory ratio.

We expect to be substantially reliant upon the net offering proceeds we receive from the sale of our Notes to meet principal and interest obligations on previously issued Notes.

We intend to use the net offering proceeds from the sale of Notes to, among other things, make payments on other borrowings, fund redemption obligations, make interest payments on the Notes, and to run our business to the extent that other sources of liquidity from our operations (e.g., repayment of loans we have previously extended to our customers) and our credit lines are inadequate. However, these other sources of liquidity are subject to risks. Our operations alone may not produce a sufficient return on investment to repay interest and principal on our outstanding Notes. We may not be able to obtain an additional line of credit when needed or retain one or more of our existing lines of credit. We may not be able to attract new investors, have sufficient loan repayments, or have sufficient borrowing capacity when we need additional funds to repay principal and interest on our outstanding Notes or redeem our outstanding Notes. If any of these things occur, our liquidity and capital needs may be severely affected, and we may be forced to sell off our loan receivables and other operating assets, or we may be forced to cease our operations.

29

If we default in our Note payment obligations, the indenture agreements provide that the trustee could accelerate all payments due under the Notes, which would further negatively affect our consolidated financial position and cash flows.

Our obligations with respect to the Notes are governed by the terms of indenture agreements with U.S. Bank National Association as trustee. Under the indentures, in addition to other possible events of default, if we fail to make a payment of principal or interest under any Note and this failure is not cured within 30 days, then we will be deemed in default. Upon such a default, the trustee or holders of 25% in principal of the outstanding Notes could declare all principal and accrued interest immediately due and payable. If our total assets do not cover these payment obligations, then we would most likely be unable to make all payments under the Notes when due, and we might be forced to cease our operations.

There is no sinking fund to ensure repayment of the Notes at maturity, so you are totally reliant upon our ability to generate adequate cash flows.

We do not contribute funds to a separate account, commonly known as a sinking fund, to repay the Notes upon maturity. Because funds are not set aside periodically for the repayment of the Notes over their respective terms, you must rely on our consolidated cash flows from operations, investing and financing activities, and other sources of financing for repayment, such as funds from the sale of the Notes, loan repayments, and other borrowings. To the extent cash flows from operations and other sources are not sufficient to repay the Notes you may lose all or part of your investment.

If we have a large number of repayments on the Notes, whether because of maturity or redemption, we may be unable to make such repayments.

We are obligated to redeem a Note without any interest penalty (i) upon the death of an investor, if requested by the executor or administrator of the investor’s estate (or if the Note is held jointly, by the surviving joint investor), and (ii) subject to certain limitations, upon request by an investor holding a 36 month Note issued on or after February 4, 2020. Such redemption requests are not subject to our consent but are subject to restrictions in the indenture. We may be faced with a large number of such redemption requests at one time. We are also required to repay all of the Notes upon their maturity. If the amounts of those repayments are too high, and we cannot offset them with loan repayments, secure new financing, or issue additional Notes, we may not have the liquidity to repay the investments.

30

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. Words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue,” “predict,” or other similar words identify forward-looking statements. Forward-looking statements appear in a number of places in this prospectus, including without limitation, “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding our intent, belief or current expectation about, among other things, trends affecting the markets in which we operate, our business, financial condition and growth strategies. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions (including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States, and other major developments, including wars, natural disasters, epidemics and pandemics, including the outbreak of novel coronavirus (COVID-19), military actions, and terrorist attacks), changes in federal and local laws and regulations, and increased competitive pressures. In addition, actual results may differ materially from those predicted in the forward-looking statements as a result of various factors, including but not limited to those set forth in the “Risk Factors” section of this prospectus.

If any of the events described in “Risk Factors” occur, they could have an adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in this prospectus in mind. You should not place undue reliance on any forward-looking statement. We are not obligated to update forward-looking statements.

31

USE OF PROCEEDS

(All dollar [$] amounts shown in thousands.)

The net proceeds we receive from this offering will be equal to the amount of the Notes we sell, less our offering expenses. If we sell the maximum offering amount of the Notes, which is $70,000, we estimate that we will incur approximately $411 in initial expenses and our net proceeds will be approximately $69,589.

We receive cash proceeds in varying amounts from time to time as the Notes are sold. A number of factors prevent us from precisely calculating the allocation of proceeds. The amount and timing from inflows depend on the sale of Notes, our customer loan repayments, and our borrowing capacity. Further, the Notes have varying maturities and dates of issuance, which make it impossible to predict with any accuracy how much of the proceeds will be used to redeem the Notes in any given year. We also cannot predict how many Notes will be sold or the amount of interest expense that will be incurred. For these reasons, we cannot provide any specific allocation of proceeds we will use for any particular purpose. However, we intend to use substantially all of the net offering proceeds as follows, in the following order of priority:

●	to make payments on other borrowings, including loans from affiliates;

●	to pay Notes on their scheduled due date and Notes that we are required to redeem early;

●	to make interest payments on the Notes; and

●	to the extent we have remaining net proceeds and adequate cash on hand, to fund any one or more of the following activities:

○	to extend commercial construction loans to homebuilders to build single or multi-family homes or develop lots;

○	to make distributions to equity owners, including distributions on our preferred equity;

○	for working capital and other corporate purposes;

○	to purchase defaulted secured debt from financial institutions at a discount;

○	to purchase defaulted unsecured debt from suppliers to homebuilders at a discount and then secure it with real estate or other collateral;

○	to purchase real estate, which we will operate our business in (one such purchase occurred in February 2017); and

○	to redeem Notes which we have decided to redeem prior to maturity.

We intend to use the proceeds of this offering to pay off Notes as they mature or otherwise become payable. The interest rates on the Notes will vary based on the date on which they were issued, and the maturities will be between one and four years.

There is no minimum number or amount of the Notes that we must sell to receive and use the proceeds from the sale of the Notes, and we cannot assure you that all or any portion of the Notes will be sold. In the event that we do not raise sufficient proceeds from our offerings of Notes, we could curtail the amount of funds we loan to our customers, or we could wrap up operations and pay back our debt, including the Notes. This might result in the Notes being paid back early. Please see “Risk Factors — Risks Related to Liquidity — We expect to be substantially reliant upon the net offering proceeds we receive from the sale of our Notes to meet principal and interest obligations on previously issued Notes,” “Risk Factors — Risks Related to Liquidity — There is no sinking fund to ensure repayment of the Notes at maturity, so you are totally reliant upon our ability to generate adequate cash flows,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

32

SELECTED FINANCIAL DATA

(All dollar [$] amounts shown in thousands.)

The following selected consolidated financial data should be read together with our consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The selected consolidated financial data in this section is not intended to replace our consolidated financial statements and the accompanying notes. Our historical results and information are not necessarily indicative of our future results.

The summary consolidated financial data as of and for the fiscal years ended December 31, 2019 and 2018 is derived from our unaudited interim consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data as of and for the fiscal years ended December 31, 2017, 2016, and 2015 is derived from our audited consolidated financial statements not included in this prospectus.

Presented in the following table is our audited selected financial data as of, and for, the years ended December 31,

	2019	2018	2017	2016	2015
	(Audited)	(Audited)	(Audited)	(Audited)	(Audited)
Operations Data
Net interest income
Interest and fee income on loans	$10,131	$7,764	$5,812	$3,640	$1,863
Interest expense	5,780	4,296	2,707	1,748	864
Provision for Loan losses	222	89	44	16	59
Net interest income after loan loss provision	4,129	3,379	3,061	1,876	940
Non-Interest Income
Gain from foreclosure of assets	203	19	77	72	105
Non-Interest Expense
Selling, general and administrative expenses	2,486	2,112	2,090	1,319	547
Loss on sale of foreclosed assets	274	103	–	–	–
Impairment loss on foreclosed assets	558	515	266	111	–
Net income	$1,014	$668	$782	$518	$498

Balance Sheet Data
Cash and cash equivalents	$1,883	$1,401	$3,478	$1,566	$1,341
Accrued interest on loans	1,031	568	720	280	146
Premises and equipment	936	1,051	1,020	69	–
Other assets	202	327	58	82	14
Loans receivable, net	55,369	46,490	30,043	20,091	14,060
Foreclosed assets	4,916	5,973	1,036	2,798	965
Total assets	64,337	55,810	36,355	24,886	16,526
Customer interest escrow	643	939	935	812	498
Accounts payable, accrued interest payable and other accrued expenses	2,999	2,864	2,058	1,363	539
Notes payable unsecured, net of deferred financing costs	26,520	22,635	16,904	11,962	8,497
Notes payable secured, net of deferred financing costs	26,991	23,258	11,644	7,322	3,683
Due to preferred equity member	37	32	31	28	25
Total liabilities	57,190	49,728	31,572	21,487	13,242
Redeemable preferred equity	2,959	2,385	1,097	–	–
Members’ capital	4,188	3,697	3,686	3,399	3,284
Members’ contributions	150	80	90	140	10
Members’ distributions	(357)	(737)	(585)	(543)	(281)

Summarized Unaudited Interim Consolidated Financial Data

for the Quarters Ended

	Quarter 4	Quarter 3	Quarter 2	Quarter 1	Quarter 4	Quarter 3	Quarter 2	Quarter 1
	2019	2019	2019	2019	2018	2018	2018	2018

Net interest income after loan loss provision	$1,117	$1,115	$818	$1,079	$914	$783	$876	$806
Non-interest income	22	86	95	–	(1)	20	–	–
SG&A expense	447	703	620	624	403	559	571	497
Depreciation and amortization	26	21	22	23	21	23	21	17
Loss on sale of foreclosed assets	–	274	–	–	100	3	–	–
Impairment loss on foreclosed assets	282	–	196	80	379	51	80	5
Net income	$384	$203	$75	$352	$10	$167	$204	$287

33

BUSINESS

Overview

We were organized in the Commonwealth of Pennsylvania in 2007 under the name 84 RE Partners, LLC and changed our name to Shepherd’s Finance, LLC on December 2, 2011. We converted to a Delaware limited liability company on March 29, 2012. Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently participating in the market. We are located in Jacksonville, Florida. Our operations are governed pursuant to our operating agreement.

We began commercial lending to residential homebuilders in late 2011. Our current loan portfolio is described more fully in this section under the sub heading “Commercial Construction and Development Loans.” We have a limited operating history as a finance company. Our board of managers is comprised of Mr. Daniel M. Wallach and three independent managers — Eric A. Rauscher, Kenneth R. Summers, and Gregory L. Sheldon. Our officers are responsible for our day-to-day operations, while the board of managers is responsible for overseeing our business.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do none, any or all of the following: purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, and purchase real estate in which we will operate our business.

Our Chief Executive Officer (“CEO”), Mr. Wallach, has been in the housing industry since 1985. He was the CFO of a multi-billion dollar supplier of building materials to home builders for 12 years. He also was responsible for that company’s lending business for 20 years. During those years, he was responsible for the creation and implementation of many secured lending programs to builders. Some of these were performed fully by that company, and some were performed in partnership with banks. In general, the creation of all loans, and the resolution of defaulted loans, was his responsibility, whether the loans were company loans or loans in partnership with banks. Through these programs, he was responsible for the creation of approximately $2,000,000,000 in loans which generated interest spread of $50,000,000, after deducting for loan losses. Through the years, he managed the development of systems for reducing and managing the risks and losses on defaulted loans. Mr. Wallach also was responsible for that company’s unsecured debt to builders, which reached over $300,000,000 at its peak. He also gained experience in securing defaulted unsecured debt.

In addition, our Executive Vice President of Operations has 14 years of experience in this type of lending. Our Acting Chief Financial Officer (“CFO”), who served as our CFO from January 2018 to May 2019 and was appointed Acting CFO in July 2019, has 14 years of public accounting experience. Our Executive Vice President of Sales has been in the housing industry for over 35 years, including holding executive level positions for the majority of that time.

We had $55,369,000 and $46,490,000 in loan assets as of December 31, 2019 and 2018, respectively. As of December 31, 2019 and 2018, respectively, we had 241 and 259 construction loans in 21 and 18 states with 70 and 75 borrowers. As of December 31, 2019 and 2018, respectively, we had nine and nine development loans in four and three states with five and four borrowers. We have various sources of capital, detailed below:

34

(All dollar [$] amounts shown in table in thousands.)	December 31, 2019	December 31, 2018
Capital Source
Purchase and sale agreements and other secured borrowings	$26,806	$22,521
Secured line of credit from affiliates	189	816
Unsecured line of credit (senior)	500	500
Unsecured Notes through our Notes Program, gross	20,308	17,348
Other unsecured debt	6,128	4,999
Preferred equity, Series C units	2,959	2,385
Preferred equity, Series B units	1,470	1,320
Common equity	2,718	2,377

Total	$61,078	$52,266

In 2018 and 2019, we worked on expanding our loan portfolio, while increasing capital and adding people and infrastructure to accommodate our expansion. For additional information related to the loan purchase and sale agreements and the lines of credit, please see “— Debt Summary and Sources of Liquidity” below.

Investment Objectives and Opportunity

Background and Strategy

Finance markets are highly fragmented, with numerous large, mid-size, and small lenders and investment companies, such as banks, savings and loan associations, credit unions, insurance companies, and institutional lenders, all competing for investment opportunities. Many of these market participants have experienced losses, as a result of the housing market (which started to decline in 2006, reached its bottom in 2008, and is now getting back to historical norms as of December 31, 2019), and their participation in lending in it. As a result of credit losses and restrictive government oversight, the financial institutions are not participating in this market to the extent they had before the credit crisis (as evidenced by the general lack of availability of construction financing and the higher cost of financing for the deals actually done). We believe that these lenders, while increasing their willingness and capacity to lend, will be unable to satisfy the current demand for residential construction financing, creating attractive potential opportunities for niche lenders such as us for many years to come. Our goal is not to be a customer’s only source of commercial lending, but an extra, more user-friendly piece of their financing. In 2019, while more small banks returned to the construction lending market, the demand for our loan products remained relatively constant. We attribute this to our sales staff and an increase in the number of small home builders in the market.

Our loans are marketed by lending representatives who work for us and are driven to maintain long-term customer relationships. Compensation for loan originators is focused on the profitability of loans originated, not simply the volume of loans originated. As of December 31, 2019, we have retained 19 full-time employees (four of which are lending representatives), including our CEO. In his previous experience, our CEO had a nationwide staff of 20 lenders working in the field.

Our efforts are designed to create a loan portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is well-secured by residential real estate; (iii) is short term in nature; and (iv) provides high interest spreads.

Our investment policies may be amended or changed at any time by our board of managers. In the years ahead, we plan on continuing our expansion of lending, increasing our geographic diversity, growing our rehab lending program, and improving our financial performance. We will be adding systems and people to accomplish these goals.

As we continue to grow our business, we are focusing some of our efforts on our rehab loan program, which we believe in the long run will face less bank competition.

35

We engage in various activities to try to mitigate the risks inherent in this type of lending by:

●	Keeping the loan-to-value ratio (“LTV”) between 60% and 75% on a portfolio basis, however, individual loans may, from time to time, have a greater LTV;

●	Generally using deposits from the builder on home construction loans to ensure the completion of the home. Lending losses on defaulted loans are usually a higher percentage when the home is not built, or is only partially built;

●	Having a higher yield than other forms of secured real estate lending;

●	Using interest escrows for some of our loans;

●	Aggressively working with builders who are in default on their loan before and during foreclosure. This technique generally yields a reduced realized loss; and

●	Market grading. We review all lending markets, analyzing their historic housing start cycles. Then, the current position of housing starts is examined in each market. Markets are classified into volatile, average, or stable, and then graded based on that classification and our opinion of where the market is in its housing cycle. This grading is then used to determine the builder deposit amount, LTV, and yield.

The following table contains items that we believe differentiate us from our competitors:

Item	Our Methods	Comments
Lending Regulation	We follow various state and federal laws, but are not regulated and controlled by bank examiners from the government. We follow best practices we have learned through our experience, some of which are required of banks.	For instance, banks are not required to buy title insurance by law, but typically banks do purchase title insurance for the properties on which they lend. We generally do not, as it is very difficult to collect on title policies. Instead, we use title searches to protect our interests.

FDIC Insurance	We do not offer FDIC insurance to our unsecured Notes investors.	Our yield to our customers, and our cost of funds is typically higher than that of most banks. We charge our borrowers higher interest rates than do most banks. We also save money by not paying for FDIC insurance.

Capital Structure	Typically, our unsecured notes offer through our Notes Program are due in one to four years, or when the Note matures.	This results in liquidity risk (i.e., funding borrowing requests or maturities of debt).

Community Reinvestment Act (CRA) (1)	We do not participate in the CRA.	Our sole purpose in making each individual loan is to maximize our returns while maintaining proper risk management.

Leverage	We try to maintain a 15% ratio of equity (including redeemable preferred equity) to loan assets.	Our equity to loan asset ratio was 13% as of December 31, 2019. The higher the ratio, the more potential losses we can absorb without impacting debt holders.

36

Experience in Builder Loans	We generally make loans to builders to purchase lots and/or to construct or rehab homes.	We have been focused on lending in the homebuilding industry since 2011, and we have extensive experience with these types of loans.

Geographic Diversity	We lend in 21 states as of December 31, 2019.	We believe that this geographic diversity helps in down markets, as not all housing markets decrease at the same rate and time.

Governmental Bailouts	Most likely not eligible.	We are not likely to be eligible for bank bailouts, which have happened periodically. To counter this, we intend to maintain a better leverage ratio than most financial institutions that would likely be eligible for a government bailout.

Underwriting	We focus on items that, in our experience, tend to predict risk.	These items include, using collateral, controlling LTVs, controlling the number of loans in one subdivision, underwriting appraisals, conducting property inspections, maintaining certain files and documents similar to those that a bank might maintain.

(1)	The CRA subjects a bank who receives FDIC insurance to regulatory assessment to determine if the bank meets the credit needs of its entire community, and to consider that determination in its evaluation of any application made by the bank for, among other things, approval of the acquisition or establishment of a bank branch.

Lines of Business

Our efforts are designed to create a portfolio that includes some or all of the following investment characteristics: (i) provides current income; (ii) is well-secured by residential real estate; (iii) is short term in nature; and (iv) provides high interest spreads. While we primarily provide commercial construction loans to homebuilders (for residential real estate), we may also purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, and purchase real estate in which we will operate our business.

Our investment policies may be amended or changed at any time by our board of managers.

Commercial Construction Loans to Homebuilders

We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. Most of the loans are for “spec homes” or “spec lots,” meaning they are built or developed speculatively (with no specific end-user home owner in mind). In addition, we lend money to purchase and rehabilitate older existing homes. Our customers generally benefit from doing business with us not just because they are able to sell additional homes (which we finance), but because, as they build additional homes, they are able to increase sales of homes that are built as contracted homes, where the eventual home owner obtains the loan. Builders generally have more success selling homes when a model or spec home is available for customers to see.

In a typical home construction transaction, a homebuilder obtains a loan to purchase a lot and build a home on that lot. In some cases, the builder has a contract with a customer to purchase the home upon its completion. In other cases, the home is built as a spec home, but the homebuilder believes it will sell before or shortly after completion, and therefore, building the home before it is under contract will increase the homebuilder’s sales and profitability. The builder may also believe that the construction of a spec home will increase the number of contract sales the homebuilder will have in a given year, as it may be easier to sell contract homes when the customer can see the builder’s work in the spec home. In some cases, these speculatively built homes are constructed with the intention to keep them as a model for a period of time, to increase contract sales, and then be sold. These are called model homes. While we may lend to a homebuilder for any of these types of new construction homes, as of December 31, 2019, about 78% of our construction loans are spec homes and 22% are contracts.

37

In a typical rehab transaction, we fund all or a portion of the purchase price, and then all of the cost to complete the project. In some circumstances, we are unable to see the inside of the home prior to closing, so we assume that anything from drywall to completion needs to be redone, as well as what we can see from the outside. Because we are flexible in our need to see the inside of the home, and we only use experienced builders as customers for this type of lending, we believe that this differentiates us from banks.

We fund the loans that we originate using available cash resources that are generated primarily from borrowings, our loan purchase and sale agreements, proceeds from the Notes offered pursuant to our public offering (“Notes Program”), equity, and net operating cash flow. We intend to continue funding loans we originate using the same sources.

There is a seasonal aspect to home construction, and this affects our monthly cash flow. In general, since the home construction loans we create will generally last less than a year on average, and since we are geographically diverse, the seasonality impact is somewhat mitigated.

Generally, our real estate loans are secured by one or more of the following:

●	the parcels of land to be developed;

●	finished lots;

●	new or rehabbed single-family homes; and/or

●	in most cases, personal guarantees of the principals of the borrower entity.

Most of our lending is based on the following general policies:

Customer Type	Small-to-Medium Size Homebuilders
Loan Type	Commercial
Loan Purpose	Construction/Rehabilitation of Homes or Development of Lots
Security	Homes, Lots, and/or Land
Priority	Generally, our loans are secured by a first priority mortgage lien; however, we may make loans secured by a second or other lower priority mortgage lien.
Loan-to-Value Averages	60–75%
Loan Amounts	Average home construction loan is $300,000. Development loans vary greatly.
Term	Demand, however most home construction loans typically payoff in under one year, and development loans are typically three to five-year projects.
Rate	Cost of Funds (“COF”) plus 3%, minimum rate of 7%
Origination Fee	5% for home construction loans, development loans on a case by case basis
Title Insurance	Only on high risk loans and rehabs
Hazard Insurance	Always
General Liability Insurance	Always
Credit	Builder should have significant building experience in the market, be building in the market currently, be able to make payments of interest, be able to make the required deposit, have acceptable personal credit, and have open lines of credit (unsecured) with suppliers which are adequate and in which the builder is substantially compliant. Required deposits may be able to be avoided if we do not fund the purchase of land. We generally do not advertise to find customers, but use our loan representatives. We believe this approach will allow us to focus our efforts on builders that meet our acceptable risk profile.
Third Party Guarantor	None, however the loans are generally guaranteed by the owners of the borrower.

38

We may change these policies at any time based on then-existing market conditions or otherwise, at the discretion of our CEO and board of managers.

Commercial Development Loans to Homebuilders

We extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential buildings. In a typical development transaction, a homebuilder/developer purchases a specific parcel or parcels of land. Developers must secure financing in order to pay the purchase price for the land as well as to pay expenses incurred while developing the lots. This is the financing we provide. Once financing has been secured, the lot developers create individual lots. Developers secure permits allowing the property to be developed and then design and build roads and utility systems for water, sewer, gas, and electricity to service the property. The individual lots are then sold before a home is built on them; paid off, built on and then sold; or built on, then sold and paid off (in these cases, we may subordinate our loan to the home construction loan).

Purchases and Securitization of Unsecured Debt from Suppliers to Homebuilders

Homebuilders generally buy their construction materials from building supply companies, which offer unsecured credit lines for these purchases. Sometimes the builder is unable to pay the principal on their line of credit when due, and in a small percentage of these cases, the builder owns unencumbered real estate. When this is the case, the building supply company may convert the unsecured line of credit to secured, using this real estate as security. In some of these situations, the building supply company is unwilling to complete this type of transaction, and is willing to take a payment of a percentage of the balance of the unsecured line as full payment. If we pay the building supply company a percentage of this debt, and then take the real estate as collateral for the whole amount of the original debt, management’s experience indicates we will be able to eventually collect from the builder, or from the sale of the property through foreclosure or otherwise, creating a profit for the Company. We have not completed any of these transactions, but may choose to do so if the opportunity presents itself.

Purchases of Defaulted Secured Debt from Financial Institutions

Many financial institutions have made loans to homebuilders. In some cases, these loans default, and eventually these loans result in collateral foreclosure. After the foreclosure proceeding, the properties usually become the property of the financial institution, which then sells the property, generally at a loss. While the loan is in the foreclosure process, and after the process while the real estate is owned and for sale, the bank holds a nonperforming asset. Sometimes these nonperforming assets negatively impact the banks’ profitability and regulatory ratios. Some banks choose to cleanse their books of these items at a severe loss, allowing them to, while taking a loss, get back to their commercial lending business. There are potential opportunities to purchase some portfolios of defaulted loans, and/or real estate owned through foreclosure, at deep discounts compared to the actual value of the property. We have not completed any of these transactions, but may choose to do so if the opportunity presents itself.

Purchases of Real Estate

In limited circumstances, the commercial construction loans described above may result in us owning commercial real property as a result of a loan workout, foreclosure, or similar circumstances. Over the course of running our company since 2011 we have acquired and disposed of properties for these reasons. Our foreclosed assets line of our balance sheet shows the value of properties we have obtained through this process that we have not yet disposed of. In addition, in February 2017 we purchased a commercial office in which we now operate. We intend to manage and dispose of any real property assets we acquire in the manner that our management determines is most advantageous to us.

39

Loan Portfolio

Commercial Loans – Construction Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2019:

(All dollar [$] amounts shown in table in thousands.)

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Colorado	1	1	$630	$425	$424	67%		5%
Connecticut	1	1	340	224	55	66%		5%
Florida	17	112	32,259	24,031	16,826	74%		5%
Georgia	3	4	2,085	1,343	917	64%		5%
Idaho	1	1	310	217	173	70%		5%
Indiana	2	3	1,687	1,083	383	64%		5%
Michigan	4	11	3,696	2,566	1,820	69%		5%
New Jersey	3	6	1,925	1,471	1,396	76%		5%
New York	2	3	1,370	940	743	69%		5%
North Carolina	6	20	5,790	4,009	2,471	69%		5%
Ohio	3	9	4,117	2,664	2,153	65%		5%
Oregon	1	2	1,137	796	739	70%		5%
Pennsylvania	3	24	20,791	13,322	11,772	64%		5%
South Carolina	11	25	8,809	6,419	4,786	73%		5%
Tennessee	3	4	1,367	1,069	503	78%		5%
Texas	3	4	1,984	1,270	843	64%		5%
Utah	2	4	1,862	1,389	1,000	75%		5%
Virginia	1	3	1,245	815	734	65%		5%
Washington	1	2	1,040	728	445	70%		5%
Wisconsin	1	1	539	332	285	62%		5%
Wyoming	1	1	228	160	143	70%		5%
Total	70	241	$93,211	$65,273	$48,611	70	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

Commercial Loans — Real Estate Development Loans

The following is a summary of our loan portfolio to builders for land development as of December 31, 2019 and 2018. A significant portion of our development loans consist of the Pennsylvania Loans. Our additional development loans are in North Carolina, South Carolina, and Florida.

40

(All dollar [$] amounts shown in table and footnotes in thousands.)

Year	Number of States	Number of Borrowers	Number of Loans	Gross Value of Collateral(1)	Commitment Amount(3)	Gross Amount Outstanding	Loan to Value Ratio(2)		Interest Spread
2019	4	5	9	$13,007	$9,866	$8,997	69	%(4)	7%
2018	3	4	9	$10,134	$7,456	$6,020	59	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid. A portion of this collateral is $1,470 and $1,320 as of December 31, 2019 and 2018, respectively, of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity might be difficult to sell, which may impact our ability to recover the loan balance. In addition, a portion of the collateral value is estimated based on the selling prices anticipated for the homes.

(2)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(3)	The commitment amount does not include letters of credit and cash bonds.

(4)	Represents the weighted average loan to value ratio of the loans.

Credit Quality Information

The following table presents credit-related information at the “class” level in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 310-10-50, Disclosures about the Credit Quality of Finance Receivables and the Allowance for Credit Losses. A class is generally a disaggregation of a portfolio segment. In determining the classes, the Company considered the finance receivable characteristics and methods it applies in monitoring and assessing credit risk and performance.

The following table summarizes finance receivables by the risk ratings that regulatory agencies utilize to classify credit exposure and which are consistent with indicators the Company monitors. Risk ratings are reviewed on a regular basis and are adjusted as necessary for updated information affecting the borrowers’ ability to fulfill their obligations.

The definitions of these ratings are as follows:

●	Pass – finance receivables in this category do not meet the criteria for classification in one of the categories below.
●	Special mention – a special mention asset exhibits potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may, at some future date, result in the deterioration of the repayment prospects.
●	Classified – a classified asset ranges from: 1) assets that are inadequately protected by the current sound worth and paying capacity of the borrower, and are characterized by the distinct possibility that some loss will be sustained if the deficiencies are not corrected to 2) assets with weaknesses that make collection or liquidation in full unlikely on the basis of current facts, conditions, and values. Assets in this classification can be accruing or on non-accrual depending on the evaluation of these factors.

Finance Receivables – By risk rating:

(All dollar [$] amounts shown in table in thousands.)

	December 31, 2019	December 31, 2018

Pass	$53,542	$43,402
Special mention	2,571	3,222
Classified – accruing	–	–
Classified – nonaccrual	1,495	2,503
Total	$57,608	$49,127

41

Finance Receivables – Method of impairment calculation:

(All dollar [$] amounts shown in table in thousands.)

	December 31, 2019	December 31, 2018

Performing loans evaluated individually	$26,233	$19,037
Performing loans evaluated collectively	29,880	27,587
Non-performing loans without a specific reserve	1,467	2,204
Non-performing loans with a specific reserve	28	299
Total evaluated collectively for loan losses	$57,608	$49,127

At December 31, 2019 and 2018, there were no loans acquired with deteriorated credit quality. There were four impaired loan assets as of December 31, 2019 compared to 23 impaired loans assets as of December 31, 2018. Of the 23 impaired loans in 2018, 20 are from one customer where the owner of the company died in November 2018.

2020 Outlook

In 2020, we anticipate using proceeds from the Notes Program, the loan purchase and sale agreements, and other sources to generate additional loans (mostly spec home construction loans), increase loan balances, and increase our customer and geographic diversity. We anticipate that the rehab program will grow as a percentage of our origination volume. On March 24, 2020, we suspended originations of new loans in order to maintain liquidity and preserve financial flexibility. As of March 26, 2020, we had approximately $15 million in unfunded commitments to builders. We told all of our borrowers that we will fund all loans where the underlying home is already under construction, and have advised them to build as quickly as possible to bring the homes on the market as soon as possible. For loans where the borrower has not yet begun construction of the underlying home, we have told the borrowers that we will not fund construction and they should therefore not start construction. As a result of these actions, we expect unfunded commitments to be reduced to approximately $10 million. We expect to fund some of the unfunded commitment using our secured debt. We expect that the suspension of originations of new loans will last at least until the end of May 2020, at which time we expect to reevaluate our policies in this respect.

As of March 27, 2020, the we have over $3 million in cash on hand, which is higher than our average cash on hand. Our top priorities are paying our investors principal and interest in accordance with the terms of such investments, and funding the partially built homes in accordance with our lending agreements.

Debt Summary and Sources of Liquidity

Below is a summary of some of our debt and sources of liquidity. The discussion below does not discuss all of our debt. Please see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our financial statements and the notes to those financial statements contained elsewhere in this prospectus for additional information about debt and sources of liquidity.

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. One loan purchase and sale agreement is with Builder Finance, Inc. (“Builder Finance”), and the second loan purchase and sale agreement is with S.K. Funding, LLC (“S.K. Funding”). These agreements are described below.

42

Loan Purchase and Sale Agreement with Builder Finance

We entered into a loan purchase and sale agreement (the “Builder Finance LPSA”) with Builder Finance in February 2017. Pursuant to the Builder Finance LPSA, Builder Finance has the right, from time to time, to purchase from us senior priority interests in certain loans made to fund the vertical construction of one to four family residential dwellings (“Eligible Loans”). The Builder Finance LPSA is made effective as of August 1, 2016. Each Eligible Loan is evidenced by notes secured by, among other things, mortgages or deeds of trust encumbering the respective construction properties. The Builder Finance LPSA has been amended four times as of January 31, 2020, to allow for, among other things, the purchaser to retain their portion of the loan past the 12 month period described below. As of December 31, 2019, the book value of loans which serve as collateral under the Builder Finance LPSA is approximately $13.7 million and the amount due from us to Builder Finance under the Builder Finance LPSA is approximately $9.4 million. Builder Finance receives the actual interest rate charged to the borrower on the loans or portions of loans that it purchases pursuant to the Builder Finance LPSA.

Pursuant to the procedures set forth in Sections 5.5 through 5.7 of the Builder Finance LPSA, we, upon written notice to Builder Finance, have the right at any time (the “Call Option”) to repurchase from Builder Finance the transferred rights to any senior loan. The Call Option purchase price for each senior loan will be an amount equal to the then outstanding principal amount of the senior loan held by Builder Finance plus accrued interest, provided that if the aggregate interest paid to Builder Finance in respect of such senior loan as of the repurchase date will be less than 4% of the total commitment amount of Builder Finance in respect of such senior loan, then the purchase price shall be increased by an amount equal to such shortfall. Similarly, Builder Finance, upon written notice to the us, has the right at any time (the “Put Option”), to elect to require us to repurchase the transferred rights pertaining to any senior loan, or any portion of a senior loan held by Builder Finance. The Put Option purchase price will be an amount equal to the outstanding principal amount of the senior loan held by Builder Finance plus accrued interest, provided that the aggregate put prices payable in respect of all senior loans put to us during any trailing 12 month period ending on the date of the put notice shall never exceed the Put Option Limit, which is an amount equal to 10% of all fundings made by Builder Finance to us under the senior loans during such 12 month period.

We agreed that until the prior payment of all amounts due to Builder Finance in respect of the senior loan and the transferred rights: (a) all payments by us or Builder Finance from or on behalf of borrowers under or pursuant to the relevant loan documents will be applied first, to the payment of any amounts due to Builder Finance in respect of the senior loan and the transferred rights, and second, to the payment of any amounts due to us in respect of the subordinated loan; (b) all payments received by us or Builder Finance in connection with the foreclosure upon or other realization on any loan collateral will be applied first, to the payment of any amounts due to Builder Finance in respect of the senior loan and the transferred rights, and second, to the payment of any amounts due to us in respect of the subordinated loan; and (c) our rights in and to the loan collateral or any security interests granted under Loan Documents will be subordinated to any and all rights of Builder Finance in and to such collateral and interests.

We are generally the servicer of the loans. Unless otherwise agreed to in writing by the parties, the Builder Finance LPSA will terminate: (a) when the entire indebtedness due under the relevant loan documents for all senior loans held by Builder Finance shall have been paid, and we have paid to Builder Finance all amounts due under the Builder Finance LPSA, and no new amounts become due thereunder within 30 days thereafter; or (b) when all senior loans and subordinate loans and the rights under the Builder Finance LPSA relating thereto are owned and held by one person, firm or corporation for its own account for a period exceeding 30 days.

Loan Purchase and Sale Agreement with S.K. Funding

We also entered into a loan purchase and sale agreement (the “S.K. Funding LPSA”) with Seven Kings Holdings, Inc. (“7Kings”) in April 2015. However, on or about May 7, 2015, 7Kings assigned its right and interest in the S.K. Funding LPSA to S.K. Funding, which is an affiliate of 7Kings. The S.K. Funding LPSA has been amended ten times as of December 31, 2019, to allow for, among other things, S.K. Funding to purchase numerous loans in amounts greater than that permitted by the original S.K. Funding LPSA. As of December 31, 2019, the book value of loans which serve as collateral under the S.K. Funding LPSA is approximately $10.4 million and the amount due from us to S.K. Funding under the S.K. Funding LPSA is approximately $6.8 million.

As of December 31, 2019, the weighted average interest rate of loans purchased by S.K. Funding under the S.K. Funding LPSA is approximately 10.0% per annum. We service all of the loans. There is an unlimited right for us to call any loan sold.

43

Lines of Credit

We have nine lines of credit, three of which are from affiliates. As of December 31, 2019, we have a total balance of approximately $11,392,000 million across the lines of credit with remaining availability of approximately $4,433,000 million.

Lines of Credit Extended by Mr. Wallach and His Affiliates

We have two lines of credit from Daniel M. Wallach (our CEO and chairman of the board of managers) and his affiliates. The first line of credit has a maximum principal borrowing amount of $1,250,000 and is payable to Mr. Wallach and his wife, Joyce S. Wallach, as tenants by the entirety (the “Wallach LOC”). The second line of credit has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Wallach Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”). The Notes are subordinated in right of payment to all secured debt, including these Wallach Affiliate LOCs. Pursuant to the promissory note for each Wallach Affiliate LOC, the lenders have the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. The Wallach Affiliate LOCs are due and payable upon demand by the lender. As of December 31, 2019, we borrowed $44,000 on the Wallach LOC, with availability on that line of credit of $1,206,000, and $0 on the Wallach Trust LOC, with remaining availability on that line of credit of $250,000.

The Wallach Affiliate LOCs are collateralized by a lien against all of our assets. The Notes are subordinated in right of payment to all secured debt, including the Wallach Affiliate LOCs. The interest rate on the Wallach Affiliate LOCs generally equals the prime rate plus 3%. The interest rate on the Wallach Affiliate LOCs may not, however, exceed the maximum rate allowed by applicable law. As of December 31, 2019 and 2018, the interest rate was 7.75% and 8.5%, respectively, for both the Wallach LOC and the Wallach Trust LOC. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Wallach Affiliate LOCs in whole or in part at any time.

The Wallach Affiliate LOCs were approved by Mr. Wallach in his capacity as sole manager prior to the time we had independent managers. The independent managers ratified and approved these transactions subsequent to the formation of the board of managers. In June 2018, we entered into a First Amendment to the Wallach LOC and a First Amendment to the Wallach Trust LOC which modified the interest rates under the Wallach Affiliate LOCs to generally equal the prime rate plus 3%. These amendments were approved by a majority of our independent managers. See “Risk Factors — Risks Related to Conflicts of Interest — Our CEO (who is also on our board of managers) and Executive Vice President of Sales will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.”

Line of Credit Extended by Swanson

In October 2017, we entered into a line of credit agreement (as amended, the “Swanson LOC Agreement”) with Paul Swanson. Pursuant to the Swanson LOC Agreement, Mr. Swanson provides us with a revolving line of credit (the “Swanson LOC”) not to exceed $7,000,000. Of the unsecured portion of the Swanson LOC, $1 million is due in June 2020 with the remaining amount of approximately $176,000 (as of December 31, 2019) coming due in November 2020. The secured portion of the Swanson LOC is due in June 2021. The Swanson LOC Agreement will terminate in June 2021. As of December 31, 2019, the outstanding principal balance of the secured portion was approximately $5,824,000 and the outstanding principal balance of the unsecured portion was approximately $1,176,000.

The Swanson LOC requires monthly payments of interest only during the term of the Swanson LOC, with the principal balance due upon termination. The unpaid principal amounts advanced on the Swanson LOC bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day at 9%. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Swanson LOC in whole or in part at any time.

44

We are pledging, and will continue to pledge in the future, certain of our commercial loans as collateral for a portion of the Swanson LOC (the “Swanson Collateral Loans”) pursuant to the Collateral Assignment of Notes and Documents dated as of October 23, 2017. The amount outstanding under the Swanson LOC may not exceed 67% of the aggregate amount outstanding on the Swanson Collateral Loans then pledged to secure the Swanson LOC. Our obligation to repay the Swanson LOC is evidenced by a promissory note from us dated October 23, 2017.

Mr. Swanson may demand the unpaid principal amount under the Swanson LOC, along with interest accrued thereon and all other amounts owing under the Swanson LOC upon an “event of default,” as defined in the Swanson LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, our failing to service the Swanson Collateral Loans in a commercially reasonable manner, or our filing of a petition for bankruptcy.

R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “Swanson LOC Custodian”) serves as the custodian to hold the Swanson Collateral Loans for the benefit of Mr. Swanson pursuant to the Custodial Agreement dated as of October 23, 2017 between us, Mr. Swanson, and the Swanson LOC Custodian. The Swanson LOC Custodian is owned by R. Scott Summers, an investor in our Notes Program, a lender under one of the 2019 LOC Agreements (described below), and the son of Kenneth R. Summers, one of our independent managers. The Swanson LOC Custodian is responsible for certifying to Mr. Swanson that it has received the relevant Swanson Collateral Loan assignment documentation from us. We are responsible for paying the Swanson LOC Custodian’s monthly fee, which is equal to 1% interest on the amount of the Swanson Collateral Loans outstanding in the Swanson LOC Custodian’s custody.

Line of Credit Extended by Shuman

In July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with a group of lenders, and the Shuman LOC Agreement is now held by Cindy K. Shuman as widow and devisee of Mr. Shuman (collectively, “Shuman”). Pursuant to the Shuman LOC, Shuman provides us with a revolving line of credit (the “Shuman LOC”) not to exceed $1.325 million. The Shuman LOC is secured with assignments of certain notes and mortgages and carries a total annual cost of funds to us of 10%. The Shuman line of credit is currently due in July 2020, although it may be extended for additional 12-month periods. As of December 31, 2019, the Shuman LOC was fully borrowed with an outstanding principal balance of $1.325 million.

The Shuman LOC requires monthly payments of interest only during the term of the Shuman LOC, with the principal balance due upon termination. The unpaid principal amounts advanced on the Shuman LOC bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day at 10%. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Shuman LOC in whole or in part at any time.

We are pledging, and will continue to pledge in the future, certain of our commercial loans as collateral for the Shuman LOC (the “Shuman Collateral Loans”) pursuant to the Collateral Assignment of Notes and Documents dated as of July 11, 2017. The amount outstanding under the Shuman LOC may not exceed 67% of the aggregate amount outstanding on the Shuman Collateral Loans then pledged to secure the Shuman LOC. Our obligation to repay the Shuman LOC is evidenced by a promissory note from us dated July 11, 2017.

Shuman may demand the unpaid principal amount under the Shuman LOC, along with interest accrued thereon and all other amounts owing under the Shuman LOC upon an “event of default,” as defined in the Shuman LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, our failing to service the Shuman Collateral Loans in a commercially reasonable manner, or our filing of a petition for bankruptcy.

R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “Shuman LOC Custodian”) serves as the custodian to hold the Shuman Collateral Loans for the benefit of Shuman pursuant to the Custodial Agreement dated as of July 11, 2017 between us, Shuman, and the Shuman LOC Custodian. The Shuman LOC Custodian is owned by R. Scott Summers, an investor in our Notes Program, a lender under one of the 2019 LOC Agreements (described below), and the son of Kenneth R. Summers, one of our independent managers. The Shuman LOC Custodian is responsible for certifying to Shuman that it has received the relevant Shuman Collateral Loan assignment documentation from us. We are responsible for paying the Shuman LOC Custodian’s monthly fee, which is equal to 1% interest on the amount of the Shuman Collateral Loans outstanding in the Shuman LOC Custodian’s custody.

45

Line of Credit Extended by William Myrick

In June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our Executive Vice President of Sales, William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) not to exceed $1 million. The Myrick LOC is due and payable upon demand by the lender. As of December 31, 2019, we had borrowed $145,000 in principal on the Myrick LOC, with availability on that line of credit of $855,000.

The Myrick LOC is collateralized by a lien against all of our assets. The interest rate on the Myrick LOC generally equals the prime rate plus 3%. As of December 31, 2019 and 2018, the interest rate was 7.75% and 8.5%, respectively, for the Myrick LOC. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Myrick LOC in whole or in part at any time.

Mr. Myrick may demand the unpaid principal amount under the Myrick LOC, along with interest accrued thereon and all other amounts owing under the Myrick LOC upon an “event of default,” as defined in the Myrick LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, a default under the Myrick LOC Agreement’s terms or obligations or representations, or our filing of a petition for bankruptcy or a commencement of foreclosure proceedings.

The Myrick LOC was approved by a majority of our independent managers as they determined the terms of the Myrick LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

2019 LOC Agreements

In 2019, we entered into four line of credit agreements (the “2019 LOC Agreements”) with lenders. Pursuant to the 2019 LOC Agreements, the lenders provide us with revolving lines of credit (the “2019 LOCs”) not to exceed a total of $5 million. The 2019 LOC Agreements are secured with assignments of certain notes and mortgages and carry a total annual cost of funds to us ranging from 9.0% to 11.0%. The terms generally allow the lenders to give one month notice after which the principal balance will reduce to zero over the following three months. As of December 31, 2019, we had borrowed $2,878,000 in principal on the 2019 LOCs, with availability on those lines of credit of $2,122,000.

The New LOC Agreements require monthly payments of interest only during the term of each New LOC Agreement, with the principal balance due upon termination. The unpaid principal amounts advanced on the New LOC Agreements bear interest for each day until due at a fixed rate per annum (computed on the basis of a year of 360 days for actual days elapsed) for each day. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the New LOC Agreements in whole or in part at any time.

We are pledging, and will continue to pledge in the future, certain of our commercial loans as collateral for the 2019 LOCs (the “2019 LOC Collateral Loans”) pursuant to Collateral Assignments of Notes and Documents.

The lenders may demand the unpaid principal amount under their respective 2019 LOC Agreement, along with interest accrued thereon and all other amounts owing under the 2019 LOC Agreement upon an “event of default,” as defined in each 2019 LOC Agreement. An “event of default” includes our failing to pay payments within 10 days of when such payment is due, our failing to service the 2019 LOC Collateral Loans in a commercially reasonable manner, or our filing of a petition for bankruptcy.

R. Scott Summers, P.L.L.C., a West Virginia professional limited liability company (the “2019 LOCs Custodian”) also serves as the custodian to hold the 2019 LOC Collateral Loans for the benefit of the lenders of the 2019 LOCs pursuant to the Custodial Agreement dated as of July 30, 2019 between us and the 2019 LOCs Custodian. We are responsible for paying the 2019 LOCs Custodian’s monthly fee, which is equal to 1% interest on the amount of the 2019 LOC Collateral Loans outstanding in the 2019 LOCs Custodian’s custody.

46

Mortgage

On January 19, 2018, we entered into a commercial mortgage with Community Bank (the “Commercial Mortgage”) on the office building which we own and operate (our “Office Building”) in an amount not to exceed $660,000. The Commercial Mortgage is due and payable in January 2033. As of December 31, 2019, the principal amount of the Commercial Mortgage was $634,000.

The Commercial Mortgage is secured by a first mortgage lien and an assignment of leases and rents on our Office Building. The annual interest rate on the Commercial Mortgage is 5.07%. We may, at our option, choose to prepay the principal, interest, or other amounts due from us under the Commercial Mortgage in whole or in part at any time.

The following constitute events of default under the Commercial Mortgage: a failure to make any payment when due; a failure to comply with or perform and other term, obligation, covenant or condition under the Commercial Mortgage; a default under any loan, extension of credit, security agreement, purchase or sale agreement, or any other agreement, in favor of any other creditor or person that materially affect any of our property or our ability to repay the Commercial Mortgage; and any false statements under the Commercial Mortgage.

Competition

Historically, our industry has been highly competitive. We compete for opportunities with numerous public and private investment vehicles, including financial institutions, specialty finance companies, mortgage banks, pension funds, opportunity funds, hedge funds, REITs, and other institutional investors, as well as individuals. Many competitors are significantly larger than us, have well-established operating histories and may have greater access to capital and resources and have other advantages over us. These competitors may be willing to accept lower returns on their investments or to modify underwriting standards and, as a result, our origination volume and profit margins could be adversely affected.

We believe that this is a good time to extend commercial loans to builders in the residential real estate market because, currently, this market appears underserved, home values are average, and many of our competitors have sustained losses due to declines in home values in the second half of the previous decade and, therefore, are reluctant to lend in this space at this time. We expect our loans to be different than other lenders in the markets in which we are active. Typically, the differences are:

●	our loans may have a higher fee;

●	our loans may include an interest free period (whereas other lenders typically charge interest); and

●	some of our loans may have lower costs as a result of not requiring title insurance.

Regulatory Matters

Financial Regulation

Our operations are not subject to the stringent regulatory requirements imposed upon the operations of commercial banks, savings banks, and thrift institutions. We are not subject to periodic compliance examinations by federal or state banking regulators. Further, our Notes are not certificates of deposit or similar obligations or guaranteed by any depository institution and are not insured by the FDIC or any governmental or private insurance fund, or any other entity.

47

The Investment Company Act of 1940

An investment company is defined under the Investment Company Act of 1940, as amended (the “Investment Company Act”), to include any issuer engaged primarily in the business of investing, reinvesting, or trading in securities. Absent an exemption, investment companies are required to register as such with the SEC and to comply with various governance and operational requirements. If we were considered an “investment company” within the meaning of the Investment Company Act, we would be subject to numerous requirements and restrictions relating to our structure and operation. If we were required to register as an investment company under the Investment Company Act and to comply with these requirements and restrictions, we may have to make significant changes in our proposed structure and operations to comply with exemption from registration, which could adversely affect our business. Such changes may include, for example, limiting the range of assets in which we may invest. We intend to conduct our operations so as to fit within an exemption from registration under the Investment Company Act for purchasing or otherwise acquiring mortgages and other liens on and interest in real estate. In order to satisfy the requirements of such exemption, we may need to restrict the scope of our operations.

Environmental Compliance

We do not believe that compliance with federal, state, or local laws relating to the protection of the environment will have a material effect on our business in the foreseeable future. However, loans we extend or purchase are secured by real property. In the course of our business, we may own or foreclose and take title to real estate that could be subject to environmental liabilities with respect to these properties. We (or our loan customers) may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances or chemical release at a property. The costs associated with the investigation or remediation activities could be substantial. In addition, if we become the owner of or discover that we were formerly the owner of a contaminated site, we may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. To date, we have not incurred any significant costs related to environmental compliance and we do not anticipate incurring any significant costs for environmental compliance in the future. Generally, when we are lending on property which is being developed into single family building lots, an environmental assessment is done by the builder for the various governmental agencies. When we lend for new construction on newly developed lots, the lots have generally been reviewed while they were being developed. We also perform our own physical inspection of the lot, which includes assessing potential environmental issues. Before we take possession of a property through foreclosure, we again assess the property for possible environmental concerns, which, if deemed to be a significant risk compared to the value of the property, could cause us to forego foreclosure on the property and to seek other avenues for collection.

Legal Proceedings

As of the date of this prospectus, we are not aware that we or our members are a party to any pending or threatened legal proceeding or proceeding by a governmental authority that would have a material adverse effect on our business.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which require us to file certain reports and other information with the SEC. The annual reports we file with the SEC will contain consolidated financial information that has been examined and reported upon, with an opinion expressed by an independent registered public accounting firm. You may access this information online, at our website, at www.shepherdsfinance.com, or by calling us at (302) 752-2688 (30-ASK-ABOUT) or writing us at Shepherd’s Finance, LLC, 13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258 to have copies mailed to you at no cost. However, information contained on our website does not constitute part of this prospectus, and you should rely only on the information contained in or specifically incorporated by reference into this prospectus in deciding whether to invest in the Notes. We do not intend to deliver reports to security holders if such reports are not required pursuant to Section 15(d) of the Exchange Act.

48

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(All dollar [$] amounts shown in thousands.)

The following discussion and analysis should be read in conjunction with the consolidated financial statements and notes thereto included in this prospectus. See also “Forward-Looking Statements.”

Overview

We were organized in the Commonwealth of Pennsylvania in 2007 under the name 84 RE Partners, LLC and changed our name to Shepherd’s Finance, LLC on December 2, 2011. We converted to a Delaware limited liability company on March 29, 2012. Our business is focused on commercial lending to participants in the residential construction and development industry. We believe this market is underserved because of the lack of traditional lenders currently participating in the market. We are located in Jacksonville, Florida. Our operations are governed pursuant to our operating agreement.

The commercial loans we extend are secured by mortgages on the underlying real estate. We extend and service commercial loans to small-to-medium sized homebuilders for the purchase of lots and/or the construction of homes thereon. In some circumstances, the lot is purchased with an older home on the lot which is then either removed or rehabilitated. If the home is rehabilitated, the loan is referred to as a “rehab” loan. We also extend and service loans for the purchase of lots and undeveloped land and the development of that land into residential building lots. In addition, we may, depending on our cash position and the opportunities available to us, do none, any or all of the following: purchase defaulted unsecured debt from suppliers to homebuilders at a discount (and then secure that debt with real estate or other collateral), purchase defaulted secured debt from financial institutions at a discount, and purchase real estate in which we will operate our business.

Economic and Industry Dynamics

We found a niche in the home construction financing industry, to become the lender of choice or secondary lender to residential homebuilders during the absence of sufficient lending at the homebuilder’s local financial institution or community bank. Our customers increase their sales and profits by borrowing from us and, in return we generate positive returns on secured loans we make to them.

Perceived Challenges and Anticipated Responses

The following is not intended to represent a comprehensive list or description of the risks or challenges facing the Company. Currently, our management is most focused on the following challenges along with the corresponding actions to address those challenges:

Perceived Challenges and Risks	Anticipated Management Actions/Response
Potential loan value-to-collateral value issues (i.e., being underwater on particular loans)	We manage this challenge by risk-rating both the geographic region and the builder, and then adjusting the loan-to-value (i.e., the loan amount versus the value of the collateral) based on risk assessments. Additionally, we collect a deposit up-front for construction loans. Despite these efforts, if values in a particular area of the country drop by 60%, we will have loaned more than the value of the collateral. We have found that the best solution to this risk is a speedy resolution of the loan, and helping the builder finish the home rapidly rather than foreclosing on the partially built home. Our experience in this area will help us limit, but not eliminate, the negative effects in the event of another economic downturn.

49

Concentration of loan portfolio (i.e., how many of the loans are of or with any particular type, customer, or geography)	As of December 31, 2019 and 2018, 25% and 23% of our outstanding loan commitments consist of loans to one borrower, and the collateral is in one real estate market, Pittsburgh, Pennsylvania. Accordingly, the ultimate collectability of a significant portion of these loans is susceptible to changes in market conditions in that area. As of December 31, 2019, our next two largest customers make up 15% and 3% of our loan commitments, with loans in Orlando, Florida and Cape Coral, Florida, respectively. As of December 31, 2018, our next two largest customers made up 13% and 4% of our loan commitments, with loans in Sarasota, Florida and Savannah, Georgia, respectively. In the upcoming years, we plan on continuing to increase our geographic and builder diversity while continuing to focus on our residential homebuilder customers.
Not having funds available to us to service the commitments we have

The typical construction loan has about 75% of its loan amount outstanding on average. That means that on average, about 25% of the commitment is not loaned, usually because the house is not complete. As of December 31, 2019, unfunded commitments totaled $16,662, which we will fund along with our purchase and sale agreement participants. However, if we are short on cash, we could do the following:

● raise interest rates on the Notes we offer to our investors to attract new Note investments;

● sell more secured interest on our loans; or

● draw down on our lines of credit from our affiliates.

Nonpayment of interest by our customers	Most of our customers pay interest on a monthly basis, and these funds are used to, among other things, pay interest on our debt monthly. While we have the liquidity to withstand some nonpayment of interest, if a high percentage of our customers were not paying interest, it will impede our ability to pay our debts on time.
Nonperforming assets	As of December 31, 2019, nonperforming assets were approximately $6,411 (defined as impaired loans and/or loans on nonaccrual plus foreclosed assets). However, we do have the ability to repay most of our debt without penalty, if we believe that is appropriate.
COVID-19 Impact on housing values and liquidity

As of March 24, 2020, we suspended originations of new loans in order to maintain liquidity and preserve financial flexibility. We told all of our borrowers that we will fund all loans where the underlying home is already under construction, and have advised them to build as quickly as possible to bring the homes on the market as soon as possible. For loans where the borrower has not yet begun construction of the underlying home, we have told the borrowers that we will not fund construction and they should therefore not start construction. As a result of these actions, we expect unfunded commitments to be reduced to approximately $10,000. We expect to fund some of the unfunded commitment using our secured debt. We expect that the suspension of originations of new loans will last at least until the end of May 2020, or until management feels comfortable resuming loan originations.

As of March 27, 2020, we have over $3,000 in cash on hand, which is higher than our average cash on hand. Our top priorities are paying our investors principal and interest in accordance with the terms of their investments, and funding the partially built homes in accordance with our lending agreements.

50

Opportunities

Although we can give no assurance as to our success, in the future, our management will focus its efforts on the following opportunities:

●	receiving money from the Notes and other sources of capital, sufficient to operate our business and allow for growth and diversification in our loan portfolio;

●	growing loan assets, staffing, and infrastructure to handle it. We hire office staff as loan volume grows, and hire the origination staff, which is field-based, as our liquidity allows for new loan originations. The goal for the field staff is to have a geographic coverage that eventually covers most of the continental U.S.;

●	obtaining lines of credit from financial institutions. We would like the maximum amount (the credit limit) to be 20% of our asset size, and our outstanding amounts to average 10% of our asset size; and

●	retaining a portion of earnings to grow the equity of the Company.

Critical Accounting Estimates

To assist in evaluating our consolidated financial statements, we describe below the critical accounting estimates that we use. We consider an accounting estimate to be critical if: (1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used, would have a material impact on our consolidated financial condition or results of operations.

Loan Losses

Future losses on current loans are estimated in our financial statements. This estimate is important because it is on our largest asset (loans receivable). It is impossible to know what these losses will be, as the condition of the market cannot be determined, and specific situations with each loan are unpredictable and change constantly. Loan losses, as applicable, are accounted for both on the consolidated balance sheets and the consolidated statements of operations. On the consolidated statements of operations, management estimates the amount of losses to capture during the current year. This current period amount incurred is referred to as the loan loss provision. The calculation of our allowance for loan losses, which appears on our consolidated balance sheets as a reduction to Loans receivable, net and is detailed in the notes to our financial statements, requires us to compile relevant data for use in a systematic approach to assess and estimate the amount of probable losses inherent in our commercial lending operations and to reflect that estimated risk in our allowance calculations. We use the policy summarized as follows:

We establish a collective reserve for all loans which are not more than 60 days past due at the end of each quarter. This collective reserve includes both a quantitative and qualitative analysis. In addition to historical loss information, the analysis incorporates collateral value, decisions made by management and staff, percentage of aging spec loans, policies, procedures, and economic conditions.

We individually analyze for impairment all loans which are more than 60 days past are due at the end of each quarter. We also review for impairment all loans to one borrower with greater than or equal to 10% of our total committed balances. If required, the analysis includes a comparison of estimated collateral value to the principal amount of the loan.

51

For impaired loans, if the value determined is less than the principal amount due (less any builder deposit), then the difference is included in the allowance for loan loss. As values change, estimated loan losses may be provided for more or less than the previous period, and some loans may not need a loss provision based on payment history. For homes which are partially complete, we appraise on an as-is and completed basis and use the one that more closely aligns with our planned method of disposal for the property.

For loans greater than 12 months in age that are individually evaluated for impairment, appraisals have been prepared within the last 13 months. For all loans individually evaluated for impairment, there is also a broker’s opinions of value (“BOV”) prepared, if the appraisal is more than six months old. The lower of any BOV prepared in the last six months, or the most recent appraisal, is used, unless we determine a BOV to be invalid based on the comparable sales used. If we determine a BOV to be invalid, we will use the appraised value. Appraised values are adjusted down for estimated costs associated with asset disposal. Broker’s opinion of selling price, currently valid sales contracts on the subject property, or representative recent actual closings by the builder on similar properties may be used in place of a broker’s opinion of value.

Appraisers are state certified, and are selected by first attempting to utilize the appraiser who completed the original appraisal report. If that appraiser is unavailable or unreasonably expensive, we use another appraiser who appraises routinely in that geographic area. BOVs are created by real estate agents. We try to first select an agent we have worked with, and then, if that fails, we select another agent who works in that geographic area.

Currently, fair value of collateral has the potential to impact the calculation of the loan loss provision. Specifically, relevant to the allowance for loan loss reserve is the fair value of the underlying collateral supporting the outstanding loan balances. Fair value measurements are an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Due to a rapidly changing economic market, an erratic housing market, the various methods that could be used to develop fair value estimates, and the various assumptions that could be used, determining the collateral’s fair value requires significant judgment.

December 31, 2019
Loan Loss Provision
Change in Fair Value Assumption	Higher/(Lower)
Increasing fair value of the real estate collateral by 35%*	$–
Decreasing fair value of the real estate collateral by 35%**	$4,657

* Increases in the fair value of the real estate collateral do not impact the loan loss provision, as the value generally is not “written up.”

** If the loans were nonperforming, assuming a book amount of the loans outstanding of $55,369, and the fair value of the real estate collateral on all outstanding loans was reduced by 35%.

Foreclosed Assets

Foreclosed assets, as applicable, are accounted for both on the consolidated balance sheets and the consolidated statements of operations. On the consolidated statements of operations, management estimates the amount of impairment to capture when a loan is converted to a foreclosed asset, the impairment when the value of an asset drops below the carrying amount, and any loss or gain upon final disposition of the asset. The calculation of the impairment, which appears on our consolidated balance sheets as a reduction in the asset, requires us to compile relevant data for use in a systematic approach to assess and estimate the value of the asset and therefore any required impairment thereof. We use the policy summarized as follows:

For properties which exist in the condition in which we intend to sell them, we obtain an appraisal of the assets current value. We reduce the appraised value by 10% to account for estimated selling costs. This amount is used to initially book the asset. Typically, prior to the initial booking of the foreclosed asset, the loan has already been reserved to this level. If during ownership, the value of the foreclosed asset drops, an additional impairment is recorded. For assets that need to be improved prior to sale, we adjust the portion of the appraised value related to construction improvements for the percentage of the improvements which have not yet been made.

52

The fair value of real estate will impact our foreclosed asset value, which is recorded at 100% of fair value (after selling costs are deducted). Fair value measurements are an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.

December 31, 2019
Foreclosed Assets
Change in Fair Value Assumption	Higher/(Lower)
Increasing fair value of the foreclosed asset by 35%*	$–
Decreasing fair value of the foreclosed asset by 35%	$1,720

* Increases in the fair value of the foreclosed assets do not impact the carrying value, as the value generally is not “written up.” Those gains would be recognized at the sale of the asset. However, the increase in fair value may be recognized up to the cost basis of the foreclosed asset which was determined at the foreclosure date.

Other Loss Contingencies

Other loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that the ultimate loss will exceed the recorded provision. Contingent liabilities are often resolved over long time periods. Estimating probable losses requires analysis of multiple forecasts that often depend on judgments about potential actions by third parties such as courts, arbitrators, juries, or regulators.

Accounting and Auditing Standards Applicable to “Emerging Growth Companies”

We are an “emerging growth company” under the recently enacted JOBS Act. For as long as we are an “emerging growth company,” we are not required to: (1) comply with any new or revised financial accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies, (2) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer or (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise. However, we have elected to “opt out” of the extended transition period discussed in (4), and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Other Significant Accounting Policies

Other significant accounting policies, not involving the same level of measurement uncertainties as those discussed above, are nevertheless important to an understanding of the consolidated financial statements. Policies related to credit quality information, fair value measurements, offsetting assets and liabilities, related party transactions and revenue recognition require difficult judgments on complex matters that are often subject to multiple and recent changes in the authoritative guidance. Certain of these matters are among topics currently under reexamination or have recently been addressed by accounting standard setters and regulators. Specific conclusions have not been reached by these standard setters, and outcomes cannot be predicted with confidence. Also, see Note 2 of our consolidated financial statements, as they discuss accounting policies that we have selected from acceptable alternatives.

53

Consolidated Results of Operations

Key financial and operating data for the years ended December 31, 2019 and 2018 are set forth below. For a more complete understanding of our industry, the drivers of our business, and our current period results, this discussion should be read in conjunction with our consolidated financial statements, including the related notes and the other information contained in this document.

Accounting principles generally accepted in the United States of America (U.S. GAAP) require that we report financial and descriptive information about reportable segments and how these segments were determined. Our management determines the allocation and performance of resources based on operating income, net income and operating cash flows. Segments are identified and aggregated based on the products sold or services provided and the market(s) they serve. Based on these factors, management has determined that our ongoing operations are in one segment, commercial lending.

Below is a summary of our statement of operations for the years ended December 31, 2019 and 2018:

	2019	2018

Net Interest Income
Interest and fee income on loans	$10,131	$7,764
Interest expense:
Interest related to secured borrowings	2,948	2,114
Interest related to unsecured borrowings	2,832	2,182
Interest expense	$5,780	$4,296

Net interest income	4,351	3,468

Less: Loan loss expense	222	89
Net interest income after loan loss expense	4,129	3,379

Non-Interest Income
Gain on foreclosure of assets	$203	$19
Total non-interest income	203	19

Income	4,332	3,398

Non-Interest Expense
Selling, general and administrative	$2,394	$2,030
Depreciation and amortization	92	82
Loss on the sale of foreclosed assets	274	103
Impairment loss on foreclosed assets	558	515
Total non-interest expense	3,318	2,730

Net income	$1,014	$668

Earned distribution to preferred equity holder	457	292

Net income attributable to common equity holders	$557	$376

Net income for the year ended December 31, 2019 increased $346 when compared to the same period of 2018. The increase in net income was mainly due to an increase in net interest income of $883 to $4,351 for the year ended December 31, 2019 compared to the same period of 2018. Net interest income increased primarily due to the additional gross amount outstanding on our development loans of $2,977 which increased to $8,997 as of December 31, 2019 compared to the same period of 2018. Our development loans margin is fixed at 7%. In addition, the gross amount outstanding on our construction loans increased $5,504 to $48,611 as of December 31, 2019 compared to the same period of 2018. For construction loans, the margin is fixed at 3% which increased from 2% for loans originated after July 1, 2018. Our increase in interest income was offset by an increase in non-interest expense.

54

Non-interest expense increased as follows for the year ended December 31, 2019 compared to the same period of 2018:

●	Selling, general and administrative expenses (“SG&A”) increased $364 when compared to the same period of 2018. The increase in SG&A was primarily due to increases in salaries and related expenses; and
●	Loss on the sale of foreclosed assets increased $171 due to the sale of a certain foreclosed property during August 2019 for sale proceeds of $4,543.

In addition, we had $55,369 and $46,490 in loan assets, net as of December 31, 2019 and 2018, respectively. As of December 31, 2019, we had 241 construction loans in 21 states with 70 borrowers and nine development loans in four states with five borrowers.

Interest Spread

The following table displays a comparison of our interest income, expense, fees and spread for the years ended December 31, 2019 and 2018:

	2019		2018
Interest Income		*		*
Interest income on loans	$7,601	14%	$5,694	14%
Fee income on loans	2,530	5%	2,070	5%
Interest and fee income on loans	10,131	19%	7,764	19%
Interest expense – secured	2,948	6%	2,114	5%
Interest expense – unsecured	2,671	5%	1,998	4%
Offering costs expense	161	-%	184	1%
Interest expense	5,780	11%	4,296	10%
Net interest income (spread)	4,351	8%	3,468	9%

Weighted average outstanding loan asset balance	$53,308		$41,341

*annualized amount as percentage of weighted average outstanding gross loan balance

There are three main components that can impact our interest spread:

● Difference between the interest rate received (on our loan assets) and the interest rate paid (on our borrowings). The loans we have originated have interest rates which are based on our cost of funds, with a minimum cost of funds of 7%. For most loans, the margin is fixed at 3%; however, for our development loans the margin is fixed at 7%. Loans originated prior to July 1, 2018 have a 2% margin. This component is also impacted by the lending of money with no interest cost (our equity). For the years ended December 31, 2019, the difference between interest income and interest expense was 3% compared to 4% as of the year ended December 31, 2018. The decrease relates to a 1% increase of interest in both our secured and unsecured borrowings which increased $7,618 to $53,511 which increased our average cost of funds to 10.81% for the year ended December 31, 2019 compared to 10.06% for the same period of 2018. In addition, during 2018 we had more loans paying default rate interest compared to 2019. Our average construction loan lasts for ten months, with a weighted average of twelve months. Those that go beyond twelve months pay a higher rate of interest, even though they are paying interest on time. The increase in secured and unsecured interest expense was offset by a 1% decrease in offering costs.

55

● Fee income. Our construction loans have a 5% fee on the amount that we commit to lend, which is amortized over the expected life of each of those loans; however, we do not recognize a loan fee on our development loans. When loans pay back quicker than their expected life, the remaining unrecognized fee is recognized upon the termination of the loan. Fee income was 5% for both 2019 and 2018, of the average outstanding balance on all loans. In the future, we anticipate that fee income will continue at the same historical rates.

● Amount of nonperforming assets. Generally, we have two types of nonperforming assets that negatively affect interest spread which are loans not paying interest and foreclosed assets.

As of December 31, 2019, all loans were paying interest with the exception of four impaired loans which were classified as non-accruing compared to 23 impaired loans classified as non-accruing as of December 31, 2018.

Foreclosed assets do not provide a monthly interest return. During the year ended December 31, 2019 and December 31, 2018, we recorded $3,352 and $4,494, respectively, from loans receivables, net to foreclosed assets on the balance sheet which resulted in a negative impact on our interest spread.

We anticipate that our interest spread may decrease as a result of the COVID-19 virus as some builders may be unwilling or unable to pay interest.

Loan Loss Provision

We recorded $222 and $89 in the years ended December 31, 2019 and 2018, respectively. The provision was comprised of approximately $219 and $75 related to loans without specific reserves for the years ended December 31, 2019 and 2018, respectively. We anticipate that the collective and specific reserves will increase as our loan balances rise throughout 2020. We may increase our loan loss provision as a result of the COVID-19 virus during 2020.

Non-Interest Income

We recognized foreclosed gains of $203 and $19 in the years ended December 31, 2019 and 2018, respectively, from the initial foreclosure of assets. This represents the difference between our loan book value and the appraised value, net of selling costs, of the real estate.

SG&A Expenses

Our SG&A expense may increase in 2020 as compared to 2019 during the months that we do not originate new loans because we will not be deferring any of our origination expense and recognizing it as a reduction in fee income. The following table displays our SG&A expenses for the years ended December 31, 2019 and 2018:

	2019	2018
Selling, general and administrative expenses
Legal and accounting	$240	$340
Salaries and related expenses	1,387	1,090
Board related expenses	91	70
Advertising	128	87
Rent and utilities	57	37
Loan and foreclosed asset expenses	211	150
Travel	138	102
Other	142	154
Total SG&A	$2,394	$2,030

56

Loss on the Sale of Foreclosed Assets

We recorded a loss on the sale of foreclosed assets of $274 and $103 for the years ended December 31, 2019 and 2018, respectively. During August 2019, we sold one of our foreclosed assets for sale proceeds of $4,543. During 2018, we sold two of our foreclosed assets located in Louisiana which resulted in the loss for that year.

Impairment Loss on Foreclosed Assets

We recorded $558 and $515 for the years ended December 31, 2019 and 2018, respectively, in impairment losses of our foreclosed assets (real estate taken in foreclosure). These losses are primarily due to decreases in value or cost overruns in completion. We may incur additional impairment in 2020 either on our existing or acquired foreclosed assets. Since foreclosed assets are on our books at the market value, if market values decline as a result of the COVID-19 virus, we may recognize some impairment on foreclosed assets from the virus in 2020.

Consolidated Financial Position

Cash and Cash Equivalents

We try to avoid borrowing on our lines of credit from affiliates. To accomplish this, we must carry some cash for liquidity. This amount generally grows as our Company grows. At December 31, 2019 and 2018, we had $1,883 and $1,401, respectively, in cash. See our Liquidity and Capital Resources section for more information.

Loans Receivable

Commercial Loans – Construction Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2019:

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Colorado	1	1	$630	$425	$424	67%		5%
Connecticut	1	1	340	224	55	66%		5%
Florida	17	112	32,259	24,031	16,826	74%		5%
Georgia	3	4	2,085	1,343	917	64%		5%
Idaho	1	1	310	217	173	70%		5%
Indiana	2	3	1,687	1,083	383	64%		5%
Michigan	4	11	3,696	2,566	1,820	69%		5%
New Jersey	3	6	1,925	1,471	1,396	76%		5%
New York	2	3	1,370	940	743	69%		5%
North Carolina	6	20	5,790	4,009	2,471	69%		5%
Ohio	3	9	4,117	2,664	2,153	65%		5%
Oregon	1	2	1,137	796	739	70%		5%
Pennsylvania	3	24	20,791	13,322	11,772	64%		5%
South Carolina	11	25	8,809	6,419	4,786	73%		5%
Tennessee	3	4	1,367	1,069	503	78%		5%
Texas	3	4	1,984	1,270	843	64%		5%
Utah	2	4	1,862	1,389	1,000	75%		5%
Virginia	1	3	1,245	815	734	65%		5%
Washington	1	2	1,040	728	445	70%		5%
Wisconsin	1	1	539	332	285	62%		5%
Wyoming	1	1	228	160	143	70%		5%
Total	70	241	$93,211	$65,273	$48,611	70	%(3)	5%

(1)	The value is determined by the appraised value.

57

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

The following is a summary of our loan portfolio to builders for home construction loans as of December 31, 2018:

State	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
Arizona	1	1	$1,140	$684	$214	60%		5%
Colorado	2	4	2,549	1,739	1,433	68%		5%
Florida	18	104	32,381	22,855	12,430	71%		5%
Georgia	5	6	5,868	3,744	2,861	64%		5%
Idaho	1	2	605	424	77	70%		5%
Indiana	2	5	1,567	1,097	790	70%		5%
Michigan	4	26	5,899	3,981	2,495	67%		5%
New Jersey	5	15	4,999	3,742	2,820	75%		5%
New York	2	4	1,555	1,089	738	70%		5%
North Carolina	5	12	3,748	2,580	1,712	69%		5%
North Dakota	1	1	375	263	227	70%		5%
Ohio	2	3	3,220	1,960	1,543	61%		5%
Pennsylvania	3	34	24,808	14,441	10,087	58%		5%
South Carolina	15	29	9,702	6,738	4,015	69%		5%
Tennessee	1	2	750	525	347	70%		5%
Texas	1	1	179	125	26	70%		5%
Utah	4	4	1,788	1,206	486	67%		5%
Virginia	3	6	1,675	1,172	806	70%		5%
Total	75	259	$102,808	$68,365	$43,107	67	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

Commercial Loans – Real Estate Development Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for land development as of December 31, 2019:

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount(2)	Gross Amount Outstanding	Loan to Value Ratio(3)		Interest Spread
Pennsylvania	1	3	$10,191	7,000	$7,389	73%		7%
Florida	2	3	1,301	1,356	891	68%		7
North Carolina	1	1	400	260	99	25%		7
South Carolina	1	2	1,115	1,250	618	55%		7
Total	5	9	$13,007	$9,866	$8,997	69	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid and third-party mortgage balances. Part of this collateral is $1,470 of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact our ability to eliminate the loan balance.

58

(2)	The commitment amount does not include unfunded letters of credit.

(3)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(4)	Represents the weighted average loan to value ratio of the loans.

The following is a summary of our loan portfolio to builders for land development as of December 31, 2018:

States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount(2)	Gross Amount Outstanding	Loan to Value Ratio(3)		Interest Spread
Pennsylvania	1	3	$8,482	$5,000	$5,037	59%		7%
Florida	2	4	537	1,206	501	93%		7%
South Carolina	1	2	1,115	1,250	482	43%		7%
Total	4	9	$10,134	$7,456	$6,020	59	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid and third-party mortgage balances. Part of this collateral is $1,320 of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity in our Company might be difficult to sell, which could impact our ability to eliminate the loan balance.

(2)	The commitment amount does not include unfunded letters of credit.

(3)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(4)	Represents the weighted average loan to value ratio of the loans.

Financing receivables are comprised of the following:

	December 31, 2019	December 31, 2018

Loans receivable, gross	$57,608	$49,127
Less: Deferred loan fees	(856)	(1,249)
Less: Deposits	(1,352)	(1,510)
Plus: Deferred origination costs	204	308
Less: Allowance for loan losses	(235)	(186)

Loans receivable, net	$55,369	$46,490

The allowance for loan losses at December 31, 2019 is $235, of which $230 related to loans without specific reserves. At December 31, 2018, the allowance was $186, of which $172 related to loans without specific reserves. During the year ended December 31, 2019, we incurred $173 in direct charge-offs. No charge-offs occurred during the year ended December 31, 2018.

In 2020, we anticipate continued growth in loans receivable, net, and all of the items that comprise it (seen in the chart above). While there may be an initial decline in loan assets due to not originating loans from March 24, 2020 until management feels comfortable doing so, we believe that we may have a larger opportunity to create new loans later in 2020.

59

Roll forward of commercial loans:

	December 31, 2019	December 31, 2018

Beginning balance	$46,490	$30,043
Originations	56,842	54,145
Principal collections	(45,009)	(32,899)
Transferred to foreclosed assets	(3,352)	(4,494)
Change in deferred origination costs	(104)	199
Change in builder deposit	157	(12)
Change in loan loss provision	(49)	(89)
Loan fees, net	394	(403)

Ending balance	$55,369	$46,490

Credit Quality Information

Finance Receivables – By risk rating:

	December 31, 2019	December 31, 2018

Pass	$53,542	$43,402
Special mention	2,571	3,222
Classified – accruing	–	–
Classified – nonaccrual	1,495	2,503

Total	$57,608	$49,127

Please see our notes to consolidated financial statements for more information about the ratings in the table above.

Finance Receivables – Method of impairment calculation:

	December 31, 2019	December 31, 2018

Performing loans evaluated individually	$26,233	$19,037
Performing loans evaluated collectively	29,880	27,587
Non-performing loans without a specific reserve	1,467	2,204
Non-performing loans with a specific reserve	28	299

Total evaluated collectively for loan losses	$57,608	$49,127

At December 31, 2019 and 2018, there were no loans acquired with deteriorated credit.

60

The following is a summary of our impaired non-accrual (non-performing) commercial construction loans as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018

Unpaid principal balance (contractual obligation from customer)	$1,495	$2,503
Charge-offs and payments applied	-	-
Gross value before related allowance	1,495	2,503
Related allowance	(8)	(20)
Value after allowance	$1,487	$2,483

Below is an aging schedule of loans receivable as of December 31, 2019, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	246	$56,113	97%
60-89 days	-	-	-%
90-179 days	4	1,495	3%
180-269 days	-	-	-%

Subtotal	250	$57,608	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	250	$57,608	100%

Below is an aging schedule of loans receivable as of December 31, 2018, on a recency basis:

	No. Loans	Unpaid Balances	%
Current loans (current accounts and accounts on which more than 50% of an original contract payment was made in the last 59 days)	265	$48,144	98%
60-89 days	–	–	–%
90-179 days	1	299	1%
180-269 days	2	684	1%

Subtotal	268	$49,127	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	268	$49,127	100%

61

Below is an aging schedule of loans receivable as of December 31, 2019, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	246	$56,113	97%
60-89 days	-	-	-%
90-179 days	4	1,495	3%
180-269 days	-	-	-%

Subtotal	250	$57,608	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	-	$-	-%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	-	$-	-%

Total	250	$57,608	100%

Below is an aging schedule of loans receivable as of December 31, 2018, on a contractual basis:

	No. Loans	Unpaid Balances	%
Contractual Terms - All current Direct Loans and Sales Finance Contracts with installments past due less than 60 days from due date.	265	$48,144	98%
60-89 days	–	–	–%
90-179 days	1	299	1%
180-269 days	2	684	1%

Subtotal	268	$49,127	100%

Interest only accounts (Accounts on which interest, deferment, extension and/or default charges were received in the last 60 days)	–	$–	–%

Partial Payment accounts (Accounts on which the total received in the last 60 days was less than 50% of the original contractual monthly payment. “Total received” to include interest on simple interest accounts, as well as late charges on deferment charges on pre-computed accounts.)	–	$–	–%

Total	268	$49,127	100%

62

Foreclosed Assets

Roll forward of foreclosed assets for the years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Beginning balance	$5,973	$1,036
Additions from loans	3,352	4,737
Additions for construction/development	763	1,608
Sale proceeds	(4,543)	(809)
Loss on sale of foreclosed assets	(274)	(103)
Gain on foreclosure	203	19
Impairment loss on foreclosed assets	(558)	(515)
Ending balance	$4,916	$5,973

During the year ended December 31, 2019 we reclassed 27 construction loan assets to foreclosed assets. Eighteen of the assets related to a borrower are from one customer where the owner of the company died in November 2018. During 2019, we recognized a $203 gain on foreclosure related to seven of the properties and a $385 loss on foreclosure related to the remaining 20 properties. We recorded additional impairment losses on foreclosed assets of $173 for the year ended December 31, 2019. We recorded a loss on the sale of foreclosed assets of $274 and $103 for the years ended December 31, 2019 and 2018, respectively. During August 2019, we sold one of our foreclosed assets for sale proceeds of $4,543. During 2018, we sold two of our foreclosed assets located in Louisiana which resulted in the loss for that year.

During the year ended December 31, 2018 we recorded four deeds in lieu of foreclosure. Three of the four were with a certain borrower with a completed home and two lots. The fourth was with a borrower who defaulted on a loan by failing to make interest payments. As a result, we reclassed $4,737 to foreclosed assets consisting of $4,494 of principal from loans receivable, net and $243 from accrued interest receivable. We sold the two foreclosed assets in Louisiana, with sales proceeds of $809 and losses on the sales of $103.

Total investment in construction and development costs for foreclosed assets during 2019 and 2018 were $763 and $1,608, respectively. We anticipate additional construction costs in 2020 due to the development of foreclosed assets. There may be an increase in foreclosed assets due to the COVID-19 virus as well in 2020.

Customer Interest Escrow

The Pennsylvania Loans called for a funded interest escrow account which was funded with proceeds from the Pennsylvania Loans. The initial funding on that interest escrow was $450. The balance as of December 31, 2019 and 2018 was $370 and $219, respectively. To the extent the balance is available in the interest escrow, interest due on certain loans is deducted from the interest escrow on the date due. The interest escrow is increased by 20% of lot payoffs on the same loans, and by interest and/or distributions on a loan in which we are the borrower and Investor’s Mark Acquisitions, LLC is the lender and on the Series B preferred equity. All of these transactions are noncash to the extent that the total escrow amount does not need additional funding.

We have 19 and 40 other loans active as of December 31, 2019 and 2018, respectively, which also have interest escrows. The cumulative balance of all interest escrows other than the Pennsylvania Loans was $273 and $720 as of December 31, 2019 and 2018, respectively.

Roll forward of interest escrow for the years ended December 31, 2019 and 2018:

	2019	2018

Beginning balance	$939	$935
Preferred equity dividends	136	125
Additions from Pennsylvania Loans	1,107	362
Additions from other loans	768	1,214
Interest, fees, principal or repaid to borrower	(2,307)	(1,697)

Ending balance	$643	$939

63

Secured Borrowings

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. The two purchasers are Builder Finance, Inc. (“Builder Finance”) and S.K. Funding, LLC (“S.K. Funding”). Generally, the purchasers buy between 50% and 75% of each loan sold. They receive interest rates ranging from our cost of funds to the interest rate charged to the borrower (interest rates were between 9% and 13% for both 2019 and 2018). The purchasers generally do not receive any of the loan fees we charge. We have the right to call some of the loans sold, with some restrictions. Once sold, the purchaser must fund their portion of the loans purchased. We service the loans. Also, there are limited put options in some cases, whereby the purchaser can cause us to repurchase a loan. The loan purchase and sale agreements are recorded as secured borrowings.

In January 2019, we entered into the Tenth Amendment (the “Tenth Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Tenth Amendment was to allow S.K. Funding to purchase a portion of the Pennsylvania Loans.

The timing of the Company’s principal and interest payments to S.K. Funding under the Tenth Amendment, and S.K. Funding’s obligation to fund the Pennsylvania Loans, vary depending on the total principal amount of the Pennsylvania Loans outstanding at any time, as follows:

●	If the total principal amount exceeds $1,500, S.K. Funding must fund the amount between $1,500 and less than or equal to $4,500.
●	If the total principal amount is less than $4,500, then the Company will also repay S.K. Funding’s principal as principal payments are received on the Pennsylvania Loans from the underlying borrowers in the amount by which the total principal amount is less than $4,500 until S.K. Funding’s principal has been repaid in full.
●	The interest rate accruing to S.K. Funding under the Tenth Amendment is 10.0% calculated on a 365/366-day basis.

The Tenth Amendment has a term of 24 months and will automatically renew for an additional six-month term unless either party gives written notice of its intent not to renew at least nine months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

Lines of Credit

Lines of Credit with Mr. Wallach and His Affiliates

During June 2018, we entered into the First Amendment to the line of credit with our Chief Executive Officer and his wife (the “Wallach LOC”) which modified the interest rate on the Wallach LOC to generally equal the prime rate plus 3%. The interest rate for the Wallach LOC was 7.75% and 8.5% as of December 31, 2019 and 2018, respectively. As of December 31, 2019, we borrowed $44 against the Wallach LOC and $1,206 remained available. Interest expense was $8 and $23 for the year ended December 31, 2019 and 2018, respectively. There were no borrowings on the Wallach LOC as of December 31, 2018. The maximum outstanding on the Wallach LOC is $1,250 and the loan is a demand loan.

During June 2018, we also entered into the First Amendment to the line of credit with the 2007 Daniel M. Wallach Legacy Trust, which is our CEO’s trust (the “Wallach Trust LOC”) which modified the interest rate on the Wallach Trust LOC to generally equal the prime rate plus 3%. The interest rate for this borrowing was 7.75% and 8.5% as of December 31, 2019 and 2018, respectively. There were no amounts borrowed against the Wallach Trust LOC as of December 31, 2019 and 2018. The maximum outstanding on the Wallach Trust LOC is $250 and the loan is a demand loan.

64

Line of Credit with William Myrick

During June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our Executive Vice President (“EVP”) of Sales, William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) with the following terms:

●	Principal not to exceed $1,000;
●	Secured by a lien against all of our assets;
●	Cost of funds to us of prime rate plus 3%; and
●	Due upon demand.

As of December 31, 2019, we borrowed $145 against the Myrick LOC and $855 remained available. For the years ended December 31, 2019 and 2018 interest expense were $30 and $19, respectively.

Line of Credit with Shuman

During July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with Steven K. Shuman, which is now held by Cindy K. Shuman as widow and devisee of Mr. Shuman (“Shuman”). Pursuant to the Shuman LOC Agreement, Shuman provides us with a revolving line of credit (the “Shuman LOC”) with the following terms:

●	Principal not to exceed $1,325;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 10%; and
●	Due in July 2020, but will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

The Shuman LOC was fully borrowed as of December 31, 2019. Interest expense was $134 for both the years ended December 31, 2019 and 2018, respectively.

Line of Credit with Paul Swanson

During December 2018, we entered into a Master Loan Modification Agreement (the “Swanson Modification Agreement”) with Paul Swanson which modified the line of credit agreement between us and Mr. Swanson dated October 23, 2017. Pursuant to the Swanson Modification Agreement, Mr. Swanson provides us with a revolving line of credit (the “Swanson LOC”) with the following terms:

●	Principal not to exceed $7,000;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 9%; and
●	Automatic renewal in March 2020 and extended for 15 months.

The Swanson LOC was fully borrowed as of December 31, 2019. Interest expense was $705 and $624 for the years ended December 31, 2019 and 2018, respectively.

New Lines of Credit

During 2019, we entered into four line of credit agreements (the “New LOC Agreements”). Pursuant to the New LOC Agreements, the lenders provide us with revolving lines of credit with the following terms:

●	Principal not to exceed $5,000;
●	Secured with assignments of certain notes and mortgages; and

65

●	Terms generally allow the lenders to give one month notice after which the principal balance of a New LOC Agreement will reduce to a zero over the next six months.

The total balance of the New LOC Agreements was $2,878 as of December 31, 2019. Interest expense was $168 for the year ended December 31, 2019.

London Financial

During September 2018, we entered into a Master Loan Agreement (“London Loan”) with London Financial Company, LLC (“London Financial”).

During August 2019, we sold our largest foreclosed asset with sales proceeds of $4,543 and a portion of the proceeds were used to pay off the London Loan. For the years ended December 31, 2019 and 2018, interest expense was $219 and $89, respectively.

Mortgage Payable

During January 2018, we entered into a commercial mortgage on our office building with the following terms:

●	Principal not to exceed $660;
●	Interest rate at 5.07% per annum based on a year of 360 days; and
●	Due in January 2033.

The principal amount of the Company’s commercial mortgage was $634 as of December 31, 2019. For the years ended December 31, 2019 and 2018, interest expense was $33 and $41, respectively.

Secured Borrowings Secured by Loan Assets

Borrowings secured by loan assets are summarized below:

	December 31, 2019		December 31, 2018
	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender
Loan Purchaser
Builder Finance	$13,711	$9,375	$8,742	$5,294
S.K. Funding	10,394	6,771	11,788	6,408

Lender
Shuman	1,785	1,325	2,051	1,325
Jeff Eppinger	1,821	1,000	-	-
Hardy Enterprises, Inc.	1,684	1,000	-	-
Gary Zentner	472	250	-	-
R. Scott Summers	841	628	-	-
Paul Swanson	8,377	5,824	8,079	5,986

Total	$39,085	$26,173	$30,660	$19,013

66

Unsecured Borrowings

Unsecured Notes through the Public Offering (“Notes Program”)

The effective interest rate on the Notes borrowings at December 31, 2019 and 2018 was 10.56% and 10.41%, respectively, not including the amortization of deferred financing costs. There are limited rights of early redemption. We generally offer four durations at any given time, ranging from 12 to 48 months. The following table shows the roll forward of our Notes Program:

	December 31, 2019	December 31, 2018

Gross Notes outstanding, beginning of period	$17,348	$14,121
Notes issued	11,127	9,645
Note repayments / redemptions	(8,167)	(6,418)

Gross Notes outstanding, end of period	20,308	17,348

Less deferred financing costs, net	416	212

Notes outstanding, net	$19,892	$17,136

The following is a roll forward of deferred financing costs:

	December 31, 2019	December 31, 2018

Deferred financing costs, beginning balance	$1,212	$1,102
Additions	365	117
Disposals	(791)	(7)
Deferred financing costs, ending balance	$786	$1,212
Less accumulated amortization	(370)	(1,000)
Deferred financing costs, net	$416	$212

The following is a roll forward of the accumulated amortization of deferred financing costs:

	December 31, 2019	December 31, 2018

Accumulated amortization, beginning balance	$1,000	$816
Additions	161	184
Disposals	(791)	-
Accumulated amortization, ending balance	$370	$1,000

67

Other Unsecured Debts

Our other unsecured debts are detailed below:

			Principal Amount Outstanding as of
Loan	Maturity Date	Interest Rate(1)	December 31, 2019	December 31, 2018
Unsecured Note with Seven Kings Holdings, Inc.	Demand(2)	9.5%	$500	$500
Unsecured Line of Credit from Builder Finance, Inc.	January 2020	10.0%	-	500
Unsecured Line of Credit from Paul Swanson	June 2020(6)	10.0%	1,176	1,014
Subordinated Promissory Note	September 2020	9.5%	563	1,125
Subordinated Promissory Note	December 2021	10.5%	146	113
Subordinated Promissory Note	April 2020	10.0%	100	100
Subordinated Promissory Note	April 2021	10.0%	174	150
Subordinated Promissory Note	August 2022	11.0%	200	-
Subordinated Promissory Note	September 2023	11.0%	169	-
Subordinated Promissory Note	April 2020	6.5%	500	-
Subordinated Promissory Note	February 2021	11.0%	600	-
Subordinated Promissory Note	Demand	5.0%	500	-
Subordinated Promissory Note	Demand	5.0%	3	-
Senior Subordinated Promissory Note	March 2022(3)	10.0%	400	400
Senior Subordinated Promissory Note	March 2022(4)	1.0%	728	728
Junior Subordinated Promissory Note	March 2022(4)	22.5%	417	417
Senior Subordinated Promissory Note	October 2020(5)	1.0%	279	279
Junior Subordinated Promissory Note	October 2020(5)	20.0%	173	173
			$6,628	$5,499

(1) Interest rate per annum, based upon actual days outstanding and a 365/366-day year.

(2) Due six months after lender gives notice.

(3) Lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice.

(4) These notes were issued to the same holder and, when calculated together, yield a blended return of 11% per annum.

(5) These notes were issued to the same holder and, when calculated together, yield a blended return of 10% per annum.

(6) Amount due in June 2020 is $1,000 with the remainder due November 2020.

Priority of Borrowings

The following table displays our borrowings and a ranking of priority. The lower the number, the higher the priority:

	Priority Rank	December 31, 2019	December 31, 2018
Borrowing Source
Purchase and sale agreements and other secured borrowings	1	$26,806	$22,521
Secured line of credit from affiliates	2	189	816
Unsecured line of credit (senior)	3	500	500
Other unsecured debt (senior subordinated)	4	1,407	1,407
Unsecured Notes through our public offering, gross	5	20,308	17,348
Other unsecured debt (subordinated)	5	4,131	3,002
Other unsecured debt (junior subordinated)	6	590	590

Total		$53,931	$46,184

68

Liquidity and Capital Resources

Our primary liquidity management objective is to meet expected cash flow needs while continuing to service our business and customers. As of December 31, 2019 and 2018, we had 250 and 268, respectively, in combined loans outstanding, which totaled $57,608 and $49,127, respectively, in gross loan receivables outstanding. Unfunded commitments to extend credit, which have similar collateral, credit and market risk to our outstanding loans, were $16,662 and $25,258 as of December 31, 2019 and 2018, respectively. We anticipate a significant increase in our gross loan receivables over the 12 months subsequent to December 31, 2019 by directly increasing originations to new and existing customers, however this may be delayed due to our response to the COVID-19 virus, which included a decision to stop originating loans as of March 24, 2020 until management feels comfortable to restart new loan originations.

To fund our combined loans, we rely on secured debt, unsecured debt, and equity, which are described in the following table:

Source of Liquidity	As of December 31, 2019	As of December 31, 2018
Secured debt	$26,991	$23,258
Unsecured debt	26,520	22,635
Equity	7,147	6,082

Secured debt, net of deferred financing costs increased $3,733 during the year ended December 31, 2019 compared to the same period of 2018. We anticipate increasing our secured debt by roughly half of the increase in loan asset balances over the 12 months subsequent to December 31, 2019 through our existing loan purchase and sale agreements.

The other half of the loan asset growth will come from a combination of increases in our unsecured debt and equity. Unsecured debt, net of deferred financing costs increased $3,885 during the year ended December 31, 2019, which consisted of an increase in our Notes Program of $2,756 and an increase in the balances of other unsecured lines of credit of $1,129. We anticipate an increase in our unsecured debt through increased sales in the Notes Program to cover most of the increase in loan assets not covered by increases in our secured debt during the 12 months subsequent to December 31, 2019.

Equity increased $1,065 during the year ended December 31, 2019, which consisted of increases in Series C cumulative preferred units (“Series C Preferred Units”), Series B cumulative preferred units, and Common A equity of $573, $150, and $342, respectively. We anticipate an increase in our equity during the 12 months subsequent to December 31, 2019 through the issuance of additional Series C Preferred Units and increases in retained earnings. If we are not able to increase our equity through the issuance of additional Series C Preferred Units, we will then attempt to raise additional funds through the Notes Program. If we anticipate the ability to not fund our projected increases in loan balances as discussed above, we may reduce new loan originations to reduce the need for additional funds.

Cash provided by operations decreased $1,150 to $1,101 as of December 31, 2019 compared to $2,251 for the same period of 2018. The decrease was primarily due to an increase in loans receivable of $8,879 to $55,369 as of December 31, 2019 compared to the same period of 2018, which was offset by a decrease in interest escrow of $296 to $643 as of December 31, 2019 compared to the same period of 2018. We had 20 active loans with interest escrows as of December 31, 2019 compared to 41 for the same period of 2018.

69

Due to the COVID-19 virus, we suspended originations of new loans effective as of March 26, 2020 in order to maintain liquidity and preserve financial flexibility. As of March 26, 2020, we had approximately $15,000 in unfunded commitments to builders. We told all of our borrowers that we will fund all loans where the underlying home is already under construction, and have advised them to build as quickly as possible to bring the homes on the market as soon as possible. For loans where the borrower has not yet begun construction of the underlying home, we have told the borrowers that we will not fund construction and they should therefore not start construction. As a result of these actions, we expect unfunded commitments to be reduced to approximately $10,000. We expect to fund some of the unfunded commitment using our secured debt. We expect that the suspension of originations of new loans will last at least until the end of May 2020, or until management feels comfortable resuming loan originations.

As of March 27, 2020, we have over $3,000 in cash on hand, which is higher than our average cash on hand. Our top priorities are paying our investors principal and interest in accordance with the terms of their investments, and funding the partially built homes in accordance with our lending agreements.

Contractual Obligations

The following table shows the maturity of outstanding debt as of December 31, 2019:

Year Maturing	Total Amount Maturing	Public Offering	Other Unsecured	Secured Borrowings
2020	$34,736	$4,566	$3,793	$26,377
2021	13,842	12,906	920	16
2022	3,905	2,143	1,746	16
2023	878	693	169	16
2024 and thereafter	570	-	-	570
Total	$53,931	$20,308	$6,628	$26,995

The total amount maturing through year ending December 31, 2020 is $34,736, which consists of secured borrowings of $26,377 and unsecured borrowings of $8,359.

Secured borrowings maturing through the year ending December 31, 2020 significantly consists of loan purchase and sale agreements with two loan purchasers (Builder Finance and S. K. Funding) and six lenders. Our secured borrowings mature by 2020 due primarily to their related demand loan collateral. The following are secured facilities listed as maturing in 2020 with actual maturity and renewal dates:

●	Swanson – $5,824 due March 2020 and automatically renews unless notice given;
●	Shuman – $1,325 due July 2020 and automatically renews unless notice is given;
●	S. K. Funding – $3,500 of the total due July 2020;
●	S.K. Funding – $3,271 no expiration date;
●	1st Financial Bank USA – $9,375 no expiration date;
●	New LOC Agreements – one month notice and six months to reduce principal balance to zero;
●	Myrick Line of Credit – $145 no expiration date;
●	Wallach Line of Credit – $44 no expiration date; and
●	Mortgage Payable – $15.

Unsecured borrowings due on December 31, 2020 consist of Notes issued pursuant to the Notes Program and other unsecured debt of $4,566 and $3,793, respectively. To the extent that Notes issued pursuant to the Notes Program are not reinvested upon maturity, we will be required to fund the maturities, which we anticipate funding through the issuance of new Notes in our Notes Program. Historically, approximately 75% of our Note holders reinvest upon maturity. Our other unsecured debt has historically renewed. For more information on other unsecured borrowings, see Note 6 – Borrowings. If other unsecured borrowings are not renewed in the future, we anticipate funding such maturities through investments in our Notes Program.

70

Summary

We have the funding available to address the loans we have today, including our unfunded commitments. We anticipate growing our assets through the net sources and uses (12-month liquidity) listed above as well as future capital increases from debt, redeemable preferred equity, and regular equity. Although our secured debt is all listed as currently due because of the underlying collateral being demand notes, the vast majority of our secured debt is either contractually set to automatically renew unless notice is given or, in the case of purchase and sale agreements, has no end date as to when the purchasers will not purchase new loans (although they are never required to purchase additional loans). We are being cautious due to the COVID-19 virus and have reduced unfunded commitments, stopped new loan origination as of March 24, 2020, and built a cash balance to improve liquidity to deal with the consequences of the virus on the economy and housing in particular.

Inflation, Interest Rates, and Housing Starts

Since we are in the housing industry, we are affected by factors that impact that industry. Housing starts impact our customers’ ability to sell their homes. Faster sales mean higher effective interest rates for us, as the recognition of fees we charge is spread over a shorter period. Slower sales mean lower effective interest rates for us. Slower sales are likely to increase the default rate we experience.

Housing inflation has a positive impact on our operations. When we lend initially, we are lending a percentage of a home’s expected value, based on historical sales. If those estimates prove to be low (in an inflationary market), the percentage we loaned of the value actually decreases, reducing potential losses on defaulted loans. The opposite is true in a deflationary housing price market. It is our opinion that values are average in many of the housing markets in the U.S. today, however a recession caused by the COVID-19 virus may decrease housing starts and values during 2020, which may impact our profitability.

Interest rates have several impacts on our business. First, rates affect housing (starts, home size, etc.). High long-term interest rates may decrease housing starts, having the effects listed above. Higher interest rates will also affect our investors. We believe that there will be a spread between the rate our Notes yield to our investors and the rates the same investors could get on deposits at FDIC insured institutions. We also believe that the spread may need to widen if these rates rise. For instance, if we pay 7% above average CD rates when CDs are paying 1.5%, when CDs are paying 3%, we may need a larger than 7% difference. This may cause our lending rates, which are based on our cost of funds, to be uncompetitive. High interest rates may also increase builder defaults, as interest payments may become a higher portion of operating costs for the builder. Below is a chart showing three-year U.S. treasury rates, which are being used by us here to approximate CD rates. Short term interest rates have risen slightly but are generally low historically.

71

Housing prices are also generally correlated with housing starts, so that increases in housing starts usually coincide with increases in housing values, and the reverse is generally true. Below is a graph showing single family housing starts from 2000 through today.

(Source: U.S. Census Bureau)

72

To date, changes in housing starts, CD rates, and inflation have not had a material impact on our business. We anticipate rates to drop as a result of the COVID-19 virus, which may help offset some of the negative effects that the virus will have on housing.

Off-Balance Sheet Arrangements

As of December 31, 2019, we had no off-balance sheet transactions, nor do we currently have any such arrangements or obligations.

Recent Accounting Pronouncements

See Note 2 to our consolidated financial statements for a description of new or recent accounting pronouncements.

Subsequent Events

See Note 13 to our consolidated financial statements for subsequent events.

In addition, the COVID-19 virus may impact our operations during 2020 and beyond. We have discussed that impact throughout this section.

73

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material federal income tax consequences relating to the ownership and disposition of the Notes. The discussion is based upon the current provisions of the Code, regulations issued under the Code and judicial or ruling authority, all of which are subject to change that may be applied retroactively. The discussion assumes that the Notes are held as capital assets and does not discuss the federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons that will hold a Note as a position in hedging, straddle, or conversion transactions, or persons that have a functional currency other than the U.S. dollar. If a partnership holds a Note, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. In addition, this discussion does not address holders other than original purchasers. Certain individuals, trusts, and estates are subject to a Medicare tax of 3.8% on the lesser of (i) “net investment income”, or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of Notes, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). In addition to the federal income tax consequences described above, you should also consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. You are urged to consult your own tax advisor to determine the specific federal, state, local, and any other tax consequences applicable to you relating to your ownership and disposition of the Notes.

Interest Income on the Notes

Subject to the discussion below applicable to “non-U.S. holders,” unless the original issue discount or “OID” rules otherwise require, interest paid on the Notes will generally be taxable to you as ordinary income in the year the interest is paid or accrued in accordance with your method of accounting for tax purposes.

OID is a form of interest that generally exists when a debt instrument’s stated redemption price at maturity exceeds its issue price. However, we do not believe that the Notes will give rise to OID since they are generally issued at a price equal to their redemption amount. If OID were to exist, under the OID rules, the excess of total payments on a Note, including interest that is not unconditionally payable at least annually throughout the term of the Note, will be currently deductible by the issuer and currently includible in income by the holder, under the constant yield method. Under the constant yield method, you generally would be required to include in income increasingly greater amounts of OID in successive accrual periods. You should consult with your tax or other professionals regarding the existence and impact, if any, of OID on your investment and taxes. A cash method holder of a Note may be taxed differently than an accrual method holder of a Note.

Treatment of Dispositions of Notes

Upon the sale, exchange, redemption, retirement, or other taxable disposition of a Note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition and your adjusted tax basis in the Note. Your adjusted tax basis in a Note generally will equal your original cost for the Note, increased by any accrued but unpaid interest, including OID, you previously included in income with respect to the Note and reduced by any payments you previously received, other than interest that is unconditionally payable at least annually throughout the term of the Note, with respect to the Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be short-term or long-term capital gain or loss, depending on whether the Note had been held for more than 12 months or for 12 months or less.

74

Non-U.S. Holders

Generally, if you are a nonresident alien individual or a non-U.S. corporation and do not hold the Note in connection with a United States trade or business, interest paid and OID accrued on the Notes will be treated as “portfolio interest” and therefore will be exempt from a 30% United States withholding tax. In that case, you will be entitled to receive interest payments on the Notes free of United States federal income tax provided that you periodically provide a statement on applicable IRS forms certifying under penalty of perjury that you are not a United States person and provide your name and address. In addition, in that case you will not be subject to United States federal income tax on gain from the disposition of a Note unless you are an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met. Interest paid and accrued OID paid to a non-U.S. person are not subject to withholding if they are effectively connected with a United States trade or business conducted by that person and we are provided a properly executed IRS Form W-8ECI. They will, however, generally be subject to the regular United States income tax. If you are a non-U.S. corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business also may be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for lower rate.

Reporting and Backup Withholding

We will report annually to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements any information that may be required with respect to interest on the Notes.

Under certain circumstances, as a holder of a Note, you may be subject to “backup withholding.” Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish on IRS Form W-9 or a substitute Form W-9 your Social Security number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a non-U.S. person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain non-U.S. persons. Backup withholding is not an additional tax and may be refunded or credited against your United States federal income tax liability, provided that you furnish certain required information.

This federal tax discussion is included for general information only and may not be applicable depending upon your particular situation. You are urged to consult your own tax advisor with respect to the specific tax consequences to you of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

Foreign Account Tax Compliance Withholding

Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), impose a U.S. withholding tax of a 30% on payments of interest on the Notes and, on or after January 1, 2017, the gross proceeds from a sale or other disposition of the Notes paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. An intergovernmental agreement between the U.S. and the applicable foreign country may modify these requirements. Prospective investors should consult their own tax advisors regarding the implications of FATCA with respect to their purchase, ownership, and disposition of the Notes.

CERTAIN EMPLOYEE BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations relating to the ownership, holding, and disposition of the Notes by employee benefit plans, IRAs or other tax-favored benefit accounts that are subject to ERISA, Section 4975 of the Code, or any other federal, state, local, non-U.S., or other laws, rules, or regulations that are similar to ERISA or such provisions of the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of any such plan or account (each, a “Plan”).

75

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Notes by any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, and prohibited transaction provisions of ERISA, the Code, and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by an ERISA Plan with respect to which we are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class, or individual prohibited transaction exemption. In addition, Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions if neither we nor any of our affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice for a fee with respect to the assets of any ERISA Plan involved in the acquisition or holding of the Notes and provided further that the ERISA Plan pays no more than adequate consideration in connection with the acquisition and holding of the Notes. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Notes (and holding or disposing the Notes) on behalf of any Plan or otherwise with “plan assets,” consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code, and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase, holding, and disposition of the Notes.

76

MANAGEMENT

Executive Officers and Board of Managers

Included below is certain information about our managers and executive officers. Pursuant to our operating agreement, which was amended and restated on November 6, 2017, our managers are initially appointed to terms of one year, two years, or three years. Following the expiration of these initial terms, our managers are elected to three-year staggered terms. Mr. Wallach was initially elected to a three-year term that expired in March 2016 and his current three-year term expires in March 2022, Mr. Summers was initially elected to a two-year term that expired in March 2014 and his current three-year term expires in March 2023, Mr. Rauscher was initially elected to a three-year term that expired in March 2018 and his current three-year term expires in March 2021, and Mr. Sheldon was initially elected to a one-year term that expired in March 2020 and his current two-year term expires in March 2022.

Daniel M. Wallach, age 52, is our Chief Executive Officer and a manager. He has been our Chief Executive Officer since our Company was founded and, prior to the addition of the two independent managers in March 2012, he was our sole manager. Mr. Wallach has over 25 years of experience in finance and real estate. Prior to his time with us, most recently, from May 2011 to July 2011, Mr. Wallach was an Executive Vice President for ProBuild Holdings, a building material supplier to homebuilders. Before that, from 1985 to 1989, and 1990 to April 2011, Mr. Wallach held various positions with 84 Lumber Company and affiliates, including Chief Financial Officer and Director. 84 Lumber is a building material supplier to homebuilders and was, at that time, one of our affiliates. At 84 Lumber, Mr. Wallach oversaw the company’s financial and accounting function, including all aspects related to financial reporting, debt financing, customer financing, customer credit and management information systems. Mr. Wallach was also intimately involved with the creation of 84 FINANCIAL, L.P., a finance company affiliated with and owned by 84 Lumber, which had investment objectives similar to ours. Mr. Wallach has also held operational and finance positions with a mortgage brokerage firm and a building contractor. He graduated from Washington and Jefferson College in Washington, Pennsylvania with a B.A. in Business Administration.

Barbara L. Harshman, age 44, is our Executive Vice President of Operations, a position to which she was appointed in July 2015. Ms. Harshman joined the Company in August 2012 as Vice President of Operations. Prior to joining the Company, from 2005 to 2012, Ms. Harshman worked in various positions in 84 Lumber Company’s lending operations, including Vice President of Lending. Ms. Harshman also worked as a credit manager for 84 Lumber during 2004 and 2005, where she managed a portfolio of $35,000,000 of unsecured debt owed by builders. Ms. Harshman graduated from Baylor University with a B.A. in Anthropology.

Catherine Loftin, age 41, is our Acting Chief Financial Officer, a position to which she was appointed in July 2019. Ms. Loftin served as our Chief Financial Officer from January 2018 to May 2019, and has continued to serve as our employee since May 2019. Ms. Loftin previously served as our Controller from November 2017 until her appointment as Chief Financial Officer. Prior to joining the Company, Ms. Loftin was the Corporate Controller for Lucas Group from November 2017 to June 2018. Prior to Lucas Group, Ms. Loftin was a Division Controller for Pulte Group from July 2014 through November 2017. Prior to Pulte Group, Ms. Loftin was the Director of Financial Reporting for DS Services Holdings, Inc. from November 2013 to April 2014. Ms. Loftin spent a majority of her career with Simmons Bedding Company as Manager of Financial Reporting from 2006 to 2013. Ms. Loftin started her accounting career with PricewaterhouseCoopers, after an internship with PricewaterhouseCoopers. Ms. Loftin received her Bachelors of Business of Administration from the Terry College of Business School at the University of Georgia, and her Masters of Accounting from Kennesaw State University’s Cole’s College of Business.

William Myrick, age 58, is our Executive Vice President of Sales, a position to which he was appointed in March 2018. Mr. Myrick was one of our independent managers from March 2012 to March 2018. He has been involved in lumber and building materials for over 35 years. From July 2012 through December 2017, Mr. Myrick was the CEO of American Builders Supply, a building material supplier to homebuilders, where he was responsible for all aspects of the management of that business. From January 2007 to July 2011, he held various executive officer positions with ProBuild Holdings, including, most recently, CEO, and was responsible for all aspects of the management of ProBuild’s business. From 1982 to January 2007, Mr. Myrick was with 84 Lumber Company, where he held positions including, most recently, Chief Operating Officer. Mr. Myrick served as a director of ProBuild from July 2010 to July 2011, and currently serves as a director of American Builders Supply, a position he has held since July 2012. He is a graduate of the Advanced Management Program from Harvard Business School.

77

Kenneth R. Summers, age 74, has been one of our independent managers since March 2012. Mr. Summers retired from United Bank, Inc. of Morgantown, West Virginia in December 2019. Prior to retirement, he had been an Executive Vice President for United Bank since 2001. In that role he was responsible for the expansion and recognition of the bank’s franchise in north central West Virginia. Mr. Summers has over 30 years of experience as a community bank executive. He graduated from the University of Charleston with a B.S. in Accounting and Management.

Eric A. Rauscher, age 54, has been one of our independent managers since March 2015. Mr. Rauscher has been the owner of Rauscher Financial, an insurance and financial services company, since November 2001. Mr. Rauscher is a licensed insurance sales person and has worked in that industry since 1999. Prior to that, he spent over 10 years as an Executive Field Sales Engineer with Square D Company. He graduated from Case Western Reserve University with a B.S. in Electrical Engineering and Applied Physics, with a minor in Economics.

Gregory L. Sheldon, age 61, has been one of our independent managers since March 2019. Mr. Sheldon brings almost 40 years of business experience building global corporations and integrating acquisitions across Finance, Supply Chain, Manufacturing and Corporate functions. Most recently he served as the Chief Information Officer for Mylan from October 2008 to March 2013, the CIO for Duquesne Light Company from August 2013 to March 2015, and, since October 2018, has been serving as the Interim CIO for MiMedx Group, Inc., a biopharmaceutical company developing, manufacturing and marketing regenerative biologics utilizing human placental allografts for multiple sectors of healthcare. Since July 2014, Mr. Sheldon has been an owner of two companies which invest in land acquisition, development and the construction of residential homes: White Column Investments, LLC, where he is the President and Managing Member, and Sheldon Investments, LLC. Since 2017, he has served as a non-compensated advisor to Mark Hoskins, who owns Benjamin Marcus Homes, LLC and Investor’s Mark Acquisitions, LLC, which are companies that design, develop, and build single family homes, and which are also two of our customers. Mr. Sheldon has been the owner of Greg Sheldon and Associates, LLC, a consultant and strategic advisor to clients in the life sciences and consumer products industries, since April 2015. Mr. Sheldon has held numerous other leadership positions with leading, global companies including Kraft General Foods, Georgia-Pacific, and Pfizer Inc., and was involved in the start-up of The Georgia Lottery. He graduated from Georgia State University with a Master of Science in Management and from Georgia Institute of Technology with a Bachelor of Science in Industrial Management.

Committees of the Board of Managers

The board of managers has formed the four committees described below. Each of the committees operates pursuant to a written charter adopted by our board of managers. Each charter sets forth the committee’s specific functions and responsibilities.

Audit Committee

Our board of managers has established an audit committee, which consists of Messrs. Summers, Rauscher, and Sheldon, our independent managers. Mr. Summers is the Chairman of the audit committee. The purpose of the audit committee is to assist the board of managers in fulfilling its oversight responsibilities relating to:

•	the integrity of our financial statements and other financial information to be provided to the members of the Company and others;

•	the Company’s compliance with legal and regulatory requirements;

•	the system of internal controls which management of the Company has established;

•	the qualifications and independence of the Company’s independent auditor;

•	the performance of the Company’s internal audit function and independent auditors; and

•	the Company’s audit and financial reporting processes.

78

Nominating and Corporate Governance Committee

Our board of managers has established a nominating and corporate governance committee, which consists of Messrs. Rauscher, Summers, and Sheldon, our independent managers. Mr. Summers is the Chairman of the nominating and corporate governance committee. The primary responsibilities of the nominating and corporate governance committee include:

•	identifying individuals qualified to serve on the board of managers, consistent with criteria approved by the board in accordance with the Company’s operating agreement;

•	developing and recommending to the board of managers a set of corporate governance policies and principles to be applicable to the Company;

•	overseeing an annual evaluation of the board of managers and each of its committees; and

•	considering and acting upon any conflicts of interest-related matter as required by the Company’s operating agreement or otherwise permitted by the Delaware Limited Liability Company Act where the exercise of independent judgment by any of the Company’s managers (who is not an independent manager) could reasonably be compromised, including approval of any transaction involving the Company’s affiliates.

Compensation Committee

Our board of managers has established a compensation committee, which consists of Messrs. Rauscher, Summers, and Sheldon, our independent managers. Mr. Rauscher is the Chairman of the compensation committee. The compensation committee reviews and approves annually the corporate goals and objectives applicable to the compensation of our officer, evaluates at least annually the officer’s performance in light of those goals and objectives, and determines and approves the officer’s compensation level based on these evaluations, subject to the approval of our members holding at least 60% of the votes eligible to be cast by the then-outstanding voting units.

Loan Policy Committee

Our board of managers has established a loan policy committee, which consists of Messrs. Wallach and Summers. Mr. Wallach is the Chairman of the loan policy committee. The loan policy committee sets standards and procedures for the review and approval of loans made by the Company, and approves significant loans and loans which differ from the standards and procedures it has established.

Limited Liability and Indemnification of Directors, Officers, Employees, and Other Agents

No manager or officer shall be liable to us or any other manager or officer for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such person in good faith and with the belief that such action or omission is in, or not opposed to, our best interest, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such person.

To the fullest extent permitted by Delaware law, the Company shall indemnify, hold harmless, defend, pay and reimburse each of its managers and its officer against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims to which such person may become subject by reason of:

•	Any act or omission or alleged act or omission performed or omitted to be performed on our behalf, or on behalf of any of our members or any direct or indirect subsidiary of the foregoing in connection with our business; or

79

•	The fact that such person is or was acting in connection with our business as our partner, member, stockholder, controlling affiliate, manager, director, officer, employee or agent, any our members, or any of our and any of our members’ respective controlling affiliates, or that such person is or was serving at our request as a partner, member, manager, director, officer, employee or agent of any person including us or any subsidiary of us;

provided, that (x) such person acted in good faith and in a manner believed by such person to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (y) such person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such person’s conduct was unlawful, or that the person’s conduct constituted fraud, gross negligence or willful misconduct.

We shall promptly reimburse (and/or advance to the extent reasonably required) each of the managers and our officer for reasonable legal or other expenses (as incurred) of such person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any losses for which such person may be indemnified; provided, that if it is finally judicially determined that such person is not entitled to the indemnification, then such person shall promptly reimburse us for any reimbursed or advanced expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain liability insurance, which insures against liabilities that the managers or our officer may incur in such capacities.

80

EXECUTIVE COMPENSATION

Executive Officer Compensation

We currently compensate our executive officers for services rendered to us. This discussion describes our compensation philosophy and policies.

Objectives of Executive Officer Compensation Program

The objectives of our executive compensation program are to attract, retain, and motivate highly talented executives and to align each executive’s incentives with our short-term and long-term objectives, while maintaining a healthy and stable financial position. Specifically, our executive compensation program is designed to accomplish the following goals and objectives:

•	maintain a compensation program that is equitable in our marketplace;

•	provide opportunities that integrate pay with the short-term and long-term performance goals;

•	encourage and reward achievement of strategic objectives, while properly balancing a controlled risk-taking behavior; and

•	maintain an appropriate balance between base salary and short-term and long-term incentive opportunity.

Determining Executive Officer Compensation

The compensation committee of our board of managers is responsible for determining all aspects of our executive compensation program. The determination and assessment of executive compensation are primarily driven by the following three factors: (1) market data based on the compensation levels, programs, and practices of other comparable companies for comparable positions, (2) our financial performance, and (3) executive officer performance. We believe these three factors provide a reasonably measurable assessment of executive performance in light of building value and creating a healthy financial position for us. We rely upon the judgment of the members of the compensation committee and not on rigid formulas or short-term changes in business performance in determining the amount and mix of compensation elements and whether each element provides the appropriate incentive and reward for performance that sustains and enhances our long-term growth.

Executive Officer Compensation Components

Base Salary

We provide each of our paid executive officers with a base salary to compensate such officer for services rendered throughout the year. Salaries are established annually based on the individual’s position, experience, performance, past and potential contribution to us, and level of responsibility, as well as our overall financial performance. No specific weighting is applied to any one factor considered, and the independent managers use their judgment and expertise in determining appropriate salaries within the parameters of the compensation philosophy.

Bonus

We pay each of our full-time executive officers a team bonus mostly based on our overall profitability, which rewarded each of them $6,700 in 2019.

Membership Interests

As the beneficial owner of 80.7% (as of December 31, 2019) of our outstanding common membership interests, Mr. Wallach’s interests are closely aligned with our success. Our Executive Vice President of Operations owns 2% of our outstanding common membership interests and our Executive Vice President of Sales owns 14.3% of our outstanding common membership interests. As we hire additional executive officers, we may use membership interests in some fashion as part of their compensation.

81

The following table provides a summary of the compensation received by our named executive officers for the last two completed fiscal years:

Name and Position	Year	Salary	Bonus(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Daniel Wallach,	2019	$63,781	$6,700	–	–	–	–	$12,453	$82,934
CEO	2018	49,434	12,060	–	–	–	–	36,172	488,130

Barbara Harshman,	2019	$97,949	$6,700	–	–	–	–	$18,476	$123,125
EVP Operations	2018	74,698	70,494	–	–	–	–	15,271	160,463

William Myrick,	2019	$149,356	$6,700	–	–	–	–	$27,552	$183,608
EVP Sales(3)	2018	119,833	6,660	–	–	–	–	20,952	147,445

(1)	Amounts in the Bonus column represent amounts earned in the period.
(2)	Qualified Retirement Plan Contributions are shown here when funds are earned.
(3)	Mr. Myrick served as an independent manager from March 2012 to March 2018. Of the $20,952 listed in the 2018 “All Other Compensation” column for Mr. Myrick, $4,111 were fees earned or paid in cash for his services as a manager during part of 2018.

Changes for 2020

Mr. Wallach will receive a base salary of $72,240 for 2020. In addition, Mr. Wallach will receive the Company’s team bonus which will range between $0 and $4,700. Ms. Harshman, our Executive Vice President of Operations, will receive a base salary of $112,550 for 2020. In addition, Ms. Harshman will receive the Company’s team bonus which will range between $0 and $4,700 and will receive an additional bonus based on Company operational management. Ms. Loftin, our Acting CFO, will be compensated based on an hourly rate in 2020. Mr. Myrick, our Executive Vice President of Sales, will receive a base salary of $154,781 for 2020. In addition, Mr. Myrick will receive the team bonus, which will reward between $0 and $4,700.

Board of Managers Compensation

The following table provides a summary of the compensation received by our managers for the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Daniel M. Wallach	$–	$–	$–	$–	$–	$–	$–

Kenneth R. Summers	33,000	–	–	–	–	–	33,000

Eric A. Rauscher	33,000	–	–	–	–	–	33,000

Gregory L. Sheldon(1)	24,750	–	–	–	–	–	24,750

Total	$90,750						$90,750

(1)	Mr. Sheldon was appointed to the board of managers in March 2019.

We paid each of the independent managers an annual retainer of $25,000, with the exception of Mr. Sheldon who received a lesser retainer due to only serving as a manager for part of the year. Our independent managers also receive fees of $2,000 for the first day and $1,200 for any additional days for meetings of the board of managers and committees attended in person, all or a portion of which may be allocated as reimbursement of expenses incurred in connection with attendance at meetings. The independent managers do not receive separate reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings. Mr. Wallach receives no compensation for his services as a manager.

82

PRINCIPAL SECURITY HOLDERS

The following table sets forth the ownership of certain of our outstanding membership interests as of December 31, 2019:

Title of Class	Name and Address of Owner(1)	Number of Units	Percent of Class	Dollar Value	Percentage of Total Equity
Class A Common Units	Daniel M. Wallach and Joyce S. Wallach	87.53	3.4%	$90,506	1.3%
Class A Common Units	2007 Daniel M. Wallach Legacy Trust	2,033.43	77.3%	2,102,164	29.4%
Class A Common Units	Kenneth R. Summers	26.29	1.0%	27,178	0.3%
Class A Common Units	Eric A. Rauscher	26.29	1.0%	27,178	0.3%
Class A Common Units	William Myrick	402.88	15.3%	416,487	6.0%
Class A Common Units	Barbara Harshman	52.58	2.0%	54,357	0.7%
Subtotal of Common Voting Equity		2,629.00	100%	2,717,870	38.0%
Series C Preferred Units	Daniel M. Wallach and Joyce S. Wallach	14.21	48.1%	1,421,165	19.9%
Series C Preferred Units	Gregory L. Sheldon and Madeline M. Sheldon	3.36	11.4%	337,151	4.7%
Series C Preferred Units	Other Holders of Series C Preferred Units	12.00	40.5%	1,200,291	16.8%
Subtotal of Series C Preferred Units		29.59	100.0%	2,958,607	41.4%
Series B Preferred Units	Holders of Series B Preferred Units	14.70	100.0%	1,470,000	20.6%
Total Members’ Capital and Redeemable Preferred Equity		2,673.29		$7,146,477	100%

(1)

The addresses of each Class A Common Unit owner named above are:

The addresses of Daniel and Joyce Wallach, the 2007 Daniel M. Wallach Legacy Trust, William Myrick, and Barbara Harshman are 13241 Bartram Park Blvd Suite 2401, Jacksonville, FL 32256; Kenneth R. Summers is PO Box 995 Morgantown, WV 26507; and Eric A. Rauscher is 2706 South Park Rd. Bethel Park, PA 15102.

The address of each Series C Preferred Unit owner named above are:

Daniel and Joyce Wallach, and the 2007 Daniel M. Wallach Legacy is 13241 Bartram Park Blvd. Suite, 2401, Jacksonville, FL, 32092; and Gregory L. Sheldon and Madeline M. Sheldon is 104 Windsor Ct Venetia, PA 15367.

83

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Affiliates

Lines of Credit Extended by Mr. Wallach and His Affiliates

As previously described, on December 30, 2011, we obtained two lines of credit from Daniel M. Wallach (our CEO who is also on our board of managers) and affiliates of Mr. Wallach to finance our operations. These lines of credit are collateralized by a lien against all of our assets and are senior in right of payment to the Notes. As of December 31, 2019, Mr. Wallach is also the beneficial owner of 80.7% of our outstanding common membership interests.

The first line of credit has a maximum principal borrowing amount of $1,250,000 and is payable to Daniel M. Wallach (our CEO and chairman of the board of managers) and Joyce S. Wallach (Mr. Wallach’s wife), as tenants by the entirety (the “Wallach LOC”). The second line of credit has a maximum principal borrowing amount of $250,000 and is payable to the 2007 Daniel M. Wallach Legacy Trust (the “Trust LOC,” and together with the Wallach LOC, the “Wallach Affiliate LOCs”). As of December 31, 2019, we had borrowed $44,000 on the Wallach LOC, with availability on that line of credit of $1,206,000, and we had borrowed $0 on the Wallach Trust LOC, with remaining availability on that line of credit of $250,000. Each of the Wallach Affiliate LOCs is evidenced by a promissory note, is payable upon demand of the lender and generally bears an interest rate equal to the prime rate plus three percent. Pursuant to each promissory note, the lender has the option of funding any amount up to the face amount of the note, in the lender’s sole and absolute discretion. As of December 31, 2019 and 2018, the interest rate was 7.75% and 8.5%, respectively, for both the Wallach LOC and the Wallach Trust LOC.

The Wallach Affiliate LOCs were approved by Mr. Wallach in his capacity as sole manager prior to the time we had independent managers. The independent managers ratified and approved these transactions subsequent to the formation of the board of managers. In June 2018, we entered into a First Amendment to the Wallach LOC and a First Amendment to the Trust LOC (the “Wallach Affiliate LOCs First Amendments”) which modified the interest rates under the Wallach Affiliate LOCs to generally equal the prime rate plus three percent. The Wallach Affiliate LOCs First Amendments were approved by a majority of our independent managers. See “Risk Factors — Risks Related to Conflicts of Interest — Our CEO (who is also on our board of managers) and Executive Vice President of Sales will face conflicts of interest as a result of the secured lines of credit made to us, which could result in actions that are not in the best interests of our Note holders.”

Line of Credit from Mr. Myrick

As previously described, in June 2018, we obtained into a line of credit from our Executive Vice President of Sales, William Myrick to finance our operations (the “Myrick LOC”). The Myrick LOC is collateralized by a lien against all of our assets.

The Myrick LOC has a maximum principal borrowing amount of $1 million and is payable to Mr. Myrick. As of December 31, 2019, we had borrowed $145,000 on the Myrick LOC, with availability on that line of credit of $855,000. The Myrick LOC is evidenced by a promissory note, is payable upon demand of the lender and generally bears an interest rate equal to the prime rate (defined in the promissory note as the daily rate equal to the “Prime Rate” of interest published in The Wall Street Journal from time to time) plus three percent. Pursuant to the promissory note, Mr. Myrick has the option of funding any amount up to the face amount of the note, in Mr. Myrick’s sole and absolute discretion. As of December 31, 2019 and 2018, the interest rate was 7.75% and 8.5%, respectively, for the Myrick LOC.

The Myrick LOC was approved by a majority of our independent managers as they determined the terms of the Myrick LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

84

Line of Credit from R. Scott Summers

As previously described, in September 2019, we obtained into a line of credit (the “Summers LOC”) from R. Scott Summers. R. Scott Summers is an investor in our Notes Program and is the son of Kenneth R. Summers, one of our independent managers. The Summers LOC is secured with assignments of certain notes and mortgages.

The Summers LOC has a maximum principal borrowing amount of $2 million and is payable to R. Scott Summers. As of December 31, 2019, we had borrowed $628,000 on the Summers LOC, with availability on that line of credit of $1,372,000. The Summers LOC is evidenced by a promissory note and bears a fixed annual interest rate of 9%. The Summers LOC requires monthly payments of interest only during the term of the Summers LOC, with the principal balance due upon termination.

The Summers LOC was approved by a majority of our independent managers not interested in the transaction as they determined the terms of the Summers LOC to be in the best interests of the Company and that the transaction is on terms no less favorable to us than could be obtained from an independent third party.

Investments Pursuant to Public Notes Offerings

The Company has accepted new investments under the Notes Program from employees, managers, members, and relatives of managers and members, with $3,849,000 outstanding at December 31, 2019. For the years ended December 31, 2019 and 2018 our investments from affiliates which exceed $120,000 through our Notes Program and other unsecured debt are detailed below:

(All dollar [$] amounts shown in table in thousands.)

	Relationship to	Amount invested as of		Weighted average interest rate as of	Interest earned during the year ended
	Shepherd’s	December 31,	December 31,	December 31,	December 31,
Investor	Finance	2019	2018	2019	2019	2018
Eric A. Rauscher	Independent Manager	$475	$475	10.00%	$47	$49

Wallach Family Irrevocable Educational Trust	Trustee is Member	294	200	9.50%	27	19

David Wallach	Father of Member	635	635	10.36%	66	43

Gregory L. Sheldon	Independent Manager	1,000	850	10.50%	105	70

R. Scott Summers	Son of Independent Manager	500	475	5.0%	3	25

Joseph Rauscher	Parent of Independent Manager	195	195	11.0%	21	13

Kenneth Summers	Independent Manager	189	79	10.73%	20	3

Lydle Mandrona	Mother-in-Law of Independent Manager	-	150	10.50%	-	10

Kimberly Bedford	Employee	143	143	11.0%	16	8

Lamar Sheldon	Parent of Independent Manager	203	100	10.67%	17	2

85

Common Equity Owned by Independent Managers and Our Executive Officers

Two of our independent managers, Messrs. Summers and Rauscher, each own 1% of our common equity, which they purchased from S.K. Funding, LLC, an affiliate of Seven Kings Holdings, Inc., on March 31, 2017. Our Executive Vice President of Sales, William Myrick, owns 15.3% of our common equity, of which he purchased 14.3% of from the Daniel and Joyce Wallach on March 1, 2018, and the remaining 1% of which he purchased from Seven Kings Holdings, Inc. Our Executive Vice President of Operations, Barbara L. Harshman, owns 2% of our common equity, 0.5% of which Ms. Harshman purchased from S.K. Funding, LLC on March 31, 2017, 1% of which she purchased from the Wallachs on January 1, 2018, and 0.5% of which she purchased from Catherine Loftin on May 15, 2019.

Hoskins Group’s Series B Preferred Equity

The Series B cumulative preferred membership units (“Series B Preferred Units”) of our membership interests were first issued to the Hoskins Group through a reduction in the SF Loan. They are redeemable only at the option of the Company or upon a change or control or liquidation. The Series B Preferred Units have a fixed value which is their purchase price, and preferred liquidation and distribution rights. Yearly distributions of 10% of the Series B Preferred Units’ value (providing profits are available) will be made quarterly. The Hoskins Group’s Series B Preferred Units are also used as collateral for that group’s loans to the Company. There is no liquid market for the Series B Preferred Units, so we can give no assurance as to our ability to generate any amount of proceeds from that collateral. In December 2015, the Hoskins Group agreed to purchase 0.1 Series B Preferred Units upon each closing of a lot sale in the subdivisions in which we lend the Hoskins Group development funds. The Hoskins Group purchased 1.5 and 0.8 Series B Preferred Units in 2019 and 2018, respectively.

Series C Preferred Equity

We issued Series C cumulative preferred units (“Series C Preferred Units”) to entities owned or affiliated with Eric A. Rauscher, one of our independent managers, in March 2017 and William Myrick, our Executive Vice President of Sales and a former independent manager, in April 2017. They were redeemable by us at any time, upon a change of control or liquidation, or by the investor any time after six years from the initial date of purchase. On July 31, 2018, we redeemed the outstanding Series C Preferred Units.

On August 1, 2018, we issued 12 Series C Preferred Units to Daniel M. Wallach, our Chief Executive Officer and chairman of our board of managers, and his wife, Joyce S. Wallach, for the total purchase price of $1,200,000. On August 30, 2018, we sold two Series C Preferred Units to Gregory L. Sheldon, now one of our independent managers, and his wife, Madeline M. Sheldon, for the total purchase price of $200,000. On October 13, 2019, we issued one Series C Preferred Unit to Mr. Sheldon for the total purchase price of $100,000. The Series C Preferred Units have a fixed value which is their purchase price and preferred liquidation and distribution rights. Yearly distributions of 12% of the Series C Preferred Units’ value (provided profits are available) will be made quarterly. This rate can increase if any interest rate on our public Notes offering rises above 12%. The Series C Preferred Units have the same preferential rights as the Series B Preferred Units, as more fully described above.

Investors in the Series C Preferred Units may elect to reinvest their distributions in additional Series C Preferred Units (the “Series C Reinvestment Program”). Pursuant to the Series C Reinvestment Program, as of December 31, 2019, we have issued approximately 14.21 Series C Preferred Units to Mr. Wallach for distribution proceeds of approximately $1,421,000 and we have issued approximately 3.36 Series C Preferred Units to Mr. Sheldon for distribution proceeds of approximately $337,000.

86

Sale of Commercial Loans

In September 2018, the Company sold three loans to Mr. Wallach at their gross loans receivable balance of $281,000 and as such, no gain or loss was recognized on the sale. Cash received was $104,000 and the remaining purchase price was funded through a $177,000 reduction in the principal balance of the line of credit extended by Mr. Wallach to the Company. The Company continues to service these loans. In November 2018, one of the loans paid off for $174,000. As of December 31, 2018, we had $11,000 in builder deposits related to these loans, and the principal balance being serviced was $222,000.

In June 2019, two of the loans owned by Mr. Wallach paid off for approximately $375,000. Additionally, during June 2019, Mr. Wallach purchased two additional loans for approximately $286,000. During December 2019, Mr. Wallach sold one of his loans to Mr. Myrick for approximately $254,000.

In September 2018, we sold two loans to Mr. Myrick at their gross loans receivable balance of $394,000 and as such, no gain or loss was recognized on the sale. Cash received was $94,000 and the remaining purchase price was funded through a $300,000 reduction in the principal balance of the line of credit extended by Mr. Myrick to the Company. As of December 31, 2018, we had $6,000 in builder deposits related to these loans, and the principal balance being serviced was $469,000.

During 2019, three of Mr. Myrick’s loans paid off for approximately $765,000. In addition, during 2019 Mr. Myrick purchased two loans for approximately $456,000. In December 2019, Mr. Myrick purchased one loan from Mr. Wallach for approximately $254,000.

Under all arrangements stated above with Mr. Wallach and Mr. Myrick, the Company will continue to service the loans.

Affiliate Transaction Policy

Our operating agreement provides that any future transaction involving us and an affiliate must be approved by a majority vote of independent managers not otherwise interested in the transaction upon a determination of such independent managers that the transaction is on terms no less favorable to us than could be obtained from an independent third party. An approval pursuant to this policy shall be set forth in the minutes of the Company and shall include a description of the transaction approved. The responsibility for reviewing and approving affiliate transactions has been delegated to the nominating and corporate governance committee of our board of managers, which is comprised entirely of independent managers.

Pursuant to our operating agreement, we must provide the independent managers with access, at our expense, to our legal counsel or independent legal counsel, as needed.

Board of Managers Independence

We have no securities listed for trading on a national securities exchange or in an automated inter-dealer quotation system of a national securities association, which has requirements that a majority of our board of managers be independent. For purposes of complying with the disclosure requirements of the Securities and Exchange Commission, we have adopted the definition of independence used by the New York Stock Exchange (“NYSE”). Under the NYSE’s definition of independence, Messrs. Summers, Rauscher, and Sheldon each meet the definition of “independent.”

87

DESCRIPTION OF NOTES

General

The Notes are issued under an indenture dated as of March 22, 2019 between us and U.S. Bank National Association, as trustee. The indenture was filed as an exhibit to the registration statement and an amendment to the indenture was filed as an exhibit to an amendment to the registration statement. You can also obtain a copy of the indenture, as amended, from us. We have summarized material aspects of the indenture below. The summary is not complete, and you should read the indenture, as amended, for provisions that may be important to you. The capitalized terms used in the summary have the meanings specified in the indenture.

The Notes are our direct obligations but are not secured. The Notes are registered and issued without coupons. We may change the interest rates and the maturities of the Notes as they are offered, provided that no such change shall affect any Note issued prior to the date of change. We may, at our discretion, limit the maximum amount any investor or related investors may maintain in outstanding Notes.

The total aggregate maximum principal amount of the Notes offered under this prospectus is $70,000,000. The maximum investment amount per Note is $1,000,000 or $1,000,000 in the aggregate per investor, but a higher maximum investment amount may be approved by us on a case-by-case basis. The minimum investment amount is $500; however, from time to time, we may change the minimum investment amount that is required.

Established Features of the Notes

Interest is calculated based on the actual number of days your Note is outstanding. Interest is calculated and compounded monthly based on a 365-day year (366-day in case of a leap year). Interest is earned daily, and we will pay interest to you monthly or at maturity as you request. If you choose to be paid interest at maturity rather than monthly, the interest will be compounded monthly. If any day on which a payment is due with respect to a Note is not a business day, then you will not be entitled to payment of the amount due until the following business day, and no additional interest will be due as a result of such delay. If you elect to be paid interest monthly, interest on your Note will be paid on the first business day of every month. Your first interest payment date will be the month following the month in which the Note is issued, except that if a new Note is issued within the last 10 days preceding an interest payment date, the first interest payment will be made on the next succeeding interest payment date (i.e., approximately 35–40 days after issuance). No payments under $50 will be made, with any interest payment being accrued to your benefit and earning interest on a monthly compounding basis until the payment due to you is at least $50 on an interest payment date.

Any change to your original request may be made to us by contacting us at (302) 752-2688 (30-ASK-ABOUT) or by using our website www.shepherdsfinance.com to find out what you need to do to change your election. The Notes mature one to four years from the date of issuance, as offered by us and selected by you. Principal and unpaid interest will be paid to you upon maturity.

From time to time we will establish varying interest rates and maturities for the Notes. The interest rates offered may vary depending on the maturity of the Notes. Upon purchase of a Note, the then-applicable interest rate for the maturity purchased will be fixed for the term of such Note. The Notes will initially be offered with maturities ranging from 12 months to 48 months from the date of issuance. For each maturity, we also establish an interest rate, subject to a range, as follows:

Note Maturity	Minimum Rate	Ceiling
12-Month	5%	10%
24-Month	6%	10%
36-Month	3%	6%
48-Month	8%	12%

The interest rates will vary within the ranges but annual interest rates as of the date of this prospectus are as follows: 7% for 12-month Notes; 9% for 24-month Notes; 5% for 36-month Notes; and 10% for 48-month Notes.

88

Investments by check will be credited and interest will begin to accrue on the first business day after our bank receives a check in proper form if the check is received prior to 9:00 a.m. Eastern time, and on the second business day following receipt if the check is received after 9:00 a.m. Eastern time. Checks are accepted subject to collection at full face value in U.S. funds.

Investments by ACH Debit transfer and Wire will be credited and interest will begin to accrue on the first business day after our bank receives funds.

Notes with the current established features are available until they are superseded by new established features. The current established features are applicable to all Notes sold by us during the period the current established features are in effect. We intend to publish this information on our website at www.shepherdsfinance.com or it may be obtained by calling (302) 752-2688 (30-ASK-ABOUT). We will also file with the SEC a Rule 424(b)(3) prospectus supplement setting forth the established features upon any change in the established features.

Subordination

Our obligation to repay the principal of and make interest payments on the Notes is subordinate in right of payment to all senior debt. This means that if we are unable to pay our debts when due, all of the senior debt would be paid first, before any payment of principal or interest would be made on the Notes and related party debt which is equal in priority to the Notes.

The term “senior debt” means all of our debt created, incurred, assumed, or guaranteed by us, except debt that by its terms expressly provides that such debt is not senior in right of payment to the Notes. Debt is any indebtedness, contingent or otherwise, in respect of borrowed money, or evidenced by bonds, notes, Notes, or similar instruments or letters of credit and shall include any guarantee of any such indebtedness. Senior debt includes, without limitation, the demand loans from our members and any line of credit we may incur in the future. The Notes are subordinate to all of our senior debt. We may at any time borrow money on a secured or unsecured basis that would have priority over the Notes. The Notes are not senior debt. As of December 31, 2019, the outstanding debt to which the Notes were subordinated was approximately $28,902,000.

Redemption by Us Prior to Maturity

We may redeem any Note, in whole or in part, at any time following the first 180 calendar days after the date of issuance of the Note for a redemption price equal to the principal amount plus any unpaid interest thereon to the date of redemption. We will notify Note holders whose Notes are to be redeemed by mail 30 to 60 days prior to the date of redemption. Residents of the Commonwealth of Pennsylvania will be notified by registered mail 30 to 60 days prior to the date of redemption.

Redemption at the Request of the Holder Prior to Maturity

At your written request but subject to the subordination provisions and our consent (which may be withheld in our sole discretion), we will redeem any Note at any time following the first 180 calendar days after the date of issuance of the Note for a redemption price equal to the principal amount plus unpaid interest equal to the stated rate of interest minus a penalty in an amount equal to the interest earned over the last 180 days immediately prior to the redemption date. The penalty will be taken first from any interest accrued but not yet paid on the Note, and to the extent such accrued and unpaid interest does not cover the entire penalty amount, the remainder of the penalty amount shall be reduced from the principal amount of the Note.

Redemption upon Your Death

At the written request of the executor of your estate or, if your Note is held jointly with another investor, the surviving joint holder, but subject to the subordination provisions, we will redeem any Note at any time after death for a redemption price equal to the principal amount plus unpaid interest equal to the stated rate of interest, without any penalty. We will seek to honor any such redemption request as soon as reasonably possible based on our cash situation at the time, but generally within two weeks of the request. In order for a Note to be redeemed upon your death, the Note to be redeemed must have been registered in your name since the date of issuance.

89

Additional Redemption Options for Notes with a 36-Month Maturity

Unless the subordination provisions in the indenture restrict our ability to make the redemption, for Notes with a 36-month maturity only purchased on or after February 4, 2020, the holder of such a Note may require us to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, as follows:

(1)	Upon seven days’ advance notice to us, the holder may require redemption of up to $10,000 of such Note;

(2)	Upon 30 days’ advance notice to us, the holder may require redemption of up to an additional $90,000 of such Note;

(3)	Upon 90 days’ advance notice to us, the holder may require redemption of any remaining amount of such Note requested to be redeemed; and

(4)	Upon one business day’s advance notice to the Company, the holder may require redemption of all or a portion of the Note, regardless of amount, but only if the Holder immediately upon redemption invests the entirety of the proceeds from such redemption in another security then-offered by us, including in a Note issued in this offering.

For purposes of determining the length of time within which we must redeem all or a portion of a Note as described above, the dollar amount of a given redemption request will be added to any amount or amounts of such Note previously requested to be redeemed that were redeemed by us.

These redemption options are in addition to the redemption options described elsewhere in this prospectus.

No Restrictions on Additional Debt or Business

The indenture does not restrict us from issuing additional securities or incurring additional debt (including senior debt or other secured or unsecured obligations) or the manner in which we conduct our business.

Modification of Indenture

We, together with the trustee, may modify the indenture at any time with the consent of the holders of not less than a majority in principal amount of the Notes that are then outstanding. However, we and the trustee may not modify the indenture without the consent of each holder affected if the modification:

●	reduces the principal or rate of interest, changes the fixed maturity date or time for payment of interest, or waives any payment of interest on any Note;

●	reduces the percentage of Note holders whose consent to a waiver or modification is required;

●	affects the subordination provisions of the indenture in a manner that adversely affects the rights of any holder; or

●	waives any event of default in the payment of principal of, or interest on, any Note.

Without action by you, we and the trustee may amend the indenture or enter into supplemental indentures to clarify any ambiguity, defect, or inconsistency in the indenture, to provide for the assumption of the Notes by any successor to us, to make any change to the indenture that does not adversely affect the legal rights of any Note holders, or to comply with the requirements of the Trust Indenture Act of 1939. We will give written notice to you of any amendment to the indenture.

90

Place, Method, and Time of Payment

We will pay principal and interest on the Notes at our principal executive offices or at such other place as we may designate for that purpose; provided, however, that if we make payments by check, they will be mailed to you at your address appearing in our Note register. Any payment of principal and interest that is due on a non-business day will be payable by us on the next business day immediately following that non-business day.

Events of Default

An event of default is defined in the indenture as follows:

●	a default in payment of principal or interest on the Notes when due or payable if such default has not been cured for 30 days;

●	our becoming subject to events of bankruptcy or insolvency; or

●	our failure to comply with any agreements or covenants in or provisions of the Notes or the indenture if such failure is not cured or waived within 60 days after we have received notice of such failure from the trustee or from the holders of at least 25% in principal amount of the outstanding Notes.

If an event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then-outstanding Notes may declare the principal of and the accrued interest on all outstanding Notes due and payable. If such a declaration is made, we are required to pay the principal of and interest on all outstanding Notes immediately, so long as the senior debt has not matured by lapse of time, acceleration or otherwise. We are required to file annually with the trustee an officers’ certificate that certifies the absence of defaults under the terms of the indenture.

The indenture provides that the holders of a majority of the aggregate principal amount of the Notes at the time outstanding may, on behalf of all holders, waive any existing event of default or compliance with any provision of the indenture or the Notes, except a default in payment of principal or interest on the Notes. In addition, the trustee may waive an existing event of default or compliance with any provision of the indenture or Notes, except in payments of principal or interest on the Notes, if the trustee in good faith determines that a waiver or consent is in the best interests of the holders of the Notes.

If an event of default occurs and is continuing, the trustee is required to exercise the rights and duties vested in it by, and subject to, the indenture and to use the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of his or her affairs. The trustee however, is under no obligation to perform any duty or exercise any right under the indenture at the request, order, or direction of Note holders unless the trustee receives indemnity satisfactory to it against any loss, liability, or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the Notes at the time outstanding have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee. The indenture effectively limits the right of an individual Note holder to institute legal proceedings in the event of our default.

Satisfaction and Discharge of Indenture

The indenture may be discharged upon the payment of all Notes outstanding thereunder or upon deposit in trust of funds sufficient for such payment and compliance with the formal procedures set forth in the indenture.

91

Reports

We file annual reports containing audited consolidated financial statements and quarterly reports containing unaudited consolidated financial information for the first three fiscal quarters of each fiscal year with the SEC while the registration statement containing this prospectus is effective and as long thereafter as we are required to do so. Copies of such reports will be sent to any Note holder upon written request.

Service Charges

We reserve the right to assess service charges and fees to issue a replacement interest payment check, and, in the event we permit transfer or assignment in our discretion, to transfer or assign a Note.

Book Entry Record of Your Ownership

The Notes will be issued in uncertificated form. If you purchase a Note, an account showing the principal amount of your Note will be established in your name on our books. Interest accrued on your Note will also be credited to your account. The interest rate on your Note will be determined on the date that your account is established. In determining your interest rate, we will use the rate in effect at the time you: (1) submitted your subscription agreement online; (2) printed the subscription agreement from our website, provided that the rate was offered by us with that maturity in the seven days prior to our receipt of your subscription agreement; or (3) signed and mailed a subscription agreement, which we mailed to you, provided that the rate was offered by us with that maturity in the seven days prior to our receipt of your subscription agreement. You will not receive any certificate or other instrument evidencing our indebtedness to you. Upon purchase of your Note, we will send you a confirmation, which describes, among other things, the term, interest rate, and principal amount.

Transfer

You may not transfer any Note until we (as registrar) have received, among other things, appropriate endorsements and transfer documents and any taxes and fees required by law or permitted by the indenture. We are not required to transfer any Note for a period beginning 15 days before the date notice is mailed of the redemption or the maturity of such Note and ending on the date of redemption of such Note.

Concerning the Trustee

The indenture contains limitations on the trustee’s right, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property with respect to any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires conflicting interests and if any of the indenture securities are in default, it must eliminate such conflict or resign.

92

PLAN OF DISTRIBUTION

We are offering up to $70,000,000 in aggregate principal amount of the Notes. We offer the Notes directly to the public without an underwriter or placement agent and on a continuous basis.

We may market our Notes in many ways, including but not limited to, publishing the established features in a newspaper or through direct mail in states in which we have properly registered the offering or qualified for an exemption from registration. Viewers of print advertising are referred to our website at www.shepherdsfinance.com. The established features are available to investors on our website at www.shepherdsfinance.com or by calling (302) 752-2688 (30-ASK-ABOUT). If, upon review of our website, a potential investor becomes interested in purchasing the Notes, a prospectus will be sent upon request. We may also make oral solicitations in limited circumstances and use other methods of marketing the offering, all in compliance with applicable laws and regulations, including securities laws. Our employees and independent managers have been instructed not to solicit offers to purchase Notes or provide advice regarding the purchase of the Notes.

Our Chief Executive Officer, Daniel M. Wallach, markets the Notes in reliance on Rule 3a4-1 under the Exchange Act, which permits officers, directors, and employees to participate in the sale of the Notes without registering as a broker-dealer under certain circumstances. Mr. Wallach is not subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Exchange Act. Mr. Wallach serves as an executive officer and primarily performs substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the offering. He is familiar with the selling practices permitted to officers relying on Rule 3a4-1. Mr. Wallach has not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and has not nor will not participate in the sale of securities for any issuer more than once every 12 months, other than on behalf of us in reliance on Rule 3a4-1. Mr. Wallach is not compensated in connection with any participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Notes. Mr. Wallach has been instructed in the limitations of the selling practices allowed under Rule 3a4-1.

The information contained on our website is not part of this prospectus. If you have questions about the suitability of an investment in the Notes for you, you should consult with your own investment, tax, or other professional financial advisor. Prospective investors will be required to complete an application prior to investing in the Notes. We reserve the right to reject any investment.

You will not know at the time of investment whether we will be successful in completing the sale of any or all of the Notes. We reserve the right to withdraw or cancel the offering at any time. In the event of a withdrawal or cancellation, investments received prior to such withdrawal or cancellation will be irrevocable and will be repaid in accordance with the terms of the Notes.

The Notes are not listed on any securities exchange, and there is no established trading market for the Notes. We do not expect any trading market to develop for the Notes.

93

CHARITABLE MATCH PROGRAM

We offer a charitable match program for interest payments that you elect to give to a qualifying charity. If you choose to participate in the program and donate all or a portion of your interest payments to charity, when we calculate your interest we will deduct the percentage of interest you selected and keep track of that amount separate from your information. After interest is calculated for all Note holders at the beginning of December of each year, all of the money for each charity will be totaled up and sent in one check to each charity. Each check will have the name and address of each contributor, and the amount each contributed. Our matching portion will be included in the total check. We will match your interest payment donation up to 10% of your interest.

The charity must be an Internal Revenue Code Section 501(c)(3) qualifying organization. We reserve the right to either not match your contribution, or not make payments on your behalf to certain charities with missions contrary to our corporate philosophy. Upon your initial subscription, if you select one of these charities, and we notify you that we will not match your donation to such an organization or will not make a contribution on your behalf, you have the option of refund of your investment, donating without our matching contribution (assuming we are just not willing to match your donation to that charity), or investing and not donating to the organization.

LEGAL MATTERS

The validity of the Notes being offered by this prospectus has been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2019 and 2018 appearing in this prospectus and registration statement have been audited by Warren Averett, LLC (“Warren Averett”), an independent registered public accounting firm, and are included herein in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 10, 2019, the Company dismissed Carr, Riggs & Ingram, LLC (“CRI”) as the Company’s independent registered public accounting firm. The dismissal of CRI was approved by the Audit Committee of the Company’s board of managers (the “Audit Committee”). CRI’s audit report on the financial statements of the Company for the fiscal year ended December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. Subsequent to the dismissal of CRI, the Audit Committee engaged Warren Averett as its independent registered public accounting firm on January 10, 2019.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the Notes offered by this prospectus. This prospectus is a part of that registration statement, as amended, and does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information about us and the Notes sold in this offering, refer to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus about the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other documents filed as an exhibit to the registration statement.

We file annual, quarterly and special reports and other information with the SEC. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at www.sec.gov. You can also access documents that will be incorporated by reference into this prospectus at the website we maintain at www.shepherdsfinance.com. There is additional information about us at our website, but unless specifically incorporated by reference herein, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

94

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and

Members of Shepherd’s Finance, LLC

Jacksonville, Florida

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Shepherd’s Finance, LLC as of December 31, 2019 and 2018 and the related consolidated statements of operations, changes in members’ capital, and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Shepherd’s Finance, LLC as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of Shepherd’s Finance, LLC’s management. Our responsibility is to express an opinion on Shepherd’s Finance, LLC’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to Shepherd’s Finance, LLC in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Warren Averett, LLC

We have served as Shepherd’s Finance, LLC’s auditor since 2018.

Birmingham, Alabama

March 12, 2020

F-2

Shepherd’s Finance, LLC

Consolidated Balance Sheets

As of December 31, 2019, and 2018

(in thousands of dollars)	2019	2018

Assets
Cash and cash equivalents	$1,883	$1,401
Accrued interest receivable	1,031	568
Loans receivable, net	55,369	46,490
Foreclosed assets	4,916	5,973
Premises and equipment	936	1,051
Other assets	202	327
Total assets	$64,337	$55,810
Liabilities and Members’ Capital
Customer interest escrow	$643	$939
Accounts payable and accrued expenses	466	724
Accrued interest payable	2,533	2,140
Notes payable secured, net of deferred financing costs	26,991	23,258
Notes payable unsecured, net of deferred financing costs	26,520	22,635
Due to preferred equity member	37	32
Total liabilities	$57,190	$49,728

Commitments and Contingencies (Note 10)

Redeemable Preferred Equity
Series C preferred equity	$2,959	$2,385

Members’ Capital
Series B preferred equity	1,470	1,320
Class A common equity	2,718	2,377
Members’ capital	$4,188	$3,697

Total liabilities, redeemable preferred equity and members’ capital	$64,337	$55,810

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Shepherd’s Finance, LLC

Consolidated Statements of Operations

For the years ended December 31, 2019 and 2018

(in thousands of dollars)	2019	2018

Net Interest Income
Interest and fee income on loans	$10,131	$7,764
Interest expense:
Interest related to secured borrowings	2,948	2,114
Interest related to unsecured borrowings	2,832	2,182
Interest expense	$5,780	$4,296

Net interest income	4,351	3,468

Less: Loan loss provision	222	89
Net interest income after loan loss provision	4,129	3,379

Non-Interest Income
Gain on foreclosure of assets	$203	$19
Total non-interest income	203	19

Income	4,332	3,398

Non-Interest Expense
Selling, general and administrative	$2,394	$2,030
Depreciation and amortization	92	82
Loss on the sale of foreclosed assets	274	103
Impairment loss on foreclosed assets	558	515
Total non-interest expense	3,318	2,730

Net income	$1,014	$668

Earned distribution to preferred equity holder	457	292

Net income attributable to common equity holders	$557	$376

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Shepherd’s Finance, LLC

Consolidated Statements of Changes in Members’ Capital

For the years ended December 31, 2019 and 2018

(in thousands of dollars)	2019	2018

Members’ capital, beginning balance	$3,697	$3,686
Net income less distributions to Series C preferred equity holders of $316 and $164	698	504
Contributions from Series B preferred equity holders	150	80
Earned distributions to Series B preferred equity holders	(141)	(128)
Distributions to common equity holders	(216)	(445)

Members’ capital, ending balance	$4,188	$3,697

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Shepherd’s Finance, LLC

Consolidated Statements of Cash Flows

For the years ended December 31, 2019 and 2018

(in thousands of dollars)	2019	2018

Cash flows from operations
Net income	$1,014	$668
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	235	209
Provision for loan losses	222	89
Change in loan origination fees, net	(290)	204
Impairment of foreclosed assets	558	515
Depreciation and amortization	115	82
Gain on foreclosed assets	(203)	(19)
Loss on sale of foreclosed assets	274	103
Net change in operating assets and liabilities:
Other assets	(64)	(269)
Accrued interest receivable	(463)	(91)
Customer interest escrow	(432)	4
Accounts payable and accrued expenses	135	756

Net cash provided by operating activities	1,101	2,251

Cash flows from investing activities
Loan originations and principal collections, net	(13,159)	(21,234)
Investment in foreclosed assets	(763)	(1,608)
Proceeds from sale of foreclosed assets	4,543	809
Premises and equipment additions	-	(64)

Net cash used in investing activities	(9,379)	(22,097)

Cash flows from financing activities
Contributions from preferred equity holders	450	2,300
Distributions to redeemable preferred equity holders	(42)	(1,222)
Distributions to common equity holders	(216)	(445)
Proceeds from secured note payable	23,111	24,663
Repayments of secured note payable	(18,294)	(12,969)
Proceeds from unsecured notes payable	14,309	13,465
Redemptions/repayments of unsecured notes payable	(10,382)	(7,808)
Deferred financing costs paid	(176)	(215)

Net cash provided by financing activities	8,760	17,769

Net increase (decrease) in cash and cash equivalents	482	(2,077)

Cash and cash equivalents
Beginning of period	1,401	3,478
End of period	$1,883	$1,401

Supplemental disclosure of cash flow information
Cash paid for interest	$5,386	$3,395

Non-cash investing and financing activities
Reinvested earnings of Series B preferred equity held in interest escrow	$136	$125
Change in accumulated Series B preferred equity	$4	$3
Foreclosure of assets transferred from loans receivable, net	$3,352	$4,494
Accrued interest reduction due to foreclosure	$-	$243
Earned but not paid distributions of Series C preferred equity holders	$316	$164
Secured transferred to unsecured notes payable	$(162)	$-
Construction loans purchase through the reduction of Secured LOC Principal Balance	$996	$377
Reclassification of deferred financing costs from other assets	$189	$-

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

F-6

Shepherd’s Finance, LLC

Notes to Consolidated Financial Statements

Information presented throughout these notes to the consolidated financial statements is in thousands of dollars.

1. Description of Business

Shepherd’s Finance, LLC and subsidiary (the “Company”, “we”, or “our”) was originally formed as a Pennsylvania limited liability company on May 10, 2007. We are the sole member of a consolidating subsidiary, 84 REPA, LLC. The Company operates pursuant to its Second Amended and Restated Operating Agreement by and among Daniel M. Wallach and the other members of the Company effective as of March 16, 2017.

As of December 31, 2019, the Company extends commercial loans to residential homebuilders (in 21 states) to:

●	construct single family homes,

●	develop undeveloped land into residential building lots, and

●	purchase and improve for sale older homes.

2. Summary of Significant Accounting Policies

Principles of Consolidation

These consolidated financial statements include the consolidated accounts of the Company’s subsidiary and reflect all adjustments (all of which are normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the consolidated financial position, operating results, and cash flows for the periods. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. It is reasonably possible that market conditions could deteriorate, which could materially affect our consolidated financial position, results of operations and cash flows. Among other effects, such changes could result in the need to increase the amount of our allowance for loan losses and impair our foreclosed assets.

Operating Segments

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic (“ASC”) 280, Segment Reporting, requires that the Company report financial and descriptive information about reportable segments and how these segments were determined. We determine the allocation of resources and performance of business units based on operating income, net income and operating cash flows. Segments are identified and aggregated based on products sold or services provided. Based on these factors, we have determined that the Company’s operations are in one segment, commercial lending.

Revenue Recognition

Interest income generally is recognized on an accrual basis. The accrual of interest is generally discontinued on all loans past due 90 days or more. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income, unless management believes that the accrued interest is recoverable through liquidation of collateral. Interest received on nonaccrual loans is applied against principal. Interest on accruing impaired loans is recognized as long as such loans do not meet the criteria for nonaccrual status. Our construction loans charge a fee on the amount that we commit to lend, which is amortized over the expected life of each of those loans.

F-7

The Company records revenue when control of the promised services is transferred to the customer, in an amount that reflects the consideration we expect to be entitled to receive in exchange for those products or services. Our performance obligations to customers are primarily satisfied over time as the services are performed and provided to the customer.

Advertising

Advertising costs are expensed as incurred and are included in selling, general and administrative. Advertising expenses were $128 and $87 for the years ended December 31, 2019 and 2018, respectively.

Cash and Cash Equivalents

Management considers highly-liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash account in a deposit account which, at times, may exceed federally insured limits. The Company monitors this bank account and does not expect to incur any losses from such accounts.

Fair Value Measurements

The Company follows the guidance of FASB ASC 825, Financial Instruments (ASC 825), and FASB ASC 820, Fair Value Measurements (ASC 820). ASC 825 permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Loans Receivable

Loans are stated at the amount of unpaid principal, net of any allowances for loan losses, and adjusted for (1) the net unrecognized portion of direct costs and nonrefundable loan fees associated with lending, and (2) deposits made by the borrowers used as collateral for a loan and due back to the builder at or prior to loan payoff. The net amount of nonrefundable loan origination fees and direct costs associated with the lending process, including commitment fees, is deferred and accreted to interest income over the lives of the loans using a method that approximates the interest method.

A loan is classified as nonaccrual, and the accrual of interest on such loan is discontinued, when the contractual payment of principal or interest becomes 90 days past due. In addition, a loan may be placed on nonaccrual at any other time management has serious doubts about further collectability of principal or interest according to the contractual terms, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection or well-secured (i.e., the loan has sufficient collateral value). Loans are restored to accrual status when the obligation is brought current or has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impaired loans, or portions thereof, are charged off when deemed uncollectible. Once a loan is 90 days past due, management begins a workout plan with the borrower or commences its foreclosure process on the collateral.

F-8

Allowance for Loan Losses

The allowance for loan losses is maintained at a level believed adequate by management to absorb probable losses inherent in the loan portfolio.

The Company establishes a collective reserve for all loans which are not more than 60 days past due at the end of each quarter. This collective reserve includes both a quantitative and qualitative analysis. In addition to historical loss information, the analysis incorporates collateral value, decisions made by management and staff, percentage of aging spec loans, policies, procedures, and economic conditions.

The Company individually analyzes for impairment all loans which are more than 60 days past are due at the end of each quarter. We also review for impairment all loans to one borrower with greater than or equal to 10% of our total committed balances. If required, the analysis includes a comparison of estimated collateral value to the principal amount of the loan.

Impaired loans, if the value determined is less than the principal amount due (less any builder deposit), then the difference is included in the allowance for loan loss. As values change, estimated loan losses may be provided for more or less than the previous period, and some loans may not need a loss provision based on payment history. As for homes which are partially complete, the Company will appraise on an as-is and completed basis, and use the appraised value that more closely aligns with our planned method of disposal for the property.

Impaired Loans

A loan is considered to be impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement.

Foreclosed Assets

When a foreclosed asset is acquired in the settlement of a loan, the asset is recorded at the as-is fair value minus expected selling costs establishing a new cost basis. The gain or loss is recorded on our consolidated statement of operations as non-interest income or expense. If the fair value of the asset declines, a write-down is recorded through non-interest expense. While the initial valuation is done on an as-is basis, subsequent values are based on our plan for the asset. Assets which are not going to be improved are still evaluated on an as-is basis. Assets we intend to improve, are improving, or have improved are appraised based on the to-be-completed value, minus reasonable selling costs, and we adjust the portion of the appraised value related to construction improvements for the percentage of the improvements which have not yet been made. Subsequently, if a foreclosed asset has an increase in fair value the increase may be recognized up to the cost basis which was determined at the foreclosure date.

Deferred Financing Costs, Net

Deferred financing cost consist of certain costs associated with financing activities related to the issuance of debt securities (deferred financing costs). These costs consist primarily of professional fees incurred related to the transactions. Deferred financing costs are amortized into interest expense over the life of the related debt. The deferred financing costs are reflected as a reduction in the unsecured notes offering liability.

Income Taxes

The entities included in the consolidated financial statements are organized as pass-through entities under the Internal Revenue Code. As such, taxes are the responsibility of the members. Other significant taxes for which the Company is liable are recorded on an accrual basis.

F-9

The Company applies FASB ASC 740, Income Taxes (ASC 740). ASC 740 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the consolidated financial statements and requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions with respect to income tax at the LLC level not deemed to meet the “more-likely-than-not” threshold would be recorded as a tax benefit or expense in the appropriate period. Management concluded that there are no uncertain tax positions that should be recognized in the consolidated financial statements. With few exceptions, the Company is no longer subject to income tax examinations for years prior to 2014.

The Company’s policy is to record interest and penalties related to taxes in interest expense on the consolidated statements of operations. There have been no significant interest or penalties assessed or paid.

Risks and Uncertainties

The Company is subject to many of the risks common to the commercial lending and real estate industries, such as general economic conditions, decreases in home values, decreases in housing starts, increases in interest rates, and competition from other lenders. At December 31, 2019, our loans were significantly concentrated in a suburb of Pittsburgh, Pennsylvania, so the housing starts and prices in that area are more significant to our business than other areas until and if more loans are created in other markets.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of loans receivable. Our concentration risks for our top three customers listed by geographic real estate market are summarized in the table below:

	December 31, 2019		December 31, 2018
		Percent of		Percent of
	Borrower	Loan	Borrower	Loan
	City	Commitments	City	Commitments

Highest concentration risk	Pittsburgh, PA	25%	Pittsburgh, PA	23%
Second highest concentration risk	Orlando, FL	15%	Sarasota, FL	13%
Third highest concentration risk	Cape Coral, FL	3%	Orlando, FL	4%

Recent Accounting Pronouncements

The FASB issued Accounting Standards Update (“ASU”) 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities (An Amendment of FASB ASC 825)” in January 2016. ASU 2016-01 was intended to enhance the reporting model for financial instruments to provide users of financial statements with improved decision-making information. The amendments of ASU 2016-01 include: (i) requiring equity investments, except those accounted for under the equity method of accounting or those that result in the consolidation of an investee, to be measured at fair value, with changes in fair value recognized in net income; (ii) requiring a qualitative assessment to identify impairment of equity investments without readily determinable fair values; and (iii) clarifying that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. ASU 2016-01 became effective for the Company on January 1, 2018. The adoption of ASU 2016-01 did not have a material impact on the Company’s consolidated financial statements.

F-10

The FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” in May 2014, which added FASB ASC Topic 606, “Revenue from Contracts with Customers,” and superseded revenue recognition requirements in FASB ASC Topic 605, “Revenue Recognition,” and certain cost guidance in FASB ASC Topic 605-35, “Revenue Recognition – Construction-Type and Production-Type Contracts.” ASU 2014-09 requires an entity to recognize revenue when (or as) an entity transfers control of goods or services to a customer at the amount to which the entity expects to be entitled. Depending on whether certain criteria are met, revenue should be recognized either over time, in a manner that depicts the entity’s performance, or at a point in time, when control of the goods or services is transferred to the customer. ASU 2014-09 became effective for the Company on January 1, 2018. The adoption of ASU 2014-09 did not have a material impact on the Company’s consolidated financial statements.

On January 1, 2018, the Company implemented ASU 2014-09, codified at ASC Topic 606. The Company adopted the ASC Topic 606 using the modified retrospective transition method. The guidance was applied only to contracts which were not completed at the date of initial application. No cumulative transition adjustment was recorded to the beginning balance of members’ capital as a result of implementation. Results for reporting periods beginning January 1, 2018 are presented under ASC Topic 606, while prior period amounts continue to be reported under legacy U.S. GAAP.

The majority of the Company’s revenue is generated through interest earned on financial instruments, including loans, which falls outside the scope of ASC Topic 606. All of the Company’s revenue that is subject to ASC Topic 606 would be included in non-interest income; however, not all non-interest income is subject to ASC Topic 606. The Company had no contract liabilities or unsatisfied performance obligations with customers as of December 31, 2019.

The FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.” This ASU amends the disclosure requirements of Topic 820, Fair Value Measurement, to remove disclosure of transfers between Level 1 and Level 2 of the fair value hierarchy and to include disclosure of the range and weighted average used in Level 3 fair value measurements, among other amendments. The ASU applies to all entities that are required to provide disclosures about recurring or non-recurring fair value measurements. Amendments should be applied retrospectively to all periods presented, except for certain amendments, which should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. The effective date for the additional disclosures for calendar year-end public companies is January 1, 2020.

ASU 2016-13, “Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments”. The amendments in ASU 2016-13 introduce a new current expected credit loss (“CECL”) model for certain financial assets, including mortgage loans and reinsurance receivables. The new model will not apply to debt securities classified as available-for-sale. For assets within the scope of the new model, an entity will recognize as an allowance against earnings its estimate of the contractual cash flows not expected to be collected on day one of the asset’s acquisition. The allowance may be reversed through earnings if a security recovers in value. This differs from the current impairment model, which requires recognition of credit losses when they have been incurred and recognizes a security’s subsequent recovery in value in other comprehensive income. ASU 2016-13 also makes targeted changes to the current impairment model for available-for-sale debt securities, which comprise the majority of the Company’s invested assets. Similar to the CECL model, credit loss impairments will be recorded in an allowance against earnings that may be reversed for subsequent recoveries in value. The amendments in ASU 2016-13, along with related amendments in ASU No. 2018-19 - Codification Improvements to Topic 326, Financial Instruments-Credit Losses, are effective for annual and interim periods beginning after December 15, 2019 on a modified retrospective basis. For smaller reporting companies, the effective date for annual and interim periods is January 1, 2023. The Company is reviewing its policies and processes to ensure compliance with the requirements in ASU 2016-13.

Reclassifications

Certain prior year amounts have been reclassed for consistency with current period presentation.

F-11

3. Fair Value

Utilizing ASC 820, the Company has established a framework for measuring fair value under U.S. GAAP using a hierarchy, which requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. Fair value measurements are an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Three levels of inputs are used to measure fair value, as follows:

Level 1 –	quoted prices in active markets for identical assets or liabilities;

Level 2 –	quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3 –	unobservable inputs, such as discounted cash flow models or valuations.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Fair Value Measurements of Non-Financial Instruments on a Recurring Basis

The Company has no non-financial instruments measured at fair value on a recurring basis.

Fair Value Measurements of Non-Financial Instruments on a Non-recurring Basis

Certain assets are measured at fair value on a non-recurring basis when there is evidence of impairment. The fair values of impaired loans with specific allocations of the allowance for loan losses are generally based on recent real estate appraisals of the collateral less estimated cost to sell. Declines in the fair values of other real estate owned subsequent to their initial acquisitions are also based on recent real estate appraisals less selling costs.

Impaired Loans

The appraisals used to establish the value of impaired loans are based on similar properties at similar times; however due to the differences in time and properties, the impaired loans are classified as Level 3. There were four and 23 impaired loan assets as of December 31, 2019 and 2018, respectively. Of the 23 impaired loan assets in 2018, 20 are from one customer where the owner of the company died in November 2018.

Foreclosed Assets

Foreclosed assets (upon initial recognition or subsequent impairment) are measured at fair value on a non-recurring basis.

Foreclosed assets, upon initial recognition, are measured and reported at fair value less cost to sell. Each reporting period, the Company remeasures the fair value of its significant foreclosed assets. Fair value is based upon independent market prices, appraised values of the foreclosed assets or management’s estimates of value, which the Company classifies as a Level 3 evaluation.

The following tables present the balances of non-financial instruments measured at fair value on a non-recurring basis as of December 31, 2019 and 2018:

			Quoted Prices in Active Markets for	Significant Other	Significant
	December 31, 2019		Identical	Observable	Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3

Foreclosed assets	$4,916	$4,916	$–	$–	$4,916
Impaired loans, net	1,487	1,487	–	–	1,487
Total	$6,403	$6,403	$–	$–	$6,403

F-12

			Quoted Prices in Active Markets for	Significant Other	Significant
	December 31, 2018		Identical	Observable	Unobservable
	Carrying	Estimated	Assets	Inputs	Inputs
	Amount	Fair Value	Level 1	Level 2	Level 3

Foreclosed assets	$5,973	$5,973	$–	$–	$5,973
Impaired loans, net	2,483	2,483	–	–	2,483
Total	$8,456	$8,456	$–	$–	$8,456

Fair Value of Financial Instruments

ASC 825 requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and Cash Equivalents

The carrying amount approximates fair value because of the short maturity of these instruments.

Loans Receivable and Commitments to Extend Credit

For variable rate loans that reprice frequently with no significant change in credit risk, estimated fair values of collateral are based on carrying values at both December 31, 2019 and 2018. Because the loans are demand loan and therefore have no known time horizon, there is no significant impact from fluctuating interest rates. For unfunded commitments to extend credit, because there would be no adjustment between fair value and carrying amount for the amount if actually loaned, there is no adjustment to the amount before it is loaned. The amount for commitments to extend credit is not listed in the tables below because there is no difference between carrying value and fair value, and the amount is not recorded on the consolidated balance sheets as a liability.

Interest Receivable

Interest receivable from our customers is due approximately 15 days after it is billed; therefore, the carrying amount approximates fair value for the years ended December 31, 2019 and 2018.

Customer Interest Escrow

The customer interest escrow does not yield interest to the customer, but the fair value approximates the carrying value at both December 31, 2019 and 2018 because: 1) the customer loans are demand loans, 2) it is not possible to estimate how long the escrow will be in place, and 3) the interest rate which could be used to discount this amount is negligible.

Borrowings under Credit Facilities

The fair value of the Company’s borrowings under credit facilities is estimated based on the expected cash flows discounted using the current rates offered to the Company for debt of the same remaining maturities. As all of the borrowings under credit facilities or the Notes are either payable on demand or at similar rates to what the Company can borrow funds for today, the fair value of the borrowings is determined to approximate carrying value at both December 31, 2019 and 2018. The interest on our Notes offering is paid to our Note holders either monthly or at the end of their investment, compounded on a monthly basis. For the same reasons as the determination for the principal balances on the Notes, the fair value approximates the carrying value for the interest as well.

F-13

The table below is a summary of fair value estimates for financial instruments:

	December 31, 2019		December 31, 2018
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial Assets
Cash and cash equivalents	$1,883	$1,883	$1,401	$1,401
Loans receivable, net	55,369	55,369	46,490	46,490
Accrued interest on loans	1,031	1,031	568	568
Financial Liabilities
Customer interest escrow	643	643	939	939
Notes payable secured, net	26,991	26,991	23,258	23,258
Notes payable unsecured, net	26,520	26,520	22,635	22,635
Accrued interest payable	2,533	2,533	2,140	2,140

4. Financing Receivables

Financing receivables are comprised of the following as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018

Loans receivable, gross	$57,608	$49,127
Less: Deferred loan fees	(856)	(1,249)
Less: Deposits	(1,352)	(1,510)
Plus: Deferred origination costs	204	308
Less: Allowance for loan losses	(235)	(186)

Loans receivable, net	$55,369	$46,490

The allowance for loan losses at December 31, 2019 is $235, of which $230 related to loans without specific reserves. At December 31, 2018, the allowance was $186, of which $172 related to loans without specific reserves. During the year ended December 31, 2019, we incurred $173 in direct charge-offs. No charge-offs occurred during the year ended December 31, 2018.

Commercial Construction and Development Loans

Construction Loan Portfolio Summary

As of December 31, 2019, we have 75 borrowers, all of whom, borrow money for the purpose of building new homes. The loans typically involve funding of the lot and a portion of construction costs, for a total of between 50% and 70% of the completed value of the new home. As the home is built during the course of the loan, the loan balance increases. The loans carry an interest rate of 3% above our cost of funds for loans originated after July 1, 2018, and 2% above our cost of funds for loans originated prior to July 1, 2018. In addition, we charge a 5% loan fee. The cost of funds was 10.97% as of December 31, 2019 and the interest rate charged to most customers was 13.97%. The loans are demand loans. Most have a deposit from the builder during construction to help offset the risk of partially built homes, and some have an interest escrow to offset payment of monthly interest risk.

F-14

The following is a summary of the loan portfolio to builders for home construction loans as of December 31, 2019 and 2018:

Year	Number of States	Number of Borrowers	Number of Loans	Value of Collateral(1)	Commitment Amount	Gross Amount Outstanding	Loan to Value Ratio(2)		Loan Fee
2019	21	70	241	$93,211	$65,273	$48,611	70	%(3)	5%
2018	18	75	259	$102,808	$68,364	$43,107	67	%(3)	5%

(1)	The value is determined by the appraised value.

(2)	The loan to value ratio is calculated by taking the commitment amount and dividing by the appraised value.

(3)	Represents the weighted average loan to value ratio of the loans.

Real Estate Development Loan Portfolio Summary

The following is a summary of our loan portfolio to builders for land development as of December 31, 2019 and 2018:

Year	Number of States	Number of Borrowers	Number of Loans	Gross Value of Collateral(1)	Commitment Amount(3)	Gross Amount Outstanding	Loan to Value Ratio(2)		Interest Spread
2019	4	5	9	$13,007	$9,866	$8,997	69	%(4)	7%
2018	3	4	9	$10,134	$7,456	$6,020	59	%(4)	7%

(1)	The value is determined by the appraised value adjusted for remaining costs to be paid. A portion of this collateral is $1,470 and $1,320 as of December 31, 2019 and 2018, respectively, of preferred equity in our Company. In the event of a foreclosure on the property securing these loans, the portion of our collateral that is preferred equity might be difficult to sell, which may impact our ability to recover the loan balance. In addition, a portion of the collateral value is estimated based on the selling prices anticipated for the homes.

(2)	The loan to value ratio is calculated by taking the outstanding amount and dividing by the appraised value calculated as described above.

(3)	The commitment amount does not include letters of credit and cash bonds.

(4)	Represents the weighted average loan to value ratio of the loans.

Credit Quality Information

The following table presents credit-related information at the “class” level in accordance with FASB ASC 310-10-50, Disclosures about the Credit Quality of Finance Receivables and the Allowance for Credit Losses. A class is generally a disaggregation of a portfolio segment. In determining the classes, the Company considered the finance receivable characteristics and methods it applies in monitoring and assessing credit risk and performance.

The following table summarizes finance receivables by the risk ratings that regulatory agencies utilize to classify credit exposure and which are consistent with indicators the Company monitors. Risk ratings are reviewed on a regular basis and are adjusted as necessary for updated information affecting the borrowers’ ability to fulfill their obligations.

F-15

The definitions of these ratings are as follows:

●	Pass – finance receivables in this category do not meet the criteria for classification in one of the categories below.

●	Special mention – a special mention asset exhibits potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may, at some future date, result in the deterioration of the repayment prospects.

●	Classified – a classified asset ranges from: 1) assets that are inadequately protected by the current sound worth and paying capacity of the borrower, and are characterized by the distinct possibility that some loss will be sustained if the deficiencies are not corrected to 2) assets with weaknesses that make collection or liquidation in full unlikely on the basis of current facts, conditions, and values. Assets in this classification can be accruing or on non-accrual depending on the evaluation of these factors.

Finance Receivables – By risk rating:

	December 31, 2019	December 31, 2018

Pass	$53,542	$43,402
Special mention	2,571	3,222
Classified – accruing	–	–
Classified – nonaccrual	1,495	2,503

Total	$57,608	$49,127

Finance Receivables – Method of impairment calculation:

	December 31, 2019	December 31, 2018

Performing loans evaluated individually	$26,233	$19,037
Performing loans evaluated collectively	29,880	27,587
Non-performing loans without a specific reserve	1,467	2,204
Non-performing loans with a specific reserve	28	299

Total evaluated collectively for loan losses	$57,608	$49,127

At December 31, 2019 and 2018, there were no loans acquired with deteriorated credit quality.

There were four impaired loan assets as of December 31, 2019 compared to 23 impaired loans assets as of December 31, 2018. Of the 23 impaired loans in 2018, 20 are from one customer where the owner of the company died in November of 2018.

The following is a summary of our impaired non-accrual commercial construction loans as of December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018

Unpaid principal balance (contractual obligation from customer)	$1,495	$2,503
Charge-offs and payments applied	-	-
Gross value before related allowance	1,495	2,503
Related allowance	(8)	(20)
Value after allowance	$1,487	$2,483

F-16

5. Foreclosed Assets

Roll forward of foreclosed assets for the years ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Beginning balance	$5,973	$1,036
Additions from loans	3,352	4,737
Additions for construction/development	763	1,608
Sale proceeds	(4,543)	(809)
Loss on sale of foreclosed assets	(274)	(103)
Gain on foreclosure	203	19
Impairment loss on foreclosed assets	(558)	(515)
Ending balance	$4,916	$5,973

During the year ended December 31, 2019, we reclassed 27 construction loan assets to foreclosed assets. Eighteen of the assets related to a borrower are from one customer where the owner of the company died in November 2018. During 2019, we recognized a $203 gain on foreclosure related to seven of the properties and a $385 loss on foreclosure related to the remaining 20 properties. We recorded additional impairment losses on foreclosed assets of $173 for the year ended December 31, 2019. In addition, we recorded a loss on the sale of foreclosed assets of $274 and $103 for the years ended December 31, 2019 and 2018, respectively. During August 2019, we sold one of our foreclosed assets for sale proceeds of $4,543.

Total investment in construction and development costs for foreclosed assets during 2019 and 2018 were $763 and $1,608, respectively. We anticipate incurring additional construction costs in 2020 through the development of foreclosed assets.

6. Borrowings

The following table displays our borrowings and a ranking of priority:

	Priority Rank	December 31, 2019	December 31, 2018
Borrowing Source
Purchase and sale agreements and other secured borrowings	1	$26,806	$22,521
Secured line of credit from affiliates	2	189	816
Unsecured line of credit (senior)	3	500	500
Other unsecured debt (senior subordinated)	4	1,407	1,407
Unsecured Notes through our public offering, gross	5	20,308	17,348
Other unsecured debt (subordinated)	5	4,131	3,002
Other unsecured debt (junior subordinated)	6	590	590

Total		$53,931	$46,184

F-17

The following table shows the maturity of outstanding debt as of December 31, 2019:

Year Maturing	Total Amount Maturing	Public Offering	Other Unsecured	Secured Borrowings
2020	$34,736	$4,566	$3,793	$26,377
2021	13,842	12,906	920	16
2022	3,905	2,143	1,746	16
2023	878	693	169	16
2024 and thereafter	570	-	-	570
Total	$53,931	$20,308	$6,628	$26,995

Secured Borrowings

Loan Purchase and Sale Agreements

We have two loan purchase and sale agreements where we are the seller of portions of loans we create. The two purchasers are Builder Finance, Inc. (“Builder Finance”) and S.K. Funding, LLC (“S.K. Funding”). Generally, the purchasers buy between 50% and 75% of each loan sold. They receive interest rates ranging from our cost of funds to the interest rate charged to the borrower (interest rates were between 9% and 13% for both 2019 and 2018). The purchasers generally do not receive any of the loan fees we charge. We have the right to call some of the loans sold, with some restrictions. Once sold, the purchaser must fund their portion of the loans purchased. We service the loans. Also, there are limited put options in some cases, whereby the purchaser can cause us to repurchase a loan. The loan purchase and sale agreements are recorded as secured borrowings.

In January 2019, we entered into the Tenth Amendment (the “Tenth Amendment”) to our Loan Purchase and Sale Agreement with S.K. Funding. The purpose of the Tenth Amendment was to allow S.K. Funding to purchase a portion of the Pennsylvania Loans.

The timing of the Company’s principal and interest payments to S.K. Funding under the Tenth Amendment, and S.K. Funding’s obligation to fund the Pennsylvania Loans, vary depending on the total principal amount of the Pennsylvania Loans outstanding at any time, as follows:

●	If the total principal amount exceeds $1,500, S.K. Funding must fund the amount between $1,500 and less than or equal to $4,500.
●

If the total principal amount is less than $4,500, then the Company will also repay S.K. Funding’s principal as principal payments are received on the Pennsylvania Loans from the underlying borrowers in the amount by which the total principal amount is less than $4,500 until S.K. Funding’s principal has been repaid in full.

●	The interest rate accruing to S.K. Funding under the Tenth Amendment is 10.0% calculated on a 365/366-day basis.

The Tenth Amendment has a term of 24 months and will automatically renew for an additional six-month term unless either party gives written notice of its intent not to renew at least nine months prior to the end of a term. S.K. Funding will have a priority position as compared to the Company in the case of a default by any of the borrowers.

Lines of Credit

Lines of Credit with Mr. Wallach and His Affiliates

During June 2018, we entered into the First Amendment to the line of credit with our Chief Executive Officer and his wife (the “Wallach LOC”) which modified the interest rate on the Wallach LOC to generally equal the prime rate plus 3%. The interest rate for the Wallach LOC was 7.75% and 8.5% as of December 31, 2019 and 2018, respectively. As of December 31, 2019, we borrowed $44 against the Wallach LOC and $1,206 remained available. Interest expense was $8 and $23 for the year ended December 31, 2019 and 2018, respectively. There were no borrowings on the Wallach LOC as of December 31, 2018. The maximum outstanding on the Wallach LOC is $1,250 and the loan is a demand loan.

F-18

During June 2018, we also entered into the First Amendment to the line of credit with the 2007 Daniel M. Wallach Legacy Trust, which is our CEO’s trust (the “Wallach Trust LOC”) which modified the interest rate on the Wallach Trust LOC to generally equal the prime rate plus 3%. The interest rate for this borrowing was 7.75% and 8.5% as of December 31, 2019 and 2018, respectively. There were no amounts borrowed against the Wallach Trust LOC as of December 31, 2019 and 2018. The maximum outstanding on the Wallach Trust LOC is $250 and the loan is a demand loan.

Line of Credit with William Myrick

During June 2018, we entered into a line of credit agreement (the “Myrick LOC Agreement”) with our Executive Vice President (“EVP”) of Sales, William Myrick. Pursuant to the Myrick LOC Agreement, Mr. Myrick provides us with a line of credit (the “Myrick LOC”) with the following terms:

●	Principal not to exceed $1,000;
●	Secured by a lien against all of our assets;
●	Cost of funds to us of prime rate plus 3%; and
●	Due upon demand.

As of December 31, 2019, we borrowed $145 against the Myrick LOC and $854 remained available. For the years ended December 31, 2019 and 2018 interest expense was $30 and $19, respectively.

Line of Credit with Shuman

During July 2017, we entered into a line of credit agreement (the “Shuman LOC Agreement”) with Steven K. Shuman, which is now held by Cindy K. Shuman as widow and devisee of Mr. Shuman (“Shuman”). Pursuant to the Shuman LOC Agreement, Shuman provides us with a revolving line of credit (the “Shuman LOC”) with the following terms:

●	Principal not to exceed $1,325;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 10%; and
●	Due in July 2020, but will automatically renew for additional 12-month periods, unless either party gives notice to not renew.

The Shuman LOC was fully borrowed as of December 31, 2019. Interest expense was $134 for each of the years ended December 31, 2019 and 2018, respectively.

Line of Credit with Paul Swanson

During December 2018, we entered into a Master Loan Modification Agreement (the “Swanson Modification Agreement”) with Paul Swanson which modified the line of credit agreement between us and Mr. Swanson dated October 23, 2017. Pursuant to the Swanson Modification Agreement, Mr. Swanson provides us with a revolving line of credit (the “Swanson LOC”) with the following terms:

●	Principal not to exceed $7,000;
●	Secured with assignments of certain notes and mortgages;
●	Cost of funds to us of 9%; and
●	Automatic renewal in March 2020 and extended for 15 months.

The Swanson LOC was fully borrowed as of December 31, 2019. Interest expense was $705 and $624 for the years ended December 31, 2019 and 2018, respectively.

F-19

New Lines of Credit

During the 2019, we entered into four line of credit agreements (the “New LOC Agreements”). Pursuant to the New LOC Agreements, the lenders provide us with revolving lines of credit with the following terms:

●	Principal not to exceed $5,000;
●	Secured with assignments of certain notes and mortgages; and
●	Terms generally allow the lenders to give one month notice after which the principal balance of a New LOC Agreement will reduce to a zero over the next six months.

As of December 31, 2019, we borrowed $2,878 against the New LOC Agreements and $2,122 remained available. Interest expense was $168 for the year ended December 31, 2019.

London Financial

During September 2018, we entered into a Master Loan Agreement (“London Loan”) with London Financial Company, LLC (“London Financial”).

During August 2019, we sold our largest foreclosed asset with sales proceeds of $4,543 and a portion of the proceeds were used to pay off the London Loan. For the years ended December 31, 2019 and 2018, interest expense was $219 and $89, respectively.

Mortgage Payable

During January 2018, we entered into a commercial mortgage on our office building with the following terms:

●	Principal not to exceed $660;
●	Interest rate at 5.07% per annum based on a year of 360 days; and
●	Due in January 2033.

The principal amount of the Company’s commercial mortgage was $634 as of December 31, 2019. For the years ended December 31, 2019 and 2018, interest expense was $33 and $41, respectively.

Secured Borrowings Secured by Loan Assets

Borrowings secured by loan assets are summarized below:

	December 31, 2019		December 31, 2018
	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender	Book Value of Loans which Served as Collateral	Due from Shepherd’s Finance to Loan Purchaser or Lender
Loan Purchaser
Builder Finance	$13,711	$9,375	$8,742	$5,294
S.K. Funding	10,394	6,771	11,788	6,408

Lender
Shuman	1,785	1,325	2,051	1,325
Jeff Eppinger	1,821	1,000	-	-
Hardy Enterprises, Inc.	1,684	1,000	-	-
Gary Zentner	472	250	-	-
R. Scott Summers	841	628	-	-
Paul Swanson	8,377	5,824	8,079	5,986

Total	$39,085	$26,173	$30,660	$19,013

F-20

Unsecured Borrowings

Unsecured Notes through the Public Offering (“Notes Program”)

The effective interest rate on borrowings through our Notes Program at December 31, 2019 and 2018 was 10.56% and 10.41%, respectively, not including the amortization of deferred financing costs. There are limited rights of early redemption. We generally offer four durations at any given time, ranging from 12 to 48 months. The following table shows the roll forward of our Notes Program:

	December 31, 2019	December 31, 2018

Gross notes outstanding, beginning of period	$17,348	$14,121
Notes issued	11,127	9,645
Note repayments / redemptions	(8,167)	(6,418)

Gross Notes outstanding, end of period	20,308	17,348

Less deferred financing costs, net	416	212

Notes outstanding, net	$19,892	$17,136

The following is a roll forward of deferred financing costs:

	December 31, 2019	December 31, 2018

Deferred financing costs, beginning balance	$1,212	$1,102
Additions	365	117
Disposals	(791)	(7)
Deferred financing costs, ending balance	$786	$1,212
Less accumulated amortization	(370)	(1,000)
Deferred financing costs, net	$416	$212

The following is a roll forward of the accumulated amortization of deferred financing costs:

	December 31, 2019	December 31, 2018

Accumulated amortization, beginning balance	$1,000	$816
Additions	161	184
Disposals	(791)	-
Accumulated amortization, ending balance	$370	$1,000

F-21

Other Unsecured Debts

Our other unsecured debts are detailed below:

			Principal Amount Outstanding as of
Loan	Maturity Date	Interest Rate(1)	December 31, 2019	December 31, 2018
Unsecured Note with Seven Kings Holdings, Inc.	Demand(2)	9.5%	$500	$500
Unsecured Line of Credit from Builder Finance, Inc.	January 2020	10.0%	-	500
Unsecured Line of Credit from Paul Swanson	June 2020(6)	10.0%	1,176	1,014
Subordinated Promissory Note	September 2020	9.5%	563	1,125
Subordinated Promissory Note	December 2021	10.5%	146	113
Subordinated Promissory Note	April 2020	10.0%	100	100
Subordinated Promissory Note	April 2021	10.0%	174	150
Subordinated Promissory Note	August 2022	11.0%	200	-
Subordinated Promissory Note	September 2023	11.0%	169	-
Subordinated Promissory Note	April 2020	6.5%	500	-
Subordinated Promissory Note	February 2021	11.0%	600	-
Subordinated Promissory Note	Demand	5.0%	500	-
Subordinated Promissory Note	Demand	5.0%	3	-
Senior Subordinated Promissory Note	March 2022(3)	10.0%	400	400
Senior Subordinated Promissory Note	March 2022(4)	1.0%	728	728
Junior Subordinated Promissory Note	March 2022(4)	22.5%	417	417
Senior Subordinated Promissory Note	October 2020(5)	1.0%	279	279
Junior Subordinated Promissory Note	October 2020(5)	20.0%	173	173
			$6,628	$5,499

(1)	Interest rate per annum, based upon actual days outstanding and a 365/366-day year.
(2)	Due six months after lender gives notice.
(3)	Lender may require us to repay $20 of principal and all unpaid interest with 10 days’ notice.
(4)	These notes were issued to the same holder and, when calculated together, yield a blended return of 11% per annum.
(5)	These notes were issued to the same holder and, when calculated together, yield a blended return of 10% per annum.
(6)	Amount due in June 2020 is $1,000 with the remainder due November 2020.

7. Redeemable Preferred Equity

Series C cumulative preferred units (“Series C Preferred Units”) are redeemable by the Company at any time, upon a change of control or liquidation, or by the investor any time after 6 years from the initial date of purchase. The Series C Preferred Units have a fixed value which is their purchase price and preferred liquidation and distribution rights. Yearly distributions of 12% of the Series C Preferred Units’ value (provided profits are available) will be made on a quarterly basis. This rate may increase if any interest rate on our public Notes offering rises above 12%. Dividends may be reinvested monthly into additional Series C Preferred Units. The Series C Preferred Units have the same preferential rights as the Series B Preferred Units as more fully described in the following note.

F-22

Roll forward of redeemable preferred equity:

	December 31, 2019	December 31, 2018

Beginning balance	$2,385	$1,097
Additions from new investment	300	2,300
Redemptions	-	(1,177)
Distributions	(42)	-
Additions from reinvestment	316	165

Ending balance	$2,959	$2,385

On July 31, 2018, we redeemed all of our outstanding Series C Preferred Units, which were held by two investors. On August 1, 2018, we sold 12 of our Preferred Units to Daniel M. Wallach, our CEO and chairman of our board of managers, and his wife, Joyce S. Wallach, for the total price of $1,200.

The following table shows the earliest redemption options for investors in Series C Preferred Units as of December 31, 2019:

Year Maturing	Total Amount Redeemable

2024	2,745
2025	$214

Total	$2,959

8. Members’ Capital

There are currently two classes of equity units outstanding that the Company classifies as Members’ Capital: Class A common units (“Class A Common Units”) and Series B cumulative preferred units (“Series B Preferred Units”).

As of December 31, 2019, the Class A Common Units are held by eight members, all of whom have no personal liability. All Class A common members have voting rights in proportion to their capital account. There were 2,629 Class A Common Units outstanding at both December 31, 2019 and 2018.

The Series B Preferred Units were issued to the Hoskins Group through a reduction in a loan issued by the Hoskins Group to the Company. In December 2015, the Hoskins Group agreed to purchase 0.1 Series B Preferred Units for $10 at each closing of a lot to a third party in the Hamlets and Tuscany subdivision. As of December 31, 2019 and 2018, the Hoskins Group owns a total of 14.7 and 13.2 Series B Preferred Units, respectively, which were issued for a total of $1,470 and $1,320, respectively.

Both the Series B Preferred Units and the Series C Preferred Units have the same basic preferential status as compared to the Class A Common Units, and are pari passu with each other. Both Preferred Unit types include a liquidation preference and a dividend preference, as well as a 12-month recovery period for a shortfall in earnings.

There are two additional authorized unit classes: Class A preferred units and Class B profit units. Once Class B profit units are issued, the existing Class A common units will become Class A preferred units. Class A Preferred units will receive preferred treatment in terms of distributions and liquidation proceeds.

F-23

9. Related Party Transactions

The Company has two loan agreements with Daniel M. Wallach, our CEO, and his wife, pursuant to which they provide the Company with the Wallach LOC and the Wallach Trust LOC. The agreements lay out the terms under which those members can lend money to us, providing that we desire the funds and the members wish to lend. The interest rate on both the Wallach LOC and the Wallach Trust LOC generally equals prime plus 3%, as more fully described in Note 6.

The Company has a loan agreement with William Myrick, our EVP of Sales (the “Myrick LOC Agreement”), pursuant to which Mr. Myrick provides us with the Myrick LOC. The Myrick LOC Agreement lays out the terms under which Mr. Myrick can lend money to us, providing that we desire the funds and Mr. Myrick wish to lend. The rate on the Myrick LOC generally equals prime plus 3%, as more fully described in Note 6.

Two of our managers each own 1% of our Class A common units. Barbara L. Harshman, our EVP of Operations, owns 2% of our Class A common units. Mr. Myrick owns 15.3% of our Class A common units.

Mr. Wallach and his wife’s parents own 14.21 and 1.14 of our Series C Preferred Units, respectively. One of our independent managers, Gregory L. Sheldon, owns 3.37 of our Series C Preferred Units.

The Company has a Senior Subordinated Promissory Note with the parents of Mr. Wallach for $400. The interest rate on the promissory note is 10% and the lender may require us to repay $40 of principal and all unpaid interest with 10 days’ notice, as more fully described in Note 6.

One of our independent managers, Kenneth R. Summers, and his son are minor participants in the Shuman LOC, which is more fully described in Note 6. In addition, Mr. Summers’ son is a lender to the Company pursuant to a New LOC Agreement, with principal not to exceed $2,000.

In September 2018, the Company sold three loans to Mr. Wallach at their gross loans receivable balance of $281, and as such, no gain or loss was recognized on the sale. Cash received was $104 and the remaining purchase price was funded through a $177 reduction in the principal balance of the line of credit extended by Mr. Wallach to the Company. The Company continues to service these loans. In November 2018, one of the loans paid off for $174. As of December 31, 2018, we had $11 in builder deposits related to these loans, and the principal balance being serviced was $222.

In June 2019, two of the loans owned by Mr. Wallach paid off for approximately $375. Additionally, during June 2019, Mr. Wallach purchased two additional loans for approximately $286. During December 2019, Mr. Wallach sold one of his loans to Mr. Myrick for approximately $254.

In September 2018, we sold two loans to Mr. Myrick at their gross loans receivable balance of $394 and as such, no gain or loss was recognized on the sale. Cash received was $94 and the remaining purchase price was funded through a $300 reduction in the principal balance of the line of credit extended by Mr. Myrick to the Company. As of December 31, 2018, we had $6 in builder deposits related to these loans, and the principal balance being serviced was $469.

During 2019, three of Mr. Myrick’s loans paid off for approximately $765. In addition, during 2019 Mr. Myrick purchased two loans for approximately $456. In December 2019, Mr. Myrick purchased one loan from Mr. Wallach for approximately $254.

Under all arrangements stated above with Mr. Wallach and Mr. Myrick, the Company will continue to service the loans.

The Company has loan agreements with the Hoskins Group, as more fully described in Note 4 – Commercial Loans – Real Estate Development Loan Portfolio Summary.

The Hoskins Group has a preferred equity interest in the Company, as more fully described in Note 8.

F-24

The Company has accepted investments under the Notes Program from employees, managers, members, and relatives of managers and members, with $3,849 outstanding at December 31, 2019. For the years ended December 31, 2019 and 2018 our investments from affiliates which exceed $120 through our Notes Program and other unsecured debt are detailed below:

	Relationship to	Amount invested as of		Weighted average interest rate as of	Interest earned during the year ended
	Shepherd’s	December 31,	December 31,	December 31,	December 31,
Investor	Finance	2019	2018	2019	2019	2018
Eric A. Rauscher	Independent Manager	$475	$475	10.00%	$47	$49

Wallach Family Irrevocable Educational Trust	Trustee is Member	294	200	9.50%	27	19

David Wallach	Father of Member	635	635	10.36%	66	43

Gregory L. Sheldon	Independent Manager	1,000	850	10.50%	105	70

R. Scott Summers	Son of Independent Manager	500	475	5.0%	3	25

Joseph Rauscher	Parent of Independent Manager	195	195	11.0%	21	13

Kenneth Summers	Independent Manager	189	79	10.73%	20	3

Lydle Mandrona	Mother-in-Law of Independent Manager	-	150	10.50%	-	10

Kimberly Bedford	Employee	143	143	11.0%	16	8

Lamar Sheldon	Parent of Independent Manager	203	100	10.67%	17	2

10. Commitments and Contingencies

In the normal course of business there may be outstanding commitments to extend credit that are not included in the consolidated financial statements. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon and some of the funding may come from the earlier repayment of the same loan (in the case of revolving lines), the total commitment amounts do not necessarily represent future cash requirements. The financial instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the consolidated financial statements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. Unfunded commitments to extend credit, which have similar collateral, credit risk and market risk to our outstanding loans, were $16,662 and $25,258 at December 31, 2019 and 2018, respectively.

F-25

11. Selected Quarterly Condensed Consolidated Financial Data (Unaudited)

Summarized unaudited quarterly condensed consolidated financial data for the quarters of 2019 and 2018 are as follows:

	Quarter 4	Quarter 3	Quarter 2	Quarter 1	Quarter 4	Quarter 3	Quarter 2	Quarter 1
	2019	2019	2019	2019	2018	2018	2018	2018

Net interest income after loan loss provision	$1,117	$1,115	$818	$1,079	$914	$783	$876	$806
Non-interest income	22	86	95	-	(1)	20	–	–
SG&A expense	447	703	620	624	403	559	571	497
Depreciation and amortization	26	21	22	23	21	23	21	17
Loss on sale of foreclosed assets	–	274	–	–	100	3	–	–
Impairment loss on foreclosed assets	282	–	196	80	379	51	80	5
Net income	$384	$203	$75	$352	$10	$167	$204	$287

12. Non-Interest Expense Detail

The following table displays our selling, general and administrative expenses for the years ended December 31, 2019 and 2018:

	2019	2018
Selling, general and administrative expenses
Legal and accounting	$240	$340
Salaries and related expenses	1,387	1,090
Board related expenses	91	70
Advertising	128	87
Rent and utilities	57	37
Loan and foreclosed asset expenses	211	150
Travel	138	102
Other	142	154
Total SG&A	$2,394	$2,030

13. Subsequent Events

Management of the Company has evaluated subsequent events through March 12, 2020, the date these consolidated financial statements were issued.

On February 4, 2020, the Company entered into Amendment No. 1 (the “Amendment”) to the Indenture (the “Indenture”) with U.S. Bank National Association (“U.S. Bank”), as trustee. Pursuant to the Amendment, the Company added additional redemption options in the Indenture for holders of a fixed rate subordinated note (a “Note”) with a 36-month duration that is purchased on or after February 4, 2020. The Company also made other minor revisions to the Indenture.

Unless the subordination provisions in the Indenture restrict the Company’s ability to make the redemption, for Notes with a 36-month maturity only purchased on or February 4, 2020, the holder of such a Note may require the Company to redeem all or a portion of such Note for a redemption price equal to the principal amount plus an amount equal to the unpaid interest thereon for such Note at the stated rate to the redemption date, as follows:

(1)	Upon seven days’ advance notice to the Company, the holder may require redemption of up to $10 of such Note;

(2)	Upon 30 days’ advance notice to the Company, the holder may require redemption of up to an additional $90 of such Note;

(3)	Upon 90 days’ advance notice to the Company, the holder may require redemption of any remaining amount of such Note requested to be redeemed; and

(4)	Upon one business day’s advance notice to the Company, the holder may require redemption of all or a portion of the Note, regardless of amount, but only if the holder immediately upon redemption invests the entirety of the proceeds from such redemption in another security then-offered by the Company, including in a Note issued in the current public offering of Notes.

For purposes of determining the length of time within which the Company must redeem all or a portion of a Note as described above, the dollar amount of a given redemption request will be added to any amount or amounts of such Note previously requested to be redeemed that were redeemed by the Company.

These redemption options are in addition to the redemption options described in the Indenture.

F-26

$70,000,000 Fixed Rate Subordinated Notes

PROSPECTUS

April __, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$3,735
Legal Fees and Expenses	367,265
Accounting Fees and Expenses	20,000
Printing and Engraving Expenses	5,000
Blue Sky Fees and Expenses	66,000
Trustee Fees	70,000
Total*	$532,000

* Assumes the maximum offering amount is raised. To date, the Registrant has incurred approximately $352,000 in offering expenses.

Item 14. Indemnification of Directors and Officers.

None of the Registrant’s managers nor its officers shall be liable to the Registrant or any other manager or officer for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such person in good faith and with the belief that such action or omission is in, or not opposed to, the best interest of the Registrant, so long as such action or omission does not constitute fraud, gross negligence or willful misconduct by such person.

To the fullest extent permitted by Delaware law, the Registrant shall indemnify, hold harmless, defend, pay and reimburse each of its managers and its officers against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims to which such person may become subject by reason of:

(i) Any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Registrant, any of its members or any direct or indirect subsidiary of the foregoing in connection with the business of the Registrant; or

(ii) The fact that such person is or was acting in connection with the business of the Registrant as a partner, member, stockholder, controlling affiliate, manager, director, officer, employee or agent of the Registrant, any of its members, or any of their respective controlling affiliates, or that such person is or was serving at the request of the Registrant as a partner, member, manager, director, officer, employee or agent of any person including the Registrant or any subsidiary of the Registrant;

provided, that (x) such person acted in good faith and in a manner believed by such person to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such person’s conduct did not constitute fraud, gross negligence or willful misconduct, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such person’s conduct was unlawful, or that the person’s conduct constituted fraud, gross negligence or willful misconduct.

II -1

The Registrant shall promptly reimburse (and/or advance to the extent reasonably required) each of its managers and its officers for reasonable legal or other expenses (as incurred) of such person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any losses for which such person may be indemnified; provided, that if it is finally judicially determined that such person is not entitled to the indemnification, then such person shall promptly reimburse the Registrant for any reimbursed or advanced expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “SEC”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant may maintain liability insurance, which insures against liabilities that its managers or its officers may incur in such capacities.

Item 15. Recent Sales of Unregistered Securities.

Issuances of Series B Cumulative Redeemable Preferred Units

As of December 31, 2019, the Hoskins Group (consisting of Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins) owns a total of 14.7 Series B cumulative preferred units (“Series B Preferred Units”), which the Registrant issued for a total of $1,470,000. Of that total, 1.5, 0.8, 0.9, 1.4, and 0.1 Series B Preferred Units were issued to the Hoskins Group during 2019, 2018, 2017, 2016, and 2015, respectively, pursuant to an agreement whereby the Hoskins Group agreed to purchase 0.1 Series B Preferred Units upon each closing of a lot sale in the subdivisions in which the Registrant lends the Hoskins Group development funds.

The proceeds received from the sale of the Series B Preferred Units in these transactions were used for the funding of construction loans. The transactions in Series B Preferred Units described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the buyer represented to the Registrant that the buyer is an “accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Series B Preferred Units.

Issuances of Series C Cumulative Redeemable Preferred Units

The Registrant issued 4.4 Series C cumulative preferred units (“Series C Preferred Units”) on March 16, 2017 to an investor for a purchase price of $440,000. The Registrant issued approximately 5.637 Series C Preferred Units on April 14, 2017 to an investor for a purchase price of $563,756. Investors in the Series C Preferred Units may elect to reinvest their distributions in additional Series C Preferred Units (the “Series C Reinvestment Program”). Pursuant to the Series C Reinvestment Program, the Registrant issued a total of 1.727 additional Series C Preferred Units from March 31, 2017 to June 30, 2018 for a total purchase price of $172,700. On July 31, 2018, the Registrant redeemed all of the then-outstanding Series C Preferred Units.

On August 1, 2018, the Registrant sold 12 Series C Preferred Units to Daniel M. Wallach, the Registrant’s Chief Executive Officer and chairman of its board of managers, and his wife, Joyce S. Wallach, for the total purchase price of $1,200,000.

On August 30, 2018, the Registrant sold two of its Series C Preferred Units to Gregory L. Sheldon, now one of the Registrant’s independent managers, and his wife, Madeline M. Sheldon, for the total price of $200,000.

On October 31, 2018, the Registrant sold four of its Series C Preferred Units to an investor for the total price of $400,000.

On November 14, 2018, the Registrant sold one of its Series C Preferred Units to an investor for the total price of $100,000.

On November 16, 2018, the Registrant sold four of its Series C Preferred Units to an investor for the total price of $400,000.

II -2

On June 7, 2019, the Registrant sold two of its Series C Preferred Units to two joint investors for the total price of $200,000.

On October 13, 2019, the Registrant sold one of its Series C Preferred Units to Gregory L. Sheldon, one of the Registrant’s independent managers, and his wife, Madeline M. Sheldon, for the total price of $100,000.

Investors in the Series C Preferred Units have also received additional Series C Preferred Units as a result of their participation in the Series C Reinvestment Program. Pursuant to the Series C Reinvestment Program, the Registrant has issued approximately 3.57 Series C Preferred Units for distribution proceeds of approximately $358,607 during the three years ended December 31, 2019.

The proceeds received from the sale of the Series C Preferred Units in these transactions were used for the funding of construction loans. The transactions in Series C Preferred Units described above were effected in private transactions exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transactions described above did not involve any public offering, were made without general solicitation or advertising, and the buyer represented to the Registrant that the buyer is an “accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Series C Preferred Units.

Senior Subordinated Promissory Note of March 30, 2018

On March 30, 2018, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $400,000 to a family member of one of the Registrant’s executive officers. This Senior Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Senior Subordinated Promissory Note of March 30, 2018

On March 30, 2018, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of approximately $728,887. This Senior Subordinated Promissory Note bears interest at the rate of 1.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used to repay promissory notes previously issued to the same investor and for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Senior Subordinated Promissory Note of March 8, 2019

On March 8, 2019, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $168,875. This Senior Subordinated Promissory Note bears interest at the rate of 11.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II -3

Senior Subordinated Promissory Note of March 21, 2019

On March 21, 2019, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $200,000. This Senior Subordinated Promissory Note bears interest at the rate of 11.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of June 24, 2017

On June 24, 2017, the Registrant issued a Promissory Note in the principal amount of approximately $112,550. This Promissory Note bears interest at the rate of 10.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Promissory Note were used to repay the principal amount of the Subordinated Promissory Note issued of December 23, 2015 and described above. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of September 1, 2018

On September 1, 2018, the Registrant issued a Subordinated Promissory Note in the principal amount of $1,125,000. This Subordinated Promissory Note bears interest at the rate of 9.5% per annum, based upon actual days outstanding and a 365/366 day year and matured on September 1, 2019.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of April 6, 2018

On April 6, 2018, the Registrant issued a Subordinated Promissory Note in the principal amount of $85,000. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year and matured on October 6, 2019.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II -4

Subordinated Promissory Note of April 6, 2018

On April 6, 2018, the Registrant issued a Subordinated Promissory Note in the principal amount of $65,000. This Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year and matured on October 6, 2019.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of September 2, 2019

On September 2, 2019, the Registrant issued a Subordinated Promissory Note in the principal amount of $562,500. This Subordinated Promissory Note bears interest at the rate of 9.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of October 7, 2019

On October 7, 2019, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $98,736. This Senior Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of October 7, 2019

On October 7, 2019, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $75,504. This Senior Subordinated Promissory Note bears interest at the rate of 10.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II -5

Subordinated Promissory Note of November 4, 2019

On November 15, 2019, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $400,000. This Senior Subordinated Promissory Note bears interest at the rate of 5.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of November 15, 2019

On November 15, 2019, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $100,000. This Senior Subordinated Promissory Note bears interest at the rate of 5.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of November 15, 2019

On November 15, 2019, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $400,000. This Senior Subordinated Promissory Note bears interest at the rate of 5.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Subordinated Promissory Note of December 2, 2019

On December 2, 2019, the Registrant issued a Senior Subordinated Promissory Note in the principal amount of $3,000. This Senior Subordinated Promissory Note bears interest at the rate of 5.0% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Senior Subordinated Promissory Note were used for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchasers represented to the Registrant that they are an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

II -6

Junior Subordinated Promissory Note of March 30, 2018

On March 30, 2018, the Registrant issued a Junior Subordinated Promissory Note in the principal amount of approximately $416,888. This Junior Subordinated Promissory Note bears interest at the rate of 22.5% per annum, based upon actual days outstanding and a 365/366 day year.

The proceeds received from the Junior Subordinated Promissory Note were used to repay promissory notes previously issued to the same investor and for the funding of construction loans. The transaction described above was effected in a private transaction exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The transaction described above did not involve any public offering, was made without general solicitation or advertising, and the purchaser represented to the Registrant that it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, with access to all relevant information necessary to evaluate the investment.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit No.	Name of Exhibit
3.1	Certificate of Conversion, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
3.2	Certificate of Formation, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
3.3	Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on November 13, 2017, Commission File No. 333-203707
3.4	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q, filed May 9, 2019, Commission File No. 333-203707
3.5	Amendment No. 2 to Second Amended and Restated Limited Liability Company Agreement of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed March 31, 2020, Commission File No. 333-224557
4.1	Indenture Agreement dated March 22, 2019, incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed on March 22, 2019, Commission File No. 333-224557
4.2	Amendment No. 1 to Indenture Agreement (including Form of Note) dated February 4, 2020, incorporated by reference to Exhibit 4.1 to the Registrant’s Post-Effective Amendment No. 4, filed on February 4, 2020, Commission File No. 333-224557
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP (“Nelson Mullins”) as to the legality of securities, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1, filed on March 21, 2019, Commission File No. 333-224557
10.1	Subordinated Promissory Note dated December 29, 2010 between 84 Financial L.P. and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.2	Credit Agreement dated December 30, 2011 by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC and Mark L. Hoskins, incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.3	Open-End Mortgage dated December 30, 2011 between Benjamin Marcus Homes, L.L.C. and Shepherd’s Finance, LLC, related to the Hamlets of Springdale, incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360

II -7

Exhibit No.	Name of Exhibit
10.4	Open-End Mortgage dated December 30, 2011 between Investor’s Mark Acquisitions, LLC and Shepherd’s Finance, LLC, related to the Tuscany Subdivision, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.5	Commercial Guaranty dated December 30, 2011 by Mark L. Hoskins, Investor’s Mark Acquisitions, LLC, and Benjamin Marcus Homes, L.L.C. in favor of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.6	Amended and Restated Commercial Pledge Agreement dated December 30, 2011 by Investor’s Mark Acquisitions, LLC and Benjamin Marcus Homes, L.L.C. in favor of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.7	Assignment, Assumption, Amendment, and Restatement of Mortgage dated December 30, 2011 between 84 Financial L.P., Shepherd’s Finance, LLC, and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.8	Assignment, Assumption, and Amendment of Promissory Note dated December 30, 2011 between 84 Financial L.P., Shepherd’s Finance, LLC, and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.9	Promissory Note dated December 30, 2011 from Shepherd’s Finance, LLC to 2007 Daniel M. Wallach Legacy Trust, incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.10	Promissory Note dated December 30, 2011 from Shepherd’s Finance, LLC to Daniel M. Wallach and Joyce S. Wallach, incorporated by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.11	Commercial Pledge Agreement dated December 30, 2011 by Shepherd’s Finance, LLC in favor of 2007 Daniel M. Wallach Legacy Trust and Daniel M. Wallach and Joyce S. Wallach, incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.12	Amendment of Promissory Note dated January 31, 2012 between Shepherd’s Finance, LLC and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1, filed on May 11, 2012, Commission File No. 333-181360
10.13	First Amendment to Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC and Mark. L. Hoskins, dated December 26, 2012, incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 8, 2013, Commission File No. 333-181360
10.14	Subordination of Mortgage dated September 27, 2013 between Benjamin Marcus Homes, L.L.C., Shepherd’s Finance, LLC, and United Bank, Inc., incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014, Commission File No. 333-181360

II -8

Exhibit No.	Name of Exhibit
10.15	Sixth Amendment to Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins, dated March 27, 2014, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on April 2, 2014, Commission File No. 333-181360
10.16	Series B Cumulative Redeemable Preferred Unit Purchase Agreement dated December 31, 2014 between Shepherd’s Finance, LLC and Investor’s Mark Acquisitions, LLC, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2015, Commission File No. 333-181360
10.17	Seventh Amendment to Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins, dated December 31, 2014, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2015, Commission File No. 333-181360
10.18	Loan Purchase and Sale Agreement dated as of April 28, 2015 between Shepherd’s Finance, LLC and Seven Kings Holdings, Inc., incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 5, 2015, Commission File No. 333-181360
10.19	First Amendment to the Loan Purchase and Sale Agreement by and between Shepherd’s Finance, LLC and S.K. Funding, Inc., dated November 19, 2015, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on November 24, 2015, Commission File No. 333-203707
10.20	Series B Cumulative Preferred Unit Purchase Agreement by and between Shepherd’s Finance, LLC and Investor’s Mark Acquisitions, LLC, dated December 28, 2015, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on December 31, 2015, Commission File No. 333-203707
10.21	Tenth Amendment to the Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., Investor’s Mark Acquisitions, LLC, and Mark L. Hoskins, dated December 28, 2015, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on December 31, 2015, Commission File No. 333-203707
10.22	Second Amendment to the Loan Purchase and Sale Agreement by and between Shepherd’s Finance, LLC and S.K. Funding, LLC, dated as of February 19, 2016, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on February 25, 2016, Commission File No. 333-203707
10.23	Assignment of Mortgage from Shepherd’s Finance, LLC to S.K. Funding, LLC, dated June 30, 2016, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on July 7, 2016, Commission File No. 333-203707
10.24	Eleventh Amendment to Credit Agreement by and between Shepherd’s Finance, LLC, Benjamin Marcus Homes, L.L.C., and Investor’s Mark Acquisitions, LLC, dated as of July 20, 2016, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on July 25, 2016, Commission File No. 333-203707
10.25	Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and Builder Finance, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on February 10, 2017, Commission File No. 333-203707
10.26	Confirmation Agreement between Shepherd’s Finance, LLC, 1st Financial Bank USA, and Builder Finance, Inc., dated as of February 6, 2017, incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on February 10, 2017, Commission File No. 333-203707

II -9

Exhibit No.	Name of Exhibit
10.27	Sixth Amendment to the Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and S.K. Funding, LLC, dated as of July 24, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on July 27, 2017, Commission File No. 333-203707
10.28	Line of Credit Agreement between Shepherd’s Finance, LLC and Paul Swanson, dated as of October 23, 2017, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on October 27, 2017, Commission File No. 333-203707
10.29	Collateral Assignment of Notes and Documents from Shepherd’s Finance, LLC to Paul Swanson, dated as of October 23, 2017, incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed on October 27, 2017, Commission File No. 333-203707
10.30	Master Loan Modification Agreement between Shepherd’s Finance, LLC and Paul Swanson, dated as of April 11, 2019, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on April 18, 2018, Commission File No. 333-203707
10.31	Secured Promissory Note from Shepherd’s Finance, LLC to Paul Swanson, dated as of October 23, 2017 and April 12, 2018, incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on April 18, 2018, Commission File No. 333-203707
10.32	First Amendment to Promissory Note among Shepherd’s Finance, LLC and Daniel M. Wallach and Joyce S. Wallach, dated June 14, 2018, incorporated by reference to Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2018, Commission File No. 333-203707
10.33	First Amendment to Promissory Note among Shepherd’s Finance, LLC and 2007 Daniel M. Wallach Legacy Trust, dated June 14, 2018, incorporated by reference to Exhibit 10.8 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2018, Commission File No. 333-203707
10.34	Loan Modification Agreement by and between Shepherd’s Finance, LLC and Paul Swanson, dated as of December 27, 2018, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on January 2, 2019, Commission File No. 333-203707
21.1	Subsidiaries of Shepherd’s Finance, LLC, incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K, filed on March 8, 2013, Commission File No. 333-181360
23.1*	Consent of Warren Averett, LLC
23.3	Consent of Nelson Mullins (included in Exhibit 5.1)
24.1	Power of Attorney from Kenneth R. Summers and Eric A. Rauscher to Daniel M. Wallach, dated April 30, 2018, incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1, filed on May 1, 2018, Commission File No. 333-224557
24.2	Power of Attorney from Gregory L. Sheldon to Daniel M. Wallach, dated April 5, 2019, incorporated by reference to Exhibit 24.2 to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-1, filed on April 16, 2019, Commission File No. 333-224557
25.1	Statement of Eligibility of Trustee, incorporated by reference to Exhibit 25.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed on September 18, 2018, Commission File No. 333-224557

* Filed herewith.

II -10

(b) Financial Statements: The following financial statements are filed as part of this registration statement and included in the prospectus:

Consolidated Financial Statements:

Audited Financial Statements

(1) Report of Independent Registered Public Accounting Firm on Financial Statements

(2) Consolidated Balance Sheets as of December 31, 2019 and 2018

(3) Consolidated Statements of Operations for the Years Ended December 31, 2019 and 2018

(4) Consolidated Statements of Changes in Members’ Capital for the Years Ended December 31, 2019 and 2018

(5) Consolidated Statements of Cash Flows for the Years Ended December 31, 2019 and 2018

(6) Notes to Consolidated Financial Statements

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II -11

(5)	For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) thereof.

II -12

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on April 15, 2020.

SHEPHERD’S FINANCE, LLC

By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Wallach	Chief Executive Officer and Manager	April 15, 2020
Daniel M. Wallach	(Principal Executive Officer)

/s/ Catherine Loftin	Acting Chief Financial Officer	April 15, 2020
Catherine Loftin	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Kenneth R. Summers*	Manager	April 15, 2020
Kenneth R. Summers

/s/ Eric A. Rauscher*	Manager	April 15, 2020
Eric A. Rauscher

/s/ Gregory L. Sheldon**	Manager	April 15, 2020
Gregory L. Sheldon

*By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Attorney-in-Fact, pursuant to Power of Attorney dated April 30, 2018 and filed on May 1, 2018.

**By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Attorney-in-Fact, pursuant to Power of Attorney dated April 5, 2019 and filed on April 16, 2019.

II -13